FINANCIAL ASSET SECURITIES CORP.,
Depositor

OCWEN LOAN SERVICING, LLC.,
Servicer

WELLS FARGO BANK, N.A.,
Master Servicer and Trust Administrator

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2007

___________________________
Soundview Home Loan Trust 2007-1

Asset-Backed Certificates, Series 2007-1

Table of Contents

ARTICLE I DEFINITIONS
SECTION 1.01	Defined Terms.
SECTION 1.02	Accounting.
SECTION 1.03	Allocation of Certain Interest Shortfalls.
SECTION 1.04	Rights of the NIMS Insurer.
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
SECTION 2.01	Conveyance of Mortgage Loans.
SECTION 2.02	Acceptance by Trustee.
SECTION 2.03	Repurchase or Substitution of Mortgage Loans by an Originator or the Seller.
SECTION 2.04	[Reserved].
SECTION 2.05	Representations, Warranties and Covenants of Ocwen and the Master Servicer.
SECTION 2.06	Representations and Warranties of the Depositor.
SECTION 2.07	Issuance of Certificates.
SECTION 2.08	Authorization to Enter into Basis Risk Cap Agreement, Interest Rate Cap Agreement and Interest Rate Swap Agreement.
SECTION 2.09	Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.
ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
SECTION 3.01	Ocwen to Act as a Servicer.
SECTION 3.02	Sub-Servicing Agreements Between Ocwen and Sub-Servicers; Subcontractors.
SECTION 3.03	Successor Sub-Servicers.
SECTION 3.04	Liability of Ocwen.
SECTION 3.05	No Contractual Relationship Between Sub-Servicers and the Trustee, the Trust Administrator, the NIMS Insurer or Certificateholders.
SECTION 3.06	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.
SECTION 3.07	Collection of Certain Mortgage Loan Payments.
SECTION 3.08	Sub-Servicing Accounts.
SECTION 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10	Collection Account.
SECTION 3.11	Withdrawals from the Collection Account.
SECTION 3.12	Investment of Funds in the Collection Account.
SECTION 3.13	[Reserved].
SECTION 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18	Servicing Compensation.
SECTION 3.19	Reports; Collection Account Statements.
SECTION 3.20	Statement as to Compliance.
SECTION 3.21	Assessments of Compliance and Attestation Reports.
SECTION 3.22	Access to Certain Documentation.
SECTION 3.23	Title, Management and Disposition of REO Property.
SECTION 3.24	Obligations of Ocwen in Respect of Prepayment Interest Shortfalls.
SECTION 3.25	Obligations of Ocwen in Respect of Monthly Payments.
SECTION 3.26	[Reserved].
SECTION 3.27	[Reserved].
SECTION 3.28	Late Remittance.
SECTION 3.29	Advance Facility.
SECTION 3.30	Solicitations.
ARTICLE IIIA ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
SECTION 3A.01	Master Servicer to Act as Master Servicer.
SECTION 3A.02	[Reserved].
SECTION 3A.03	Monitoring of Servicers.
SECTION 3A.04	Fidelity Bond.
SECTION 3A.05	Power to Act; Procedures.
SECTION 3A.06	Due on Sale Clauses; Assumption Agreements.
SECTION 3A.07	[Reserved].
SECTION 3A.08	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.
SECTION 3A.09	Compensation for the Master Servicer.
SECTION 3A.10	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3A.11	Distribution Account.
SECTION 3A.12	Permitted Withdrawals and Transfers from the Distribution Account.
ARTICLE IV FLOW OF FUNDS
SECTION 4.01	Distributions.
SECTION 4.02	[Reserved].
SECTION 4.03	Statements.
SECTION 4.04	Remittance Reports; Advances.
SECTION 4.05	Commission Reporting.
SECTION 4.06	[Reserved].
SECTION 4.07	[Reserved].
SECTION 4.08	Distributions on the REMIC Regular Interests.
SECTION 4.09	Allocation of Realized Losses.
SECTION 4.10	Swap Account.
SECTION 4.11	Tax Treatment of Swap Payments and Swap Termination Payments.
SECTION 4.12	Cap Account.
SECTION 4.13	Net WAC Rate Carryover Reserve Account.
SECTION 4.14	Collateral Accounts
SECTION 4.15	Rights and Obligations Under the Basis Risk Cap Agreement, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.
ARTICLE V THE CERTIFICATES
SECTION 5.01	The Certificates.
SECTION 5.02	Registration of Transfer and Exchange of Certificates.
SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04	Persons Deemed Owners.
SECTION 5.05	Appointment of Paying Agent.
ARTICLE VI THE MASTER SERVICER, OCWEN aND THE DEPOSITOR
SECTION 6.01	Liability of the Master Servicer, Ocwen and the Depositor.
SECTION 6.02	Merger or Consolidation of, or Assumption of the Obligations of Ocwen, the Master Servicer or the Depositor.
SECTION 6.03	Limitation on Liability of Ocwen, the Master Servicer and Others.
SECTION 6.04	Limitation on Resignation of Ocwen; Assignment of Master Servicing.
SECTION 6.05	Successor Master Servicer.
SECTION 6.06	Delegation of Duties.
SECTION 6.07	[Reserved].
SECTION 6.08	Inspection.
SECTION 6.09	Duties of the Credit Risk Manager.
SECTION 6.10	Limitation Upon Liability of the Credit Risk Manager.
SECTION 6.11	Removal of the Credit Risk Manager.
ARTICLE VII DEFAULT
SECTION 7.01	Master Servicer Events of Termination and Servicer Events of Termination.
SECTION 7.02	Master Servicer or Trustee to Act; Appointment of Successor Servicer.
SECTION 7.03	Trustee to Act; Appointment of Successor Master Servicer.
SECTION 7.04	Waiver of Defaults.
SECTION 7.05	Notification to Certificateholders.
SECTION 7.06	Survivability of Servicer and Master Servicer Liabilities.
ARTICLE VIII THE TRUSTEE AND THE TRUST ADMINISTRATOR
SECTION 8.01	Duties of Trustee and Trust Administrator.
SECTION 8.02	Certain Matters Affecting the Trustee and the Trust Administrator.
SECTION 8.03	Trustee and Trust Administrator Not Liable for Certificates or Mortgage Loans.
SECTION 8.04	Trustee and Trust Administrator May Own Certificates.
SECTION 8.05	Trust Administrator and Trustee Compensation and Expenses.
SECTION 8.06	Eligibility Requirements for Trustee and Trust Administrator.
SECTION 8.07	Resignation or Removal of Trustee or Trust Administrator.
SECTION 8.08	Successor Trustee.
SECTION 8.09	Merger or Consolidation of Trustee or Trust Administrator.
SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11	Limitation of Liability.
SECTION 8.12	Trustee May Enforce Claims Without Possession of Certificates.
SECTION 8.13	Suits for Enforcement.
SECTION 8.14	Waiver of Bond Requirement.
SECTION 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.
SECTION 8.16	Appointment of the Custodians.
ARTICLE IX REMIC ADMINISTRATION
SECTION 9.01	REMIC Administration.
SECTION 9.02	Prohibited Transactions and Activities.
SECTION 9.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.
ARTICLE X TERMINATION
SECTION 10.01	Termination.
SECTION 10.02	Additional Termination Requirements.
ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.01	Amendment.
SECTION 11.02	Recordation of Agreement; Counterparts.
SECTION 11.03	Limitation on Rights of Certificateholders.
SECTION 11.04	Governing Law; Jurisdiction.
SECTION 11.05	Notices.
SECTION 11.06	Severability of Provisions.
SECTION 11.07	Article and Section References.
SECTION 11.08	Notice to the Rating Agencies.
SECTION 11.09	Further Assurances.
SECTION 11.10	Benefits of Agreement.
SECTION 11.11	Acts of Certificateholders.
SECTION 11.12	Intention of the Parties and Interpretation.
Exhibits:

Exhibit A-1	Form of Class I-A-1 Certificates
Exhibit A-2	Form of Class II-A-1 Certificates
Exhibit A-3	Form of Class II-A-2 Certificates
Exhibit A-4	Form of Class II-A-3 Certificates
Exhibit A-5	Form of Class II-A-4 Certificates
Exhibit A-6	Form of Class M-1 Certificates
Exhibit A-7	Form of Class M-2 Certificates
Exhibit A-8	Form of Class M-3 Certificates
Exhibit A-9	Form of Class M-4 Certificates
Exhibit A-10	Form of Class M-5 Certificates
Exhibit A-11	Form of Class M-6 Certificates
Exhibit A-12	Form of Class M-7 Certificates
Exhibit A-13	Form of Class M-8A Certificates
Exhibit A-14	Form of Class M-8B Certificates
Exhibit A-15	Form of Class M-9 Certificates
Exhibit A-16	Form of Class M-10 Certificates
Exhibit A-17	Form of Class C Certificates
Exhibit A-18	Form of Class P Certificates
Exhibit A-19	Form of Class R Certificates
Exhibit A-20	Form of Class R-X Certificates
Exhibit A-21	Form of Class X Certificates
Exhibit A-22	Form of Class FL Certificates
Exhibit B	[Reserved]
Exhibit C-1	Form of Mortgage Loan Purchase Agreement
Exhibit C-2	Form of Assignment and Recognition Agreement
Exhibit C-3	Form of Omnibus Assignment Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Request for Release
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Form of Cap Allocation Agreement
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Limited Power of Attorney
Exhibit J	Form of Investment Letter
Exhibit K	Form of Transfer Affidavit for Residual Certificates
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of ERISA Representation Letter
Exhibit N-1	Form of Certification to be Provided by the Master Servicer with Form 10-K
Exhibit N-2	Form of Certification to be Provided to the Master Servicer by the Trustee
Exhibit N-3	Form of Certification to be Provided to the Master Servicer by Ocwen
Exhibit O	Form of Interest Rate Cap Agreement
Exhibit P	Additional Disclosure Notification
Exhibit Q	Form of Interest Rate Swap Agreement
Exhibit R-1	Form of Delinquency Report
Exhibit R-2	Form of Monthly Remittance Report
Exhibit R-3	Form of Realized Loss Report
Exhibit S	Servicing Criteria
Exhibit T	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit U	Form of Basis Risk Cap Agreement

Schedule I	Prepayment Charge Schedule

This Pooling and Servicing Agreement is dated as of February 1, 2007 (the “Agreement”), among FINANCIAL ASSET SECURITIES CORP., as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, N.A., as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-two classes of certificates, designated as (i) the Class I-A-1 Certificates, (ii) the Class II-A-1 Certificates, (iii) the Class II-A-2 Certificates, (iv) the Class II-A-3 Certificates, (v) the Class II-A-4 Certificates, (vi) the Class M-1 Certificates, (vii) the Class M-2 Certificates, (viii) the Class M-3 Certificates, (ix) the Class M-4 Certificates, (x) the Class M-5 Certificates, (xi) the Class M-6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class M-8A Certificates, (xiv) the Class M-8B Certificates, (xv) the Class M-9 Certificates, (xvi) the Class M-10 Certificates, (xvii) the Class C Certificates, (xviii) the Class P Certificates, (xix) the Class R Certificates, (xx) the Class R-X Certificates and (xxi) the Class X Certificates, (xxi) the Class X Certificates, (xxii) the Class FL Certificates.

REMIC 1

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Account, the Cap Allocation Agreement, any Servicer Prepayment Charge Payment Amounts, the Swap Account, the Supplemental Interest Trust and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 1.” The Class R-1 Interest shall represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.
Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
I	Variable (2)	$ 124,386,234.94	March 2037
I-1-A	Variable (2)	$ 8,486,160.00	March 2037
I-1-B	Variable (2)	$ 8,486,160.00	March 2037
I-2-A	Variable (2)	$ 8,492,515.00	March 2037
I-2-B	Variable (2)	$ 8,492,515.00	March 2037
I-3-A	Variable (2)	$ 8,353,457.50	March 2037
I-3-B	Variable (2)	$ 8,353,457.50	March 2037
I-4-A	Variable (2)	$ 7,902,145.00	March 2037
I-4-B	Variable (2)	$ 7,902,145.00	March 2037
I-5-A	Variable (2)	$ 8,594,595.00	March 2037
I-5-B	Variable (2)	$ 8,594,595.00	March 2037
I-6-A	Variable (2)	$ 9,204,900.00	March 2037
I-6-B	Variable (2)	$ 9,204,900.00	March 2037
I-7-A	Variable (2)	$ 9,132,952.50	March 2037
I-7-B	Variable (2)	$ 9,132,952.50	March 2037
I-8-A	Variable (2)	$ 8,771,128.75	March 2037
I-8-B	Variable (2)	$ 8,771,128.75	March 2037
I-9-A	Variable (2)	$ 7,382,617.50	March 2037
I-9-B	Variable (2)	$ 7,382,617.50	March 2037
I-10-A	Variable (2)	$ 6,668,737.50	March 2037
I-10-B	Variable (2)	$ 6,668,737.50	March 2037
I-11-A	Variable (2)	$ 6,032,302.50	March 2037
I-11-B	Variable (2)	$ 6,032,302.50	March 2037
I-12-A	Variable (2)	$ 6,189,516.25	March 2037
I-12-B	Variable (2)	$ 6,189,516.25	March 2037
I-13-A	Variable (2)	$ 28,924,417.50	March 2037
I-13-B	Variable (2)	$ 28,924,417.50	March 2037
I-14-A	Variable (2)	$ 27,157,228.75	March 2037
I-14-B	Variable (2)	$ 27,157,228.75	March 2037
I-15-A	Variable (2)	$ 4,276,727.50	March 2037
I-15-B	Variable (2)	$ 4,276,727.50	March 2037
I-16-A	Variable (2)	$ 4,087,601.25	March 2037
I-16-B	Variable (2)	$ 4,087,601.25	March 2037
I-17-A	Variable (2)	$ 7,221,091.25	March 2037
I-17-B	Variable (2)	$ 7,221,091.25	March 2037
I-18-A	Variable (2)	$ 6,938,052.50	March 2037
I-18-B	Variable (2)	$ 6,938,052.50	March 2037
I-19-A	Variable (2)	$ 3,800,918.75	March 2037
I-19-B	Variable (2)	$ 3,800,918.75	March 2037
I-20-A	Variable (2)	$ 2,525,243.75	March 2037
I-20-B	Variable (2)	$ 2,525,243.75	March 2037
I-21-A	Variable (2)	$ 2,288,115.00	March 2037
I-21-B	Variable (2)	$ 2,288,115.00	March 2037
I-22-A	Variable (2)	$ 2,234,573.75	March 2037
I-22-B	Variable (2)	$ 2,234,573.75	March 2037
I-23-A	Variable (2)	$ 2,145,568.75	March 2037
I-23-B	Variable (2)	$ 2,145,568.75	March 2037
I-24-A	Variable (2)	$ 2,108,407.50	March 2037
I-24-B	Variable (2)	$ 2,108,407.50	March 2037
I-25-A	Variable (2)	$ 3,591,075.00	March 2037
I-25-B	Variable (2)	$ 3,591,075.00	March 2037
I-26-A	Variable (2)	$ 3,417,387.50	March 2037
I-26-B	Variable (2)	$ 3,417,387.50	March 2037
I-27-A	Variable (2)	$ 1,786,016.25	March 2037
I-27-B	Variable (2)	$ 1,786,016.25	March 2037
I-28-A	Variable (2)	$ 1,672,731.25	March 2037
I-28-B	Variable (2)	$ 1,672,731.25	March 2037
I-29-A	Variable (2)	$ 1,620,861.25	March 2037
I-29-B	Variable (2)	$ 1,620,861.25	March 2037
I-30-A	Variable (2)	$ 1,570,657.50	March 2037
I-30-B	Variable (2)	$ 1,570,657.50	March 2037
I-31-A	Variable (2)	$ 1,522,060.00	March 2037
I-31-B	Variable (2)	$ 1,522,060.00	March 2037
I-32-A	Variable (2)	$ 1,475,020.00	March 2037
I-32-B	Variable (2)	$ 1,475,020.00	March 2037
I-33-A	Variable (2)	$ 1,429,482.50	March 2037
I-33-B	Variable (2)	$ 1,429,482.50	March 2037
I-34-A	Variable (2)	$ 1,385,397.50	March 2037
I-34-B	Variable (2)	$ 1,385,397.50	March 2037
I-35-A	Variable (2)	$ 1,342,715.00	March 2037
I-35-B	Variable (2)	$ 1,342,715.00	March 2037
I-36-A	Variable (2)	$ 1,301,391.25	March 2037
I-36-B	Variable (2)	$ 1,301,391.25	March 2037
I-37-A	Variable (2)	$ 1,269,397.50	March 2037
I-37-B	Variable (2)	$ 1,269,397.50	March 2037
I-38-A	Variable (2)	$ 1,226,582.50	March 2037
I-38-B	Variable (2)	$ 1,226,582.50	March 2037
I-39-A	Variable (2)	$ 1,197,820.00	March 2037
I-39-B	Variable (2)	$ 1,197,820.00	March 2037
I-40-A	Variable (2)	$ 1,154,805.00	March 2037
I-40-B	Variable (2)	$ 1,154,805.00	March 2037
I-41-A	Variable (2)	$ 1,527,275.00	March 2037
I-41-B	Variable (2)	$ 1,527,275.00	March 2037
I-42-A	Variable (2)	$ 1,800,310.00	March 2037
I-42-B	Variable (2)	$ 1,800,310.00	March 2037
I-43-A	Variable (2)	$ 1,131,718.75	March 2037
I-43-B	Variable (2)	$ 1,131,718.75	March 2037
I-44-A	Variable (2)	$ 963,366.25	March 2037
I-44-B	Variable (2)	$ 963,366.25	March 2037
I-45-A	Variable (2)	$ 927,810.00	March 2037
I-45-B	Variable (2)	$ 927,810.00	March 2037
I-46-A	Variable (2)	$ 900,450.00	March 2037
I-46-B	Variable (2)	$ 900,450.00	March 2037
I-47-A	Variable (2)	$ 874,273.75	March 2037
I-47-B	Variable (2)	$ 874,273.75	March 2037
I-48-A	Variable (2)	$ 849,963.75	March 2037
I-48-B	Variable (2)	$ 849,963.75	March 2037
I-49-A	Variable (2)	$ 1,180,150.00	March 2037
I-49-B	Variable (2)	$ 1,180,150.00	March 2037
I-50-A	Variable (2)	$ 1,053,035.00	March 2037
I-50-B	Variable (2)	$ 1,053,035.00	March 2037
I-51-A	Variable (2)	$ 25,683,835.00	March 2037
I-51-B	Variable (2)	$ 25,683,835.00	March 2037
P	Variable (2)	$ 100.00	March 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 2.” The Class R-2 Interest shall evidence the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests (as defined herein). None of the REMIC 2 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LTAA	Variable(2)	$ 617,336,650.29	March 2037
LTIA1	Variable(2)	$ 2,279,480.00	March 2037
LTIIA1	Variable(2)	$ 1,456,000.00	March 2037
LTIIA2	Variable(2)	$ 255,600.00	March 2037
LTIIA3	Variable(2)	$ 773,700.00	March 2037
LTIIA4	Variable(2)	$ 297,640.00	March 2037
LTM1	Variable(2)	$ 204,760.00	March 2037
LTM2	Variable(2)	$ 185,860.00	March 2037
LTM3	Variable(2)	$ 107,110.00	March 2037
LTM4	Variable(2)	$ 97,660.00	March 2037
LTM5	Variable(2)	$ 91,360.00	March 2037
LTM6	Variable(2)	$ 85,060.00	March 2037
LTM7	Variable(2)	$ 81,910.00	March 2037
LTM8A	Variable(2)	$ 43,000.00	March 2037
LTM8B	Variable(2)	$ 20,000.00	March 2037
LTM9	Variable(2)	$ 59,850.00	March 2037
LTM10	Variable(2)	$ 63,000.00	March 2037
LTZZ	Variable(2)	$ 6,496,717.15	March 2037
LTP	Variable(2)	$ 100.00	March 2037
LTIO	Variable(2)	(3)	March 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3) REMIC 2 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC 3

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 3.” The Class R-3 Interest shall evidence the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate and the Original Class Certificate Principal Balance for each Class of Certificates comprising the interests representing “regular interests” in REMIC 3, and the Class FL Certificates and the Class X Certificates which are not “regular interests” in REMIC 3. For purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class I-A-1	$ 227,948,000.00	Variable(2)	March 2037
Class II-A-1	$ 145,600,000.00	Variable(2)	March 2037
Class II-A-2	$ 25,560,000.00	Variable(2)	March 2037
Class II-A-3	$ 77,370,000.00	Variable(2)	March 2037
Class II-A-4	$ 29,764,000.00	Variable(2)	March 2037
Class M-1	$ 20,476,000.00	Variable(2)	March 2037
Class M-2	$ 18,586,000.00	Variable(2)	March 2037
Class M-3	$ 10,711,000.00	Variable(2)	March 2037
Class M-4	$ 9,766,000.00	Variable(2)	March 2037
Class M-5	$ 9,136,000.00	Variable(2)	March 2037
Class M-6	$ 8,506,000.00	Variable(2)	March 2037
Class M-7	$ 8,191,000.00	Variable(2)	March 2037
Class M-8A	$ 4,300,000.00	Variable(2)	March 2037
Class M-8B	$ 2,000,000.00	Variable(2)	March 2037
Class M-9	$ 5,985,000.00	Variable(2)	March 2037
Class M-10	$ 6,300,000.00	Variable(2)	March 2037
Class FL	$ 0.00	0.00%	March 2037
Class X	$ 0.00	0.00%	March 2037
Class C Interest	$ 19,846,089.69	Variable(3)	March 2037
Class P Interest	$ 100.00	N/A(4)	March 2037
Class IO Interest	(5)	(6)	March 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3) The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4) The Class P Interest will not accrue interest.
(5) For federal income tax purposes, the Class IO Interest will not have a Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest LTIO.
(6) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest LTIO.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate , the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 4 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class C Certificates	$ 19,846,089.69	Variable(2)	March 2037
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 5 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class P	$100.00	Variable(2)	March 2037
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 6.” The Class R-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC 6 Regular Interest, which will be uncertificated.

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
SWAP IO	N/A	Variable(2)	March 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) REMIC 6 Regular Interest SWAP IO shall receive 100% of amounts received in respect of the Class IO Interest.

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Floating Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“10-K Filing Deadline” has the meaning set forth in Section 4.05(a)(iv)(A).

“1933 Act”: The Securities Act of 1933, as amended.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.01 hereof, but in no event below the standard set forth in clause (x).

“Accrual Period”: With respect to the Floating Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Additional Disclosure Notification”: The meaning set forth in Section 4.05(a)(ii).

“Additional Form 10-D Disclosure”: The meaning set forth in Section 4.05(a)(i.).

“Additional Form 10-K Disclosure”: The meaning set forth in Section 4.05(a)(iv).

“Adjustable-Rate Mortgage Loan”: A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Administration Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjusted Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Administration Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administration Fee”: The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by the Trust Administrator in the execution and administration of the trust created hereby and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, which amount, with respect to the Mortgage Loans and REO Properties and for any calendar month, shall be equal to one-twelfth of the Administration Fee Rate (without regard to the words “per annum” in the definition thereof) multiplied by the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The fee payable to the Trustee for all services rendered by it in the exercise and performance of any of its respective powers and duties hereunder will be paid by the Trust Administrator on an annual basis from its own funds in accordance with a separate agreement between the Trust Administrator and the Trustee.

“Administration Fee Rate”: 0.0125% per annum.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or Ocwen in respect of any Distribution Date pursuant to Section 4.04.

“Advance Facility”: As defined in Section 3.29 hereof.

“Advance Facility Notice”: As defined in Section 3.29 hereof.

“Advance Financing Person”: As defined in Section 3.29 hereof.

“Advance Reimbursement Amounts”: As defined in Section 3.29 hereof.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Assessment of Compliance”: As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Assignment Agreement”: Any of (i) the Assignment and Recognition Agreement, dated the Closing Date, among the Seller, Ameriquest Mortgage Company and the Depositor, pursuant to which certain of the Seller’s rights under the related Master Agreement were assigned to the Depositor, substantially in the form attached hereto as Exhibit C-2, (ii) the Assignment and Recognition Agreement, dated the Closing Date, among the Seller, Mortgage Network Inc. and the Depositor, pursuant to which certain of the Seller’s rights under the related Master Agreement were assigned to the Depositor, substantially in the form attached hereto as Exhibit C-2 or (iii) the Omnibus Assignment Agreement, dated the Closing Date, between the Seller and the Depositor, pursuant to which certain of the Seller’s rights under certain Master Agreements were assigned to the Depositor, substantially in the form attached hereto as Exhibit C-3.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Prospectus Supplement.

“Attestation Report”: As defined in Section 3.21.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account (in the case of Ocwen) or the related Custodial Account (in the case of each Servicer other than Ocwen) in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by each Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section 7.02, (g) the amount of any Prepayment Charges collected by each Servicer in connection with the full or partial prepayment of any of the Mortgage Loans serviced by it and any Servicer Prepayment Charge Payment Amount and (h) all income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period, over (ii) the sum of (a) amounts reimbursable or payable to Ocwen pursuant to Section 3.11(a), to the Master Servicer pursuant to Section 3A.09 or to each Servicer (other than Ocwen) pursuant to the related Servicing Agreement, amounts reimburseable or payable to the Credit Risk Manager, amounts reimburseable to the Trustee pursuant to Section 3.11(b) or the Swap Provider (including any Net Swap Payment and Swap Termination Payment owed to the Swap Provider, but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), (b) Extraordinary Trust Fund Expenses reimbursable to the Trustee, Ocwen, the Master Servicer or the Trust Administrator pursuant to 3A.12 or the Trustee pursuant to Section 3.11(b), (c) amounts deposited in the Collection Account, a Custodial Account or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (d) the amount of any Prepayment Charges collected by each Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (e) the amount of any income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period, (f) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 6.03 or Section 8.05 and (g) without duplication, any amounts in respect of the items set forth in clauses (I)(a) and (I)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Distribution Account pursuant to 3A.12.

“Back-Up Certification”: The meaning set forth in Section 4.05(a)(iv).

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized Stated Principal Balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Cap Agreement”: The basis risk cap agreement, dated the Closing Date, between the Basis Risk Cap Provider and the Trust Administrator on behalf of the Trust, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit U.

“Basis Risk Cap Amount”: The Basis Risk Cap Amount for any Class of the Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Basis Risk Cap Agreement multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

“Basis Risk Cap Collateral Account”: The account or accounts created and maintained pursuant to Section 4.14.

“Basis Risk Cap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Trust Administrator on behalf of the Trust and the Basis Risk Cap Provider, which is annexed to and forms a part of the Basis Risk Cap Agreement.

“Basis Risk Cap Provider”: The cap provider under the Basis Risk Cap Agreement. Initially, the Basis Risk Cap Provider shall be Bear Stearns Financial Products Inc.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Floating Rate Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Texas, the State of California, the State of Minnesota or in the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator is located are authorized or obligated by law or executive order to be closed.

“Cap Account”: The account or accounts created and maintained pursuant to Section 4.12. The Cap Account must be an Eligible Account.

“Cap Allocation Agreement”: The Cap Allocation Agreement, dated as of the Closing Date between the Trust Administrator and the Cap Trustee, a form of which is attached hereto as Exhibit G.

“Cap Trustee”: The Trust Administrator, not in its individual capacity but solely in its capacity as Cap Trustee, and any successor thereto.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trust Administrator, the Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor, a Servicer or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trust Administrator, the Trustee and the NIMS Insurer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Margin”: With respect to the Floating Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:

Class	REMIC 2 Regular Interest	Certificate Margin
		(1) (%)	(2) (%)
I-A-1	LTIA1	0.150%	0.300%
II-A-1	LTIIA1	0.090%	0.180%
II-A-2	LTIIA2	0.130%	0.260%
II-A-3	LTIIA3	0.170%	0.340%
II-A-4	LTIIA4	0.250%	0.500%
M-1	LTM1	0.320%	0.480%
M-2	LTM2	0.350%	0.525%
M-3	LTM3	0.400%	0.600%
M-4	LTM4	0.680%	1.020%
M-5	LTM5	0.780%	1.170%
M-6	LTM6	1.000%	1.500%
M-7	LTM7	1.700%	2.550%
M-8A	LTM8A	2.000%	3.000%
M-8B	LTM8B	0.400%	0.600%
M-9	LTM9	2.000%	3.000%
M-10	LTM10	2.000%	3.000%
__________
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For each other Accrual Period.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Certification”: As defined in Section 4.05(b)(iii).

“Certification Parties”: The meaning set forth in Section 4.05(a)(iv).

“Certifying Person”: The meaning set forth in Section 4.05(a)(iv).

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class I-A-1 Certificate”: Any one of the Class I-A-1 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-1 Certificate”: Any one of the Class II-A-1 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-2 Certificate”: Any one of the Class II-A-2 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-3 Certificate”: Any one of the Class II-A-3 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class II-A-4 Certificate”: Any one of the Class II-A-4 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class C Certificates”: Any one of the Class C Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-17, representing (i) a Regular Interest in REMIC 4, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class C Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class FL Certificate”: Any one of the Class FL Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-22, representing the right to distributions as set forth herein.

“Class IO Distribution Amount”: As defined in Section 4.10 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Trust Administrator on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.10 hereof.

“Class IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 3.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 67.20% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.10% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.50% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.60% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.50% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.20% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.80% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-8 Certificate”: Any Class M-8A Certificates or Class M-8B Certificates.

“Class M-8A Certificate”: Any one of the Class M-8A Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8B Certificate”: Any one of the Class M-8B Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the aggregate Certificate Principal Balance of the Class M-8A Certificates and Class M-8B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.80% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8A Certificates and Class M-8B Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.70% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-10 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8A Certificates and Class M-8B Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.70% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class P Certificates”: Any one of the Class P Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18, representing a Regular Interest in REMIC 5.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class R Certificate”: The Class R Certificate executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-X Certificate”: The Class R-X Certificate executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”: The uncertificated Residual Interest in REMIC 3.

“Class R-4 Interest”: The uncertificated Residual Interest in REMIC 4.

“Class R-5 Interest”: The uncertificated Residual Interest in REMIC 5.

“Class R-6 Interest”: The uncertificated Residual Interest in REMIC 6.

“Class X Certificate”: The Class X Certificates executed by the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21, representing the right to distributions as set forth herein.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: February 28, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The account or accounts created and maintained by Ocwen pursuant to Section 3.10(a), which shall be titled “Ocwen Loan Servicing, LLC, as Servicer for Deutsche Bank National Trust Company as Trustee, in trust for the registered Holders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1,” which must be an Eligible Account.

“Commission”: The U.S. Securities and Exchange Commission.

“Compensating Interest”: With respect to Ocwen and any voluntary Principal Prepayment in full, the amount in respect of Prepayment Interest Shortfalls required to be paid by Ocwen pursuant to Section 3.24 from its own funds without right of reimbursement. With respect to each Servicer other than Ocwen and any Principal Prepayment, the amount in respect of Prepayment Interest Shortfalls required to be paid by such Servicer pursuant to the related Servicing Agreement from its own funds without right of reimbursement. With respect to the Master Servicer, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Master Servicer pursuant to Section 3A.10 from its own funds without right of reimbursement except as provided in Section 3A.10.

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at, (i) with respect to the Trustee, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator, and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—Soundview 2007-1 and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—Soundview 2007-1, or in each case, at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trustee.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 2 Regular Interest	Regular Certificate
LTIA1	Class I-A-1
LTIIA1	Class II-A-1
LTIIA2	Class II-A-2
LTIIA3	Class II-A-3
LTIIA4	Class II-A-4
LTM1	Class M-1
LTM2	Class M-2
LTM3	Class M-3
LTM4	Class M-4
LTM5	Class M-5
LTM6	Class M-6
LTM7	Class M-7
LTM8A	Class M-8A
LTM8B	Class M-8B
LTM9	Class M-9
LTM10	Class M-10
LTP	Class P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Management Agreement”: The respective agreements between the Credit Risk Manager and each Servicer and/or Master Servicer regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors and assigns.

“Credit Risk Manager Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement and any other agreement pursuant to which the Credit Risk Manager is to perform any duties with respect to the Mortgage Loans, which amount shall equal one twelfth of the product of (i) the Credit Risk Manager Fee Rate (without regard to the words “per annum”) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Manager Fee Rate”: 0.0125% per annum.

“Cumulative Loss Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Custodial Account”: The account or accounts created and maintained by each Servicer (other than Ocwen) pursuant to the related Servicing Agreement, which must be an Eligible Account.

“Custodial Agreement”: Any of (i) the Custodial Agreement, dated February 1, 2007, among Deutsche Bank National Trust Company as Trustee, U.S. Bank National Association as custodian and Ocwen Loan Servicing, LLC as servicer and (ii) the Custodial Agreement, dated February 1, 2007, among Deutsche Bank National Trust Company as Trustee, The Bank of New York Trust Company, N.A. as custodian and Wells Fargo Bank, N.A. as servicer.

“Custodian”: Any of Deutsche Bank National Trust Company, U.S. Bank National Association or The Bank of New York Trust Company, N.A. as custodian of the Mortgage Files, or any successor thereto.

“Cut-off Date”: February 1, 2007.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are in foreclosure, that have been converted to REO Properties or that are in bankruptcy and are Delinquent 60 days or more) in each case, as of the last day of the previous calendar month by (y) the aggregate Stated Principal Balance of the Mortgage Loans (in each case, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Delinquent”: With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”: Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC other than through an Independent Contractor; provided, however, that the Trustee (or a Servicer or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or a Servicer or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an “electing large partnership” within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be titled “Distribution Account, Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1” and which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in March 2007.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by S&P, F-1 by Fitch and P-1 by Moody’s (or comparable ratings if S&P, Fitch and Moody’s are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator, the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estimated Swap Termination Payment”: As defined in the Interest Rate Swap Agreement.

“Excess Overcollateralized Amount”: With respect to the Floating Rate Certificates and any Distribution Date, the excess, if any, of the sum of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and (ii) any amounts received under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement for such purpose over (iii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount distributable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”: Any amounts reimbursable to the Master Servicer pursuant to Section 3A.03 or Section 6.03, to Ocwen, the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator from the Trust Fund pursuant to Section 6.03, Section 8.05 or Section 10.01(c) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii).

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an Originator, the Seller or Ocwen pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Ocwen shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fitch”: Fitch Ratings, or its successor in interest.

“Fixed-Rate Mortgage Loan”: A first lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Float Period”: With respect to any Distribution Date and amounts in the Distribution Account, the period commencing on the related Servicer Remittance Date and ending on the Business Day prior to the Distribution Date.

“Floating Rate Certificates”: The Senior Certificates and the Mezzanine Certificates.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

“Form 8-K Disclosure Information”: The meaning set forth in Section 4.05(a)(iii).

“Formula Rate”: For any Distribution Date and the Floating Rate Certificates, the lesser of (a) the sum of (i) LIBOR plus (ii) the related Certificate Margin and (b) the Maximum Cap Rate.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group I Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group I Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

“Group I Certificates”: The Class I-A-1 Certificates.

“Group I Initial Deposit”: An amount equal to $12,024.27 deposited with the Trust Administrator by the Depositor on the Closing Date.

“Group I Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

“Group I Mortgage Loan”: A Mortgage Loan assigned to Loan Group I with a Stated Principal Balance at origination that conforms to Fannie Mae and Freddie Mac loan limits. The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date is equal to $283,681,616.64.

“Group I Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date, (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group I Allocation Percentage and (iii) with respect to the first Distribution Date, the Group I Initial Deposit.

“Group I Principal Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the related Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group I Mortgage Loans applied by the related Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account or a Custodial Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account or a Custodial Account during the related Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans.

“Group I Senior Principal Distribution Amount”: The excess of (x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.70% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Group II Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group II Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

“Group II Certificates”: Collectively, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class II-A-3 Certificates and the Class II-A-4 Certificates.

“Group II Initial Deposit”: An amount equal to $97,707.98 deposited with the Trust Administrator by the Depositor on the Closing Date.

“Group II Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

“Group II Mortgage Loan”: A Mortgage Loan assigned to Loan Group II with a Stated Principal Balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits. The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date is equal to $346,253,840.80.

“Group II Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date, (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group II Allocation Percentage and (iii) with respect to the first Distribution Date, the Group II Initial Deposit.

“Group II Principal Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the related Servicer that were due during the related Due Period, (ii) the principal portion of all full Principal Prepayments of the Group II Mortgage Loans applied by the related Servicer during the related Prepayment Period, (iii) the principal portion of all related partial Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account or a Custodial Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account or a Custodial Account during the related Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans.

“Group II Senior Principal Distribution Amount”: The excess of (x) the Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.70% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Highest Priority”: As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class), Class M-9 and Class M-10 Certificates.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, each Servicer or the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or any Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or a Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or such Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than a Servicer or the Master Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including a Servicer and the Master Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the related Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Floating Rate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Rate Cap Agreement”: The interest rate swap agreement, dated the Closing Date between the Cap Trustee and the Interest Rate Cap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit O.

“Interest Rate Cap Collateral Account”: The account or accounts created and maintained pursuant to Section 4.14.

“Interest Rate Cap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Cap Trustee on behalf of the Cap Trust and the Interest Rate Cap Provider, which is annexed to and forms a part of the Interest Rate Cap Agreement.

“Interest Rate Cap Provider”: The cap provider under the Interest Rate Cap Agreement. Initially, the Interest Rate Cap Provider shall be Bear Stearns Financial Products Inc.

“Interest Rate Swap Agreement”: The interest rate swap agreement, dated the Closing Date, between the Supplemental Interest Trust Trustee on behalf of the Cap Trust and the Swap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit Q.

“Late Collections”: With respect to any Mortgage Loan, all amounts received by the related Servicer subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”: With respect to each Accrual Period, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trust Administrator as follows:

(i)  If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii)  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with its reasonable judgment, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

“Loan Group”: Either Loan Group I or Loan Group II, as the context requires.

“Loan Group I”: The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

“Loan Group II”: The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the related Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIO and REMIC 2 Regular Interest LTP), with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

“Master Agreement”: Each of the Master Mortgage Loan Purchase and Interim Servicing Agreements betweeen the related Originator and the Seller.

“Master Servicer”: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of the Master Servicer under this Agreement or any successor appointed hereunder. The Master Servicer and the Trust Administrator shall at all times be the same Person.

“Master Servicer Event of Termination”: One or more of the events described in Section 7.01(b).

“Master Servicing Compensation”: The meaning specified in Section 3A.09.

“Master Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee (or other successor master servicer) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or other successor master servicer) to master service the Mortgage Loans properly and effectively.

“Maximum Cap Rate”: For any Distribution Date with respect to the Floating Rate Certificates, a per annum rate equal to the product of (i) the sum of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate and (y) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day), multiplied by 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Maximum Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10 with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the Pass-Through Rate for the related Corresponding Certificate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8A Certificate, Class M-8B Certificate, Class M-9 Certificate or Class M-10 Certificate.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any applicable Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: With respect to the Floating Rate Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by Ocwen pursuant to clause (ii) of Section 3.07 or by a Servicer (other than Ocwen) pursuant to the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1)	the Mortgage Loan identifying number;

(2)	[reserved];

(3)	the state and zip code of the Mortgaged Property;

(4)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(5)	the type of Residential Dwelling constituting the Mortgaged Property;

(6)	the original months to maturity;

(7)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(8)	the Loan-to-Value Ratio at origination;

(9)	the Mortgage Rate in effect immediately following the Cut-off Date;

(10)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(11)	the stated maturity date;

(12)	the amount of the Monthly Payment at origination;

(13)	the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(14)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(15)	the original principal amount of the Mortgage Loan;

(16)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

(17)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(18)	the Mortgage Rate at origination;

(19)	a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

(20)	the risk grade;

(21)	the Value of the Mortgaged Property;

(22)	the sale price of the Mortgaged Property, if applicable;

(23)	the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(24)	the type and term of the related Prepayment Charge;

(25)	with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

(26)	the program code;

(27)	the lien priority;

(28)	the Originator and the Servicer;

(29)	the Loan Group; and

(30)	the MIN, if applicable.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to each Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Senior Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Swap Payment”: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: With respect to the Floating Rate Certificates, for the first Distribution Date, such rate shall be 6.94788%, and for any Distribution Date following the first Distribution Date, such rate shall be a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as a per annum rate equal to the weighted average of the Uncertificated REMIC 2 Pass-Through Rates on each REMIC 2 Regular Interest (other than REMIC 2 Regular Interests LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to the Floating Rate Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for the most recently ended Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The account established and maintained pursuant to Section 4.13.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“NIMS Insurer”: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer or the Master Servicer, as applicable, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than the REMIC 2 Regular Interest LTP).

“Ocwen”: Ocwen Loan Servicing, LLC.

“Ocwen Mortgage Loans”: The Mortgage Loans serviced by Ocwen pursuant to the terms of this Agreement.

“Offered Certificates”: The Senior Certificates and the Mezzanine Certificates offered to the public pursuant to the Prospectus Supplement.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of any Servicer, the Master Servicer, the Originator, the Seller or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller, any Servicer or the Master Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, or acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

“Original Class Certificate Principal Balance”: With respect to the Floating Rate Certificates, the Class C Certificates, the Class C Interest, the Class IO Interest, REMIC 6 Regular Interest SWAP IO, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

“Originator”: Any of Mortgage Lenders Network USA, Ameriquest Mortgage Company, Mortgaeg Network Inc., Nationstar Mortgage LLC, First NLC Financial Services LLC, Fremont Investment & Loan, New Century Mortgage Corporation, Countrywide Home Loans, LP, NovaStar Mortgage Inc., Long Beach Mortgage Company, Meritage Mortgage Corporation and Aames Financial Corp., or their successors in interest.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

“Overcollateralization Floor”: With respect to the Group I Certificates, $1,433,019, with respect to the Group II Certificates, $1,717,207 and with respect to the Mezzanine Certificates, $3,150,226.

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 3.15% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 6.30% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) 0.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Floating Rate Certificates and any Distribution Date, the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interests LTAA, LTIA1, LTIIA1, LTIIA2, LTIIA3, LTIIA4, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8A, LTM8B, LTM9, LTM10 and LTZZ.

With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

The Class IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO.

The REMIC 6 Regular Interest SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

The Class P Certificates, Class R Certificates and Class R-X Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the Trustee or the Trust Administrator serves as an advisor:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody’s and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)  repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody’s and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trust Administrator in exchange for such collateral and (C) be delivered to the Trust Administrator or, if the Trust Administrator is supplying the collateral, an agent for the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

(vi)  units of money market funds, including those money market funds managed or advised by the Trust Administrator or its Affiliates, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s and “AAAm” or “AAAm-G” by S&P; and

(vii)  if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans in both Loan Groups as of such date.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)  the Mortgage Loan identifying number;

(ii)  a code indicating the type of Prepayment Charge;

(iii)  the state of origination of the related Mortgage Loan;

(iv)  the date on which the first monthly payment was due on the related Mortgage Loan;

(v)  the term of the related Prepayment Charge; and

(vi)  the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Servicer to the NIMS Insurer.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan serviced by Ocwen that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment in full for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring from the first day of the related Prepayment Period through the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one-month’s interest at the applicable Net Mortgage Rate less any payments made by the Mortgagor on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment is received and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Period”: With respect to any Distribution Date and each Mortgage Loan serviced by Ocwen, for prepayments in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from February 1, 2007) and ending on the 15th day of the calendar month in which the related Distribution Date occurs. The Prepayment Period with respect to prepayments in part is the preceding calendar month.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

“Prospectus Supplement”: That certain Prospectus Supplement dated February 23, 2007 relating to the public offering of the Offered Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased by the Seller or Ocwen pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers’ Certificate from the party purchasing the Mortgage Loan to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the related Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account or the related Custodial Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by a Servicer, the Master Servicer, the Trust Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation with respect to such loan of any predatory or abusive lending law. With respect to an Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of an Officers’ Certificate of the Originator to the Trustee, an amount equal to the amount set forth pursuant to the terms of the related Master Agreement.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae.

“Qualified Substitute Mortgage Loan”: With respect to the Seller, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan and (xiii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement or assigned to the Depositor pursuant to the Assignment Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clause (ii) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to an Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the related Master Agreement which must, on the date of such substitution conform to the terms set forth in the related Master Agreement.

“Rating Agency or Rating Agencies”: Moody’s, S&P and Fitch, or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the related Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Reconstitution Agreement”: Any of the reconstitution agreements among the Seller, the Depositor and the related Servicer (other than Ocwen) and acknowledged by the Master Servicer and the Trustee, reconstituting the related Servicing Agreement.

“Record Date”: With respect to (i) the Floating Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of the Floating Rate Certificates are available pursuant to Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator, the Master Servicer, the Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trust Administrator, after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trust Administrator after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any of the Floating Rate Certificates, Class C Certificates or Class P Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the various parties, as set forth on Exhibit O attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.

“Relief Act”: The Servicemembers Civil Relief Act, or any state law providing for similar relief.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement and the Assignment Agreements (including any security interest created thereby) and (v) the Collection Account, the Custodial Accounts, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Account, the Cap Allocation Agreement, any Servicer Prepayment Charge Payment Amounts, the Swap Account, the Supplemental Interest Trust or the Interest Rate Swap Agreement.

“REMIC 1 Regular Interests”: Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralization Target Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC 2 Overcollateralization Amount”: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP) minus (ii) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTAII3, REMIC 2 Regular Interest LTAII4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10, in each case as of such date of determination.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTAII3, REMIC 2 Regular Interest LTAII4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTAII3, REMIC 2 Regular Interest LTAII4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ.

“REMIC 2 Regular Interests”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTAII3, REMIC 2 Regular Interest LTAII4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ, REMIC 2 Regular Interest LTP and REMIC 2 Regular Interest LTIO.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or the Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 4”: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 5”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 6”: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”: The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the Class C Interest, the Class P Interest and the Class IO Interest.

“Remittance Report”: A report prepared by the Servicer and delivered to the Master Servicer pursuant to Section 4.04 (in the case of Ocwen) or pursuant to the related Servicing Agreement (in the case of each Servicer other than Ocwen).

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23 (in the case of Ocwen) or pursuant to the related Servicing Agreement (in the case of each Servicer other than Ocwen).

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23 (in the case of Ocwen) or the related Servicing Agreement (in the case of each Servicer other than Ocwen) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the related Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 or the related Servicing Agreement.

“Reportable Event”: The meaning set forth in Section 4.05(b)(ii).

“Reporting Servicer”: The meaning set forth in Section 4.05(a)(iv)(A).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: The Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee or the Trust Administrator, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller”: Greenwich Capital Financial Products, Inc., a Delaware corporation, in its capacity as Seller under the Assignment Agreement.

“Senior Certificate”: Any one of the Class I-A-1 Certificates, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class II-A-3 Certificates or the Class II-A-4 Certificates.

“Senior Principal Distribution Amount”: With respect to any Distribution Date, the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

“Servicer”: Any of Ocwen Loan Servicing, LLC, Central Mortgage Company, GMAC Mortgage Corporation, Wells Fargo Bank, N.A. or Countrywide Home Loans Servicing LP, or any successor Servicer appointed as herein provided or as provided in the related Servicing Agreement, in its capacity as a Servicer hereunder.

“Servicer Certification”: As defined in Section 4.05(b)(iii).

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicer Prepayment Charge Payment Amount”: The amounts payable by Ocwen in respect of any waived Prepayment Charges pursuant to Section 2.05 or Section 3.01.

“Servicer Remittance Date”: With respect to any Distribution Date and Ocwen, the Business Day immediately preceding such Distribution Date. With respect to any Distribution Date and any other Servicer, the date set forth in the related Servicing Agreement.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: With respect to Ocwen, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Ocwen in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e. any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for Ocwen to perform its obligations under this Agreement, (iv) the management and liquidation of the REO Property, (v) compliance with the obligations under Sections 3.01, 3.09, 3.13, 3.14, 3.16, and 3.23 and (vi) refunding to any Mortgagor such prepaid origination fees and/or finance charges that are subject to reimbursement upon a Principal Prepayment of the related Mortgage Loan to the extent such reimbursement is required by applicable law. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by Ocwen in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. Ocwen shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

With respect to each Servicer other than Ocwen, “Servicing Advances” shall have the meaning set forth in the related Servicing Agreement.

“Servicing Agreement”: Each of the Servicing Agreements, between the Seller, as purchaser, and the related Servicer (other than Ocwen), as servicer, as reconstituted by the related Reconstitution Agreement, as the same may be amended from time to time.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan, the amount of the annual fee paid to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate (without regard to the words “:per annum”) and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation for payment of the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 3.11.

“Servicing Fee Rate”: With respect to Ocwen, 0.500% per annum. With respect to each Servicer other than Ocwen, the rate set forth in the related Servicing Agreement.

“Servicing Officer”: Any officer of a Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such Servicer to the Master Servicer, the Trust Administrator, the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended. With respect to the Master Servicer, any officer of the Master Servicer involved in or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of master Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor upon request, as such list may from time to time be amended.

“Servicing Standard”: Shall mean the standards set forth in Section 3.01.

“Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee or the Master Servicer in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Master Servicer (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 39.30%.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, any Custodian or the Trust Administrator.

“Sub-Servicer”: Any Person with which a Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02 (in the case of Ocwen) or pursunt to the related Servicing Agreement (in the case of each Servicer other than Ocwen).

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 (in the case of Ocwen) or the requirements of the related Servicing Agreement (in the case of each Servicer other than Ocwen) and is otherwise acceptable to the related Servicer.

“Sub-Servicing Agreement”: The written contract between a Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 (in the case of Ocwen) or pursunt to the related Servicing Agreement (in the case of each Servicer other than Ocwen).

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the related Servicer (net of any related expenses permitted to be reimbursed) pursuant to Section 3.11 (in the case of Ocwen) or pursunt to the related Servicing Agreement (in the case of each Servicer other than Ocwen) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Supplemental Interest Trust”: As defined in Section 4.10(a).

“Supplemental Interest Trust Trustee”: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but solely in its capacity as supplemental interest Trust Trustee, and any successor thereto.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.10. The Swap Account must be an Eligible Account.

“Swap Collateral Account”: The account or accounts created and maintained pursuant to Section 4.14.

“Swap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Supplemental Interest Trust Trustee on behalf of the Supplement Interest Trust and the Interest Rate Swap Provider, which is annexed to and forms part of the Interest Rate Swap Agreement.

“Swap Expense Fee Rate”: For any Distribution Date, is an amount expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period and (ii) 12.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of the REMIC 6 Regular Interest SWAP IO and the scheduled notional amount.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: The swap provider under the Interest Rate Swap Agreement. Initially, the swap provider shall be Bear Stearns Financial Products Inc.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trust Administrator on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01(a) hereof.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(i) the Delinquency Percentage exceeds the applicable percentages 40.71% of the Credit Enhancement Percentage for the prior Distribution Date:

or

(ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Realized Loss Percentage”), exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
March 2009 through February 2010	1.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter.
March 2010 through February 2011	2.75% for the first month, plus an additional 1/12th of 1.60% for each month thereafter.
March 2011 through February 2012	4.35% for the first month, plus an additional 1/12th of 1.30% for each month thereafter.
March 2012 through February 2013	5.65% for the first month, plus an additional 1/12th of 0.80% for each month thereafter.
March 2013 through February 2014	6.45% for the first month, plus an additional 1/12th of 0.10% for each month thereafter.
March 2014 and thereafter	6.55%

“Trust”: Soundview Home Loan Trust 2007-1, the trust created hereunder.

“Trust Administrator”: Wells Fargo Bank, N.A. or any successor in interest, or any successor trust administrator appointed as herein provided.

“Trust Fund”: All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, any Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Basis Risk Cap Agreement, distributions made to the Trust Administrator by the Cap Trustee pursuant to the Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

“Trustee Compensation”: Such compensation, if any, as set forth in the separate fee schedule between the Trustee and the Depositor, which compensation shall be payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1st through 10th	I-1-A through I-51-A
11	I-2-A through I-51-A
12	I-3-A through I-51-A
13	I-4-A through I-51-A
14	I-5-A through I-51-A
15	I-6-A through I-51-A
16	I-7-A through I-51-A
17	I-8-A through I-51-A
18	I-9-A through I-51-A
19	I-10-A through I-51-A
20	I-11-A through I-51-A
21	I-12-A through I-51-A
22	I-13-A through I-51-A
23	I-14-A through I-51-A
24	I-15-A through I-51-A
25	I-16-A through I-51-A
26	I-17-A through I-51-A
27	I-18-A through I-51-A
28	I-19-A through I-51-A
29	I-20-A through I-51-A
30	I-21-A through I-51-A
31	I-22-A through I-51-A
32	I-23-A through I-51-A
33	I-24-A through I-51-A
34	I-25-A through I-51-A
35	I-26-A through I-51-A
36	I-27-A through I-51-A
37	I-28-A through I-51-A
38	I-29-A through I-51-A
39	I-30-A through I-51-A
40	I-31-A through I-51-A
41	I-32-A through I-51-A
42	I-33-A through I-51-A
43	I-34-A through I-51-A
44	I-35-A through I-51-A
45	I-36-A through I-51-A
46	I-37-A through I-51-A
47	I-38-A through I-51-A
48	I-39-A through I-51-A
49	I-40-A through I-51-A
50	I-41-A through I-51-A
51	I-42-A through I-51-A
52	I-43-A through I-51-A
53	I-44-A through I-51-A
54	I-45-A through I-51-A
55	I-46-A through I-51-A
56	I-47-A through I-51-A
57	I-48-A through I-51-A
58	I-49-A through I-51-A
59	I-50-A and I-51-A
60	I-51-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LTIO.

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate or the Uncertificated REMIC 2 Pass-Through Rate, as applicable.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to each REMIC 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.700%. With respect to each REMIC 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans over (ii) 10.700% and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests for each such Distribution Date, (w) with respect to REMIC 1 Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (x) with respect to REMIC 1 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1st through 9[h]	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
10	I-1-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
11	I-2-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
12	I-3-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
13	I-4-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
14	I-5-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
15	I-6-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
16	I-7-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
17	I-8-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
18	I-9-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
19	I-10-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
20	I-11-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
21	I-12-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
22	I-13-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
23	I-14-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
24	I-15-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
25	I-16-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
26	I-17-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
27	I-18-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-19-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-20-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-21-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-22-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-23-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
33	I-24-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
34	I-25-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
35	I-26-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
36	I-27-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
37	I-28-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
38	I-29-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
39	I-30-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC 1 Pass-Through Rate
40	I-31-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC 1 Pass-Through Rate
41	I-32-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC 1 Pass-Through Rate
42	I-33-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC 1 Pass-Through Rate
43	I-34-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-35-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC 1 Pass-Through Rate
45	I-36-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC 1 Pass-Through Rate
46	I-37-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC 1 Pass-Through Rate
47	I-38-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC 1 Pass-Through Rate
48	I-39-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC 1 Pass-Through Rate
49	I-40-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC 1 Pass-Through Rate
50	I-41-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC 1 Pass-Through Rate
51	I-42-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC 1 Pass-Through Rate
52	I-43-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC 1 Pass-Through Rate
53	I-44-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC 1 Pass-Through Rate
54	I-45-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC 1 Pass-Through Rate
55	I-46-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC 1 Pass-Through Rate
56	I-47-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC 1 Pass-Through Rate
57	I-48-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC 1 Pass-Through Rate
58	I-49-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC 1 Pass-Through Rate
59	I-50-A and I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC 1 Pass-Through Rate
60	I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-54-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LTIO, and (a) the first nine Distribution Dates, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A”, and (b) the tenth Distribution Date through the 60th Distribution Date, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) 2 multiplied by Swap LIBOR, and (c) thereafter 0.00%.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury Regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to the Floating Rate Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Floating Rate Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Floating Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class. The Class X and Class FL Certificates shall have no Voting Rights.

SECTION 1.02	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

SECTION 1.03	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Floating Rate Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Floating Rate Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest I and to the REMIC 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

SECTION 1.04	Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes. The Depositor shall provide notice to each Servicer if a NIMS Insurer has been engaged, upon the occurrence of a default under the insurance policy issued by the NIMS Insurer and the termination of the NIMS Insurer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Master Agreements (as assigned to the Depositor pursuant to the terms of the related Assignment Agreements), (v) the right to receive any amounts payable under the Basis Risk Cap Agreement and the Interest Rate Swap Agreement, (vi) payments made to the Cap Trustee by the Interest Rate Cap Provider and the Cap Account, (vii) all other assets included or to be included in the Trust Fund and (viii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with, the Trustee (or the related Custodian on behalf of the Trustee), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(iii)  the original Mortgage Note including any riders thereto, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(iv)  the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(v)  unless the Mortgage Loan is registered on the MERS® System, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(vi)  an original of any intervening assignment of Mortgage showing a complete chain of assignments (or to MERS if the Mortgage Loan is registered on the MERS® System and noting the presence of MIN);

(vii)  the original or a certified copy of lender’s title insurance policy; and

(viii)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Depositor herewith also delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement, each Assignment Agreement and each Master Agreement.

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the related Custodian on behalf of the Trustee) no later than the Closing Date, of a copy of each such document certified by the related Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the related Originator, delivery to the Trustee (or the related Custodian on behalf of the Trustee) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee (or the related Custodian on behalf of the Trustee), the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee (or the related Custodian on behalf of the Trustee), promptly upon receipt thereof. Ocwen or the Depositor shall deliver or cause to be delivered to the Trustee (or the related Custodian on behalf of the Trustee) promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee (or the related Custodian on behalf of the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement or the Originator under the related Master Agreement to cure such defect or deliver such missing document to the Trustee (or the related Custodian on behalf of the Trustee) within 90 days. If the Seller or such Originator does not cure such defect or deliver such missing document within such time period, the Trustee shall use commercially reasonable efforts to enforce the obligations of the Seller or the related Originator, as applicable, to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03; provided, however, that the Trustee shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Trustee in enforcing any obligations of the Seller or the related Originator, as applicable, to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the Mortgage Loan Purchase Agreement or the related Assignment Agreement. In connection with the foregoing, it is understood that the Trustee shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, the Trustee (upon receipt of notice from the related Custodian) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement or the Originator under the related Master Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement or the Originator under the related Master Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement or the Originator under the related Master Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) upon receipt of notice from the related Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, (vi) upon receipt of notice from the related Servicer, any Mortgage Loan that is 90 days or more Delinquent and (vii) reasonable direction by the NIMS Insurer. In the event of (i) through (vii) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Seller or the Originator, as applicable, to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Seller or the Originator, as applicable. Notwithstanding the foregoing, if the Seller or the Originator, as applicable, fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. In the event an Assignment is not recorded, neither the Trustee nor the Servicers will have any liability for the failure to act on notices that were not received and would have been had such Assignment been recorded, except, in the case of the Trustee, with respect to Mortgage Loans that are subject to provisions (i) through (vi) set forth in this paragraph, if the Trustee shall have failed to timely request the Seller or the Originator to cause such Assignments to be recorded.

Ocwen shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that Ocwen shall provide the related Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that Ocwen cannot provide a copy of such document certified by the public recording office within such 365 day period, Ocwen shall deliver to the related Custodian, within such 365 day period, an Officers’ Certificate of Ocwen which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the related Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the related Custodian, and, upon receipt of a copy of such document certified by the public recording office, Ocwen shall immediately deliver such document to the related Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, Ocwen shall deliver a copy of such document certified by an officer of Ocwen to be a true and complete copy of the original to the related Custodian. The Depositor shall deliver or cause the Seller to deliver to the related Servicer copies of all trailing documents required to be included in the servicing file at the same time the originals or certified copies thereof are delivered to the Trustee or the related Custodian, such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. No Servicer shall be responsible for any custodian fees or other costs incurring in obtaining such documents and the Depositor shall cause each Servicer to be reimbursed for any such costs it may incur in connection with performing its obligations under this Agreement

The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

SECTION 2.02	Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or receipt by the related Custodian on behalf of the Trustee) of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to execute and deliver to the Depositor and the related Servicer on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

The Trustee (or the related Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the related Custodian to review or that it has caused the related Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify to the Depositor and the related Servicer (with a copy to the NIMS Insurer) in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the related Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the related Custodian to deliver) to the Depositor the Trustee, the related Servicer and the Master Servicer (with a copy to the NIMS Insurer) a final certification in the form annexed hereto as Exhibit F-2 (or, in the case of the related Custodian, Exhibit 2 to the Custodial Agreement), with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the related Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee’s (or the related Custodian’s, as applicable) review as provided herein, at the conclusion of its review, the Trustee (or the related Custodian on behalf of the Trustee) shall so notify the Seller, the Depositor, the related Originator, the Trustee, the related Servicer, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor or the related Servicer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by an Originator in the related Master Agreement or the Seller in the Mortgage Loan Purchase Agreement or an Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and the NIMS Insurer.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03	Repurchase or Substitution of Mortgage Loans by an Originator or the Seller.

(a)  Upon discovery or receipt of written notice from the related Custodian of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by an Originator or the Seller, as applicable, of any representation, warranty or covenant under the Master Agreement, the Mortgage Loan Purchase Agreement or the Assignment Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall request that the Originator or the Seller, as applicable, deliver such missing document or that the Originator or the Seller, as applicable, cure such defect or breach within 90 (in the case of an Originator) or 120 (in the case of the Seller) days from the date the Originator or the Seller, as applicable, was notified of such missing document, defect or breach, and if the Originator or the Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce (in the manner set forth in Section 2.01) the related Originator’s obligation under the related Master Agreement or the related Assignment Agreement or the Seller’s obligation under the Mortgage Loan Purchase Agreement or the related Assignment Agreement and notify the related Originator or the Seller, as applicable, of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 or 120 day period (subject to Section 2.03(e)). The Purchase Price for the repurchased Mortgage Loan shall be remitted to the related Servicer for deposit in the Collection Account or the related Custodial Account, and the Trustee, (or the related Custodian on behalf of the Trustee), upon receipt of written certification from the related Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the related Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the related Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the related Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, neither an Originator nor the Seller may substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. In furtherance of the foregoing, if the related Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, such Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the related Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. It is understood and agreed that the obligation of the related Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the related Originator or the Seller, as applicable, respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

(b)  Within 90 days of the earlier of discovery by Ocwen or receipt of notice by Ocwen of the breach of any representation, warranty or covenant of Ocwen set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, Ocwen shall cure such breach in all material respects.

(c)  Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the related Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the related Originator or the Seller, as applicable, delivering to the Trustee, (or the related Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee (or the related Custodian on behalf of the Trustee), shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1 (with a copy to the NIMS Insurer), with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the related Custodian on behalf of the Trustee) shall deliver to the Depositor and the related Servicer a certification substantially in the form of Exhibit F-2 hereto (with a copy to the NIMS Insurer) with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Trustee and the NIMS Insurer, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer, the Trust Administrator, the Trustee, the related Custodian, the related Servicer and the NIMS Insurer. Upon such substitution by the related Originator or the Seller, as applicable, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement or the related Assignment Agreement, as applicable, including all applicable representations and warranties thereof included in the related Assignment Agreement as of the date of substitution.

For any month in which an Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the related Originator or the Seller, as applicable, will deliver or cause to be delivered to the related Servicer for deposit in the Collection Account or the related Custodial Account, as applicable, an amount equal to the Substitution Adjustment, if any, and the Trustee (or the related Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the related Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, pursuant to the terms of the Mortgage Loan Purchase Agreement and each Assignment Agreement, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee, the Trust Administrator and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(I) of the Code or on “contributions after the startup date” under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(d)  Upon discovery by the Depositor, the Master Servicer, the Trust Administrator or the NIMS Insurer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the related Originator, the Seller or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the related Originator if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by such Originator under the related Master Agreement or Assignment Agreement, (ii) by the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (iii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) or 2.03(d), if made by an Originator or the Seller, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(e)  Upon discovery or receipt of written notice of a breach by the Seller of any representation, warranty or covenant made by the Seller under an Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, and if either (i) such Mortgage Loan is not in breach of any representation, warranty or covenant of the related Originator or (ii) the related Originator has failed to remedy such representation, warranty or covenant with respect to such Mortgage Loan, then the Trustee shall enforce the obligation of the Seller to remedy such breach, to the extent provided in the related Assignment Agreement, in the manner and within the time periods set forth in the related Assignment Agreement.

SECTION 2.04	[Reserved].

SECTION 2.05	Representations, Warranties and Covenants of Ocwen and the Master Servicer.

(a)  Ocwen hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  Ocwen is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Ocwen in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)  Ocwen has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Ocwen has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Ocwen, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by Ocwen, the servicing of the Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the certificate of formation or limited liability company agreement of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen’s knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(iv)  Ocwen is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make Ocwen unable to comply with HUD eligibility requirements or that would require notification to HUD;

(v)  Ocwen does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(vi)  No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Trust Administrator by Ocwen in connection with the transactions contemplated hereby contains any untrue statement of a material fact (except to the extent that any such information, statement or report has been corrected or superseded in writing by Ocwen as of the Closing Date, it being understood (i) that Ocwen has delivered no certificate of an officer prior to the Closing Date and (ii) that any representations, warranties and indemnifications as to the accuracy and completeness of the Prospectus Supplement made by Ocwen in agreements and Officers’ Certificates delivered by Ocwen on the Closing Date in connection with the transactions contemplated by this Agreement shall be interpreted such that the information in the Prospectus Supplement provided by Ocwen is deemed to correct and/or supersede as of the Closing Date, within the meaning of this parenthetical, any information, statement or report delivered by Ocwen to the Trustee prior to the Closing Date that is inconsistent with the information in the Prospectus Supplement or that was omitted from such information, statement or report delivered prior to the Closing Date);

(vii)  No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Ocwen to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(viii)  There are no actions or proceedings against, or investigations known to it of, Ocwen before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Ocwen of its obligations under, or validity or enforceability of, this Agreement;

(ix)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(x)  Ocwen will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(xi)  With respect to each Mortgage Loan, Ocwen has fully and accurately furnished with respect to the period in which it serviced the Mortgage Loans, and will continue to fully and accurately furnish, complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to the related Custodian on its behalf and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to Ocwen, the Trustee and the Trust Administrator. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders, pursuant to the Master Agreements, the Assignment Agreements or the Mortgage Loan Purchase Agreement respecting a breach of the representations, warranties and covenants of the Originators or the Seller.

(b)  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to each Servicer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

(iv)  The Master Servicer or an Affiliate thereof is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

(v)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(vi)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(vii)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trust Administrator, the Trustee or the related Custodian, as applicable and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, any Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to other parties to this Agreement.

SECTION 2.06	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust, the Servicer and the Trustee on behalf of the Certificateholders as follows:

(i)  This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)   Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)  The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)  The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)  To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)  There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07	Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08	Authorization to Enter into Basis Risk Cap Agreement, Interest Rate Cap Agreement and Interest Rate Swap Agreement.

(a)  The Trust Administrator is hereby directed to execute and deliver the Basis Risk Cap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trust Administrator on behalf of Party B (as defined therein) and not in its individual capacity. Ocwen, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Trust Administrator shall execute and deliver the Basis Risk Cap Agreement on behalf of Party B (as defined therein) and (ii) the Trust Administrator shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trust Administrator on behalf of Party B as defined therein) and not in its individual capacity.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution of the Basis Risk Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

(b)  The Trust Administrator, not in its individual capacity but solely in its separate capacity as Cap Trustee, is hereby directed to exercise the rights, perform the obligations, and make any representations to be exercised, performed, or made by the Cap Trustee, as described herein. The Cap Trustee is hereby directed to execute and deliver the Interest Rate Cap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Cap Trustee on behalf of Party B (as defined therein) and not in its individual capacity. Ocwen, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Cap Trustee shall execute and deliver the Interest Rate Cap Agreement on behalf of Party B (as defined therein), (ii) the Cap Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Cap Trustee on behalf of Party B (as defined therein) and not in its individual capacity and (iii) the Trust Administrator on the Cap Trustee’s behalf shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Interest Rate Cap Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Cap Trustee’s execution of the Interest Rate Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution (as Cap Trustee) of the Interest Rate Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

(c)  The Trust Administrator, not in its individual capacity but solely in its separate capacity as Supplemental Interest Trust Trustee, is hereby directed to exercise the rights, perform the obligations, and make any representations to be exercised, performed, or made by the Supplemental Interest Trust Trustee, as described herein. The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. Ocwen, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Supplemental Interest Trust Trustee shall execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein), (ii) the Supplemental Interest Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity and (iii) the Trust Administrator on the Supplemental Interest Trust Trustee’s behalf shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Interest Rate Swap Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Supplemental Interest Trust Trustee’s execution of the Interest Rate Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution (as Supplemental Interest Trust Trustee) of the Interest Rate Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 2.09	Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or the Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 3 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest and the Class IO Interest, constitute the entire beneficial ownership interest in REMIC 3.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

(f)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest (which is uncertificated) for the benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with the REMIC 6 Regular Interest SWAP IO, constitute the entire beneficial ownership interest in REMIC 6.

(g)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and subsection (a) hereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (b) hereof, (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (c) hereof, (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (d) hereof, (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (e) hereof, and (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (f) hereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01	Ocwen to Act as a Servicer.

Ocwen shall service and administer the Ocwen Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by Ocwen in its reasonable judgment) in accordance with the terms of this Agreement and such Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that Ocwen, any Sub-Servicer or any Affiliate of Ocwen or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by Ocwen or any Affiliate of Ocwen;

(iii)  Ocwen’s obligation to make Advances or Servicing Advances; or

(iv)  Ocwen’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing servicing standard (the “Servicing Standard”), Ocwen (a) shall seek the timely and complete recovery of principal and interest on the related Mortgage Notes and (b) may waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of Ocwen, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) the collection of such Prepayment Charge would be in violation of applicable laws or (iii) the amount of the Prepayment Charge set forth on the Prepayment Charge Schedule is not consistent with the related Mortgage Note or is otherwise unenforceable. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (ii) or (iii) above, then, as notified to the Trustee, the Trustee shall enforce the obligation of the related Originator or the Seller, as applicable, to pay the amount of such waived Prepayment Charge to Ocwen for deposit in the Collection Account for the benefit of the Holders of the Class P Certificates. If the related Originator or the Seller, as applicable, fails to pay the amount of such waived Prepayment Charge in accordance with its obligations under the related Assignment Agreement, the related Master Agreement or the Mortgage Loan Purchase Agreement, Ocwen shall notify the Trustee, and the Trustee and the Depositor shall consult on further actions to be taken against the Originator. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the Ocwen Mortgage Loans, Ocwen shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, Ocwen in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when Ocwen believes it appropriate in its best judgment in accordance with the Servicing Standard, to execute and deliver, on behalf of the Certificateholders, the Trust Fund and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Ocwen Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. Ocwen shall service and administer the Ocwen Mortgage Loans in accordance with applicable state and federal law and shall provide to the related Mortgagors any reports required to be provided to them thereby. Ocwen shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within five (5) days of the Closing Date, the Trustee shall execute, at the written request of Ocwen, and furnish to Ocwen and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable Ocwen or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by Ocwen and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of Ocwen or any Sub-Servicers under such powers of attorney.

Ocwen further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when Ocwen or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Ocwen Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a related Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable to Ocwen by withdrawal from the Collection Account pursuant to Section 3.11.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, Ocwen, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by Ocwen or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Ocwen Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that (subject to Section 3.07) Ocwen may capitalize the amount of any Servicing Advances incurred pursuant to this Section 3.01 in connection with the modification of a Mortgage Loan.

Notwithstanding anything in this Agreement to the contrary, Ocwen may not make any future advances with respect to an Ocwen Mortgage Loan (except as provided in Section 4.04) and Ocwen shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Ocwen Mortgage Loan (unless, in any such case, the Mortgagor is in default with respect to the Ocwen Mortgage Loan or such default is, in the judgment of Ocwen, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Ocwen Mortgage Loan that would both (A) effect an exchange or reissuance of such Ocwen Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding anything in this Agreement to the contrary and notwithstanding its ability to do so pursuant to the terms of the related mortgage note, Ocwen shall not be required to enforce any provision in any mortgage note the enforcement of which would violate federal, state or local laws or ordinances designed to discourage predatory lending practices.

Ocwen may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release Ocwen from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02	Sub-Servicing Agreements Between Ocwen and Sub-Servicers; Subcontractors.

(a)  Ocwen may enter into Sub-Servicing Agreements with Sub-Servicers, which may be Affiliates of Ocwen, for the performance of a substantial portion of the material servicing and administration of the Ocwen Mortgage Loans; provided, however, such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Ocwen Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder. The Trustee is hereby authorized to acknowledge, at the request of Ocwen, any Sub-Servicing Agreement. No such acknowledgment shall be deemed to imply that the Trustee has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Ocwen Mortgage Loans consistent with the terms of this Agreement. Ocwen will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. Any variation in any Sub-Servicing Agreements from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to Ocwen, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Ocwen shall deliver to the Trustee, the Trust Administrator and the Master Servicer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon Ocwen’s execution and delivery of such instruments.

(b)  As part of its servicing activities hereunder, Ocwen, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Ocwen, in its good faith business judgment, would require were it the owner of the related Ocwen Mortgage Loans. Ocwen shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Ocwen Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(c)  It shall not be necessary for Ocwen to seek the consent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee for the utilization of any Subcontractor. Ocwen shall promptly, upon request, provide to the Depositor, the Master Servicer and the Trust Administrator a written description (in form and substance satisfactory to the Depositor, the Master Servicer and the Trust Administrator) of the role and function of each Subcontractor utilized by Ocwen or any Sub-Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and (iii) which elements of the Relevant Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor.

(d)  As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, Ocwen shall cause any such Subcontractor used by Ocwen (or by any Sub-Servicer) for the benefit of the Depositor, the Master Servicer and the Trust Administrator to comply with the provisions of Section 3.20, 3.21 and 4.05 of this Agreement to the same extent as if the Subcontractor were Ocwen. Ocwen shall be responsible for obtaining from each Subcontractor and delivering to the Depositor, the Master Servicer and the Trust Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 3.21, in each case as and when required to be delivered.

SECTION 3.03	Successor Sub-Servicers.

Ocwen, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by Ocwen without any act or deed on the part of such Sub-Servicer or Ocwen, and Ocwen either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by Ocwen or the Master Servicer (if the Master Servicer is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that Ocwen (or the Master Servicer, if it is then acting as Servicer) shall, for any reason, no longer be Ocwen (including termination due to a Servicer Event of Termination).

SECTION 3.04	Liability of Ocwen.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between Ocwen and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, Ocwen shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Ocwen Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if Ocwen alone were servicing and administering the Ocwen Mortgage Loans. Ocwen shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of Ocwen by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05	No Contractual Relationship Between Sub-Servicers and the Trustee, the Trust Administrator, the NIMS Insurer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Ocwen Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and Ocwen alone, and the NIMS Insurer, the Trustee, the Master Servicer, the Trust Administrator and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. Ocwen shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether Ocwen’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event Ocwen shall for any reason no longer be a Servicer (including by reason of the occurrence of a Servicer Event of Termination), the Master Servicer (or another successor master servicer) shall thereupon assume all of the rights and obligations of Ocwen under each Sub-Servicing Agreement that Ocwen may have entered into, unless the Master Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Master Servicer (or another successor master servicer) shall be deemed, subject to Section 3.03, to have assumed all of Ocwen’s interest therein and to have replaced Ocwen as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) Ocwen shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trust Administrator, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of Ocwen that arose before it ceased to be a Servicer.

Ocwen at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Ocwen Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07	Collection of Certain Mortgage Loan Payments.

Ocwen shall make reasonable efforts, in accordance with the Servicing Standard, to collect all payments called for under the terms and provisions of the Ocwen Mortgage Loans and the provisions of any applicable insurance policies provided to Ocwen. Consistent with the foregoing, Ocwen may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest or any provisions of any Ocwen Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Ocwen Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, Ocwen shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Ocwen Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Ocwen Mortgage Loan is in default or, in the judgment of Ocwen, such default is reasonably foreseeable, Ocwen, consistent with the Servicing Standards, may also waive, modify or vary any term of such Ocwen Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Ocwen Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Ocwen Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”); provided, however, Ocwen shall not modify any Ocwen Mortgage Loan in a manner that would capitalize the amount of any unpaid Monthly Payments or tax or insurance payments advanced by Ocwen on the Mortgagor’s behalf unless the related Mortgagor shall have remitted an amount equal to a full Monthly Payment (or, in the case of any Ocwen Mortgage Loan subject to a forbearance plan or bankruptcy plan, a full modified monthly payment under such plan) in each of the three calendar months immediately preceding the month of such modification. Ocwen’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File or Ocwen’s books and records.

SECTION 3.08	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing an Ocwen Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Ocwen Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to Ocwen for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, Ocwen shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

Ocwen shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Ocwen shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than the second Business Day after Ocwen’s receipt thereof, all Escrow Payments collected on account of the Ocwen Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse Ocwen (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of Ocwen’s obligations and responsibilities in respect of the Ocwen Mortgage Loans under this Agreement in accordance with Article X. In the event Ocwen shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Ocwen will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which Ocwen knows, or in the exercise of the required standard of care of Ocwen hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and Ocwen receives notice of a tax lien with respect to the Mortgage being imposed, Ocwen will, within a reasonable time following receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, Ocwen or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Ocwen may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

SECTION 3.10	Collection Account.

(a)  On behalf of the Trust Fund, Ocwen shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, Ocwen shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after Ocwen’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after Ocwen’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Ocwen Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Ocwen Mortgage Loans;

(ii)  all payments on account of interest (net of the Servicing Fee) on each Ocwen Mortgage Loan;

(iii)  all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Ocwen Mortgage Loans and related REO Properties pursuant to Section 10.01);

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by Ocwen pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Ocwen Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01;

(vii)  all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

(viii)  all Prepayment Charges collected by Ocwen and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Ocwen Mortgage Loans.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges, Prepayment Interest Excess and ancillary income (other than Prepayment Charges) on the Ocwen Mortgage Loans need not be deposited by Ocwen in the Collection Account and may be retained by Ocwen as additional compensation. In the event Ocwen shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Ocwen shall give written notice to the Trust Administrator and the Master Servicer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator will then provide timely written notice to the Depositor and the Trustee.

(c)  Funds held in the Collection Account at any time may be delivered by Ocwen to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (c). In the event Ocwen shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, Ocwen, with respect to items (i) through (iv) below, shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

(i)  any Advances, as required pursuant to Section 4.04;

(ii)  any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)  any amounts to be paid by Ocwen in connection with a purchase of Ocwen Mortgage Loans and related REO Properties pursuant to Section 10.01;

(iv)  any Compensating Interest to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall; and

(v)  any amounts required to be paid to the Trust Administrator pursuant to the Agreement, including, but not limited to Section 3.06 and Section 7.02.

SECTION 3.11	Withdrawals from the Collection Account.

Ocwen shall, from time to time, make withdrawals from the Collection Account for any of the following purposes, without priority, or as described in Section 4.03:

(i)  to remit to the Trust Administrator on the Servicer Remittance Date for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(c);

(ii)  subject to Section 3.16(d), to reimburse Ocwen for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Ocwen Mortgage Loans or related REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.04; or (b) without limiting any right of withdrawal set forth in clause (vi) below, any unreimbursed Advances that, upon a Final Recovery Determination with respect to such Ocwen Mortgage Loan, are Nonrecoverable Advances, but only to the extent that Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds received with respect to such Ocwen Mortgage Loan are insufficient to reimburse Ocwen for such unreimbursed Advances;

(iii)  subject to Section 3.16(d), to pay Ocwen or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Ocwen Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Ocwen Mortgage Loan or related REO Property, and (c) without limiting any right of withdrawal set forth in clause (vi) below, any Servicing Advances made with respect to an Ocwen Mortgage Loan that, upon a Final Recovery Determination with respect to such Ocwen Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Ocwen Mortgage Loan are insufficient to reimburse Ocwen or any Sub-Servicer for Servicing Advances;

(iv)  to pay to Ocwen as servicing compensation (in addition to the Servicing Fee) on a Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay to Ocwen or the Seller, as the case may be, with respect to each Ocwen Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse Ocwen for any Advance or Servicing Advance previously made which Ocwen has determined to be a Nonrecoverable Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03;

(vii)  to reimburse Ocwen, the Master Servicer or the Depositor for expenses incurred by or reimbursable to Ocwen, the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)  to reimburse Ocwen, the Trust Administrator, the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Ocwen Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)  to reimburse Ocwen for any unpaid Servicing Fees to the extent not recoverable from Late Collections, Liquidation Proceeds or Insurance Proceeds received with respect to the related Ocwen Mortgage Loan under Section 3.11(iii);

(x)  to pay, or to reimburse Ocwen for advances in respect of expenses incurred in connection with any Ocwen Mortgage Loan pursuant to Section 3.16(b);

(xi)  to pay itself any Prepayment Interest Excess; and

(xii)  to clear and terminate the Collection Account pursuant to Section 9.01.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event Ocwen shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

With respect to the Ocwen Mortgage Loans, Ocwen shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. Ocwen shall provide written notification to the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that a Servicing Officer certification in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

SECTION 3.12	Investment of Funds in the Collection Account.

(a)  Ocwen may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, such account an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in any Investment Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of Ocwen, shall be for the benefit of Ocwen and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. Ocwen shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(d)  The Trust Administrator is hereby directed to invest all amounts on deposit in the Distribution Account during the Float Period in Permitted Investments of the type set forth in clause (vi) of the definition thereof. All such amounts in the Distribution Account shall be invested in the Wells Fargo Advantage Government Money Market Fund. All income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period shall be distributed to the Holders of the Class FL Certificates (the “Class FL Holder”) as set forth in Section 4.01(h) for the next Distribution Date. The Class FL Holder shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in the Distribution Account during the Float Period immediately upon notification of such loss.

SECTION 3.13	[Reserved].

SECTION 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

Ocwen shall cause to be maintained for each Ocwen Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Ocwen Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Ocwen shall also cause to be maintained hazard insurance with extended coverage on each REO Property serviced by it in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Ocwen Mortgage Loan at the time it became an REO Property. Ocwen will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by Ocwen under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that Ocwen would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of an Ocwen Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by Ocwen in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Ocwen Mortgage Loan, notwithstanding that the terms of such Ocwen Mortgage Loan so permit; provided, however, that, subject to Section 3.07, Ocwen may capitalize the amount of any Servicing Advances incurred pursuant to this Section 3.14 in connection with the modification of an Ocwen Mortgage Loan. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Ocwen will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Ocwen Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). If at any time during the term of the Ocwen Mortgage Loan, Ocwen determines, in accordance with applicable law, that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, Ocwen shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, Ocwen shall immediately force place the required flood insurance on the Mortgagor’s behalf.

In the event that Ocwen shall obtain and maintain a blanket policy insuring against hazard losses on all of the Ocwen Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by competent servicers, in which case Ocwen shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Ocwen Mortgage Loans, Ocwen agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Ocwen shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Ocwen Mortgage Loans, unless Ocwen has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Ocwen shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless Ocwen has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Ocwen shall be deemed to have complied with this provision if an Affiliate of Ocwen has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Ocwen. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee and the Trust Administrator.

Ocwen shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements and shall provide to the Master Servicer evidence of the authorization of the person signing any certification, statement, financial information and reports or such other information related to Ocwen or any Sub-Servicer or to Ocwen’s or such Sub-Servicer’s performance hereunder.

SECTION 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

With respect to the Ocwen Mortgage Loans, Ocwen will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Ocwen Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that Ocwen shall not be required to take such action if in its sole business judgment Ocwen believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If Ocwen reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, Ocwen will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Ocwen is also authorized, to the extent permitted under the related Mortgage Note, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the current underwriting criteria of Ocwen for a mortgage loan similar to the related Ocwen Mortgage Loan. In connection with any assumption, modification or substitution, Ocwen shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. Ocwen shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by Ocwen in respect of an assumption, modification or substitution of liability agreement shall be retained by Ocwen as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Ocwen shall notify the Trustee, the Master Servicer, the Trust Administrator and the related Custodian that any such substitution, modification or assumption agreement has been completed by forwarding to the related Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, Ocwen shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of an Ocwen Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which Ocwen may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16	Realization Upon Defaulted Mortgage Loans.

(a)  (i)Ocwen shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Ocwen Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Ocwen shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by Ocwen as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, Ocwen shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Ocwen Mortgage Loan after reimbursement to itself for such expenses.

(ii) With respect to any second lien Ocwen Mortgage Loan, if Ocwen determines that no significant recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property it may elect to charge off the related Ocwen Mortgage Loan (each such Ocwen Mortgage Loan, a “Charged Off Loan”) at the time the related first lien mortgage loan has been liquidated or at any time thereafter; provided, however, if a second lien Ocwen Mortgage Loan is 365 days Delinquent and the related first lien mortgage loan is not in foreclosure, such Ocwen Mortgage Loan will be charged off immediately.

Each Charged Off Loan will be serviced in accordance with the terms of this Agreement until the date of charge off. Once such an Ocwen Mortgage Loan has been charged off, Ocwen will discontinue making Advances, Ocwen will not be entitled to any additional servicing compensation (subject to paragraph (a)(iii) below), the Charged Off Loan will give rise to a Realized Loss, and Ocwen will follow the procedures described in paragraph (a)(iii) below.

(iii) Ocwen will not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which shall be paid to Ocwen as any accrued and unpaid Servicing Fees and reimbursement of expenses. Ocwen will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of accrued and unpaid Servicing Fees for the number of full Monthly Payments collected and out-of-pocket expenses) will be treated as Liquidation Proceeds distributable by the Trustee to the Holders of the Class X Certificates pursuant to Section 4.01(c)(vii).

Upon the request of the majority Holder of the Class X Certificates, any Charged Off Loan will be transferred to such Holder, without recourse (a “Released Loan”) and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Charged Off Loans, (ii) the Holders of the Class X Certificates may designate any servicer to service any such Released Loan and (iii) the Holders of the Class X Certificates may sell any such Charged Off Loan to a third party. With respect to any Released Loan, the Trustee or the related Custodian, upon receipt of a Request for Release, shall release to the majority Holder of the Class X Certificates the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be furnished to it and as shall be necessary to vest in the majority Holder of the Class X Certificates any Released Loan and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

Notwithstanding the foregoing, the procedures described above in this subsection 3.16(a)(iii) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Holders of a majority Percentage Interest of the Class X Certificates, with the reasonable consent of Ocwen.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Ocwen Mortgage Loan as to which Ocwen has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, Ocwen shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, Ocwen or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless Ocwen has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by Ocwen, subject to Ocwen’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11 (ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Ocwen Mortgage Loan or other Ocwen Mortgage Loans.

If Ocwen determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then Ocwen shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by Ocwen pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by Ocwen, subject to Ocwen’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11 (ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Ocwen Mortgage Loan or other Ocwen Mortgage Loans.

(c)  Ocwen may, at its option, purchase an Ocwen Mortgage Loan which has become 90 or more days delinquent or for which Ocwen has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c), Ocwen shall be required to continue to make Advances pursuant to Section 4.04. Ocwen shall not use any procedure in selecting Ocwen Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. Ocwen shall purchase such delinquent Ocwen Mortgage Loan at a price equal to the Purchase Price of such Ocwen Mortgage Loan. Any such purchase of an Ocwen Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. Upon the satisfaction of the requirements set forth in Section 3.17(a), the Trustee shall immediately deliver the Mortgage File and any related documentation to Ocwen and will execute such documents provided to it as are necessary to convey the Ocwen Mortgage Loan to Ocwen.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Ocwen Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse Ocwen or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(iii) and Advances pursuant to Section 3.11(ii); third, to accrued and unpaid interest on the Ocwen Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Ocwen Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Ocwen Mortgage Loan, the amount of such recovery will be allocated by Ocwen as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to Ocwen or any Sub-Servicer pursuant to Section 3.11(iii).

SECTION 3.17	Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Ocwen Mortgage Loan, or the receipt by Ocwen of a notification that payment in full shall be escrowed in a manner customary for such purposes, Ocwen shall deliver to the Trustee, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it or its designee of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release the related Mortgage File to Ocwen or its designee (which shall be sent by overnight mail at Ocwen’s expense) and Ocwen is authorized to cause the removal from the registration on the MERS® System of any such Ocwen Mortgage Loan, if applicable. Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Ocwen Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Ocwen Mortgage Loans, the Trustee shall, upon any request made by or on behalf of Ocwen and delivery to the Trustee, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to Ocwen or its designee within five Business Days, and the Trustee shall, at the written direction of Ocwen, execute such documents provided to it by Ocwen as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate Ocwen to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by Ocwen no longer exists, unless the Ocwen Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Ocwen Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and Ocwen has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, Ocwen shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), from a Servicing Officer stating that such Ocwen Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Ocwen Mortgage Loan has become an REO Property, such Ocwen Mortgage Loan shall be released by the Trustee to Ocwen or its designee within five Business Days.

(c)  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to Ocwen and the Sub-Servicer, as the case may be, copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18	Servicing Compensation.

As compensation for its activities hereunder, Ocwen shall be entitled to the Servicing Fee with respect to each Ocwen Mortgage Loan payable solely from payments of interest in respect of such Ocwen Mortgage Loan, subject to Section 3.24. In addition, Ocwen shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property serviced by it to the extent permitted by Section 3.23. Except as provided in Section 3.29 or Section 6.04, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of Ocwen’s responsibilities and obligations under this Agreement; provided, however, that Ocwen may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by Ocwen only to the extent such fees or charges are received by Ocwen. Ocwen shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. Ocwen shall also be entitled to receive Prepayment Interest Excess pursuant to Section 3.10 and Section 3.11 as additional servicing compensation. Ocwen shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19	Reports; Collection Account Statements.

Not later than twenty days after each Distribution Date, Ocwen shall forward, upon request, to the Trust Administrator and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request and at the expense of the requesting party, provided such statement is delivered by Ocwen to the Trust Administrator.

SECTION 3.20	Statement as to Compliance.

On or before March 15th of each calendar year (with no cure period), commencing in 2008, Ocwen shall deliver or otherwise make available to the Trust Administrator and the Master Servicer a statement of compliance addressed to the Master Servicer and the Depositor and signed by an authorized officer of Ocwen, to the effect that (a) a review of Ocwen’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, Ocwen has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Ocwen shall deliver, or cause to be delivered, a similar Annual Statement of Compliance by any Sub-Servicer, Subcontractor or other Person engaged by it and satisfying any of the criteria set forth in Item 1108(a)(i), (ii) or (iii), to which Ocwen has delegated any servicing responsibilities with respect to the Ocwen Mortgage Loans, to the Trust Administrator as described above as and when required with respect to Ocwen.

Each of the Master Servicer and Trust Administrator shall deliver, or cause to be delivered, a similar Annual Statement of Compliance by any Sub-Servicer, Subcontractor or other Person engaged by it and satisfying any of the criteria set forth in Item 1108(a)(i), (ii) or (iii), to which the Master Servicer has delegated any servicing responsibilities with respect to the Ocwen Mortgage Loans, to the Trust Administrator as described above as and when required with respect to the Master Servicer.

Each of the Master Servicer and the Trust Administrator shall also provide an Annual Statement of Compliance, as and when provided above.

Each of Ocwen, the Master Servicer and the Trust Administrator (each, an “Indemnifying Party”) shall indemnify and hold harmless the Depositor, the Master Servicer, Ocwen, the Trust Administrator and their officers, directors and Affiliates, as applicable, from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.20.

SECTION 3.21	Assessments of Compliance and Attestation Reports.

(A) On or before March 15th of each calendar year (with no cure period), commencing in 2008, Ocwen shall:

(i)  deliver to the Trust Administrator and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor, the Master Servicer and the Trust Administrator) regarding Ocwen’s assessment of compliance with the Relevant Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of Ocwen and shall address each of the Relevant Servicing Criteria specified substantially on Exhibit S hereto (or those Servicing Criteria otherwise mutually agreed to by the Depositor, the Master Servicer and Ocwen in response to evolving interpretations of Regulation AB;

(ii)  deliver to the Trust Administrator and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Master Servicer, the Depositor and the Trust Administrator that attests to, and reports on, the assessment of the compliance made by Ocwen and delivered pursuant to the .preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  cause each Sub-Servicer and each Subcontractor, determined by Ocwen pursuant to Section 4.24(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust Administrator, the Master Servicer and the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 3.21; and

(iv)  pursuant to Section 4.05(a)(iv), deliver, and cause each Sub-Servicer and each Subcontractor, determined by Ocwen pursuant to Section 4.24(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer a certification substantially in the form attached hereto as Exhibit N-2.

Each assessment of compliance provided by a Sub-Servicer pursuant to Section 3.21(iii) shall address each of the Relevant Servicing Criteria applicable to Ocwen in Exhibit S. An assessment of compliance provided by a Subcontractor pursuant to Section 3.21(iii) need not address any elements of the Relevant Servicing Criteria other than those specified by Ocwen pursuant to Section 3.02.

Ocwen acknowledges that the Master Servicer may rely on the certification provided by Ocwen pursuant clause (iv) above in signing the Certification and filing such with the Commission. Neither the Master Servicer nor the Depositor will request delivery of a certification under clause (iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Ocwen Mortgage Loans.

Each of the Master Servicer, the Trust Administrator and each Custodian shall also provide, and each such party and the Trustee shall cause any Sub-servicer or Subcontractor engaged by it to provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to each such party. Notwithstanding the foregoing, as to any trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of Form 10-K with respect to the Trust Fund.

Each of Ocwen, the Master Servicer, the Trustee (in its capacity as a Custodian) and the Trust Administrator shall indemnify and hold harmless the Depositor, the Master Servicer, Ocwen and the Trust Administrator and their officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.21.

(B)	Remedies Regarding Statements as to Compliance, Assessments of Compliance and Attestation Reports.

Any failure by Ocwen, any Sub-Servicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 3.20 or Section 3.21, including (except as provided below) any failure by Ocwen to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall constitute a Servicer Event of Termination, and the Trustee may (at the direction of the Depositor) terminate the rights and obligations of Ocwen under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to Ocwen (other than Ocwen’s rights to reimbursement of unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees in the manner provided in this Agreement); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of Ocwen as servicer, such provision shall be given effect.

Neither the Trustee nor the Depositor shall be entitled to terminate the rights and obligations of Ocwen pursuant to this subparagraph (B)(i) if a failure of Ocwen to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

SECTION 3.22	Access to Certain Documentation.

Ocwen shall provide to the Trustee, the Trust Administrator and the Depositor, at the request of the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Ocwen Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of Ocwen designated by it. In addition, upon receipt of 5 days written notice, access to the documentation regarding the Ocwen Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator, the Master Servicer and to any Person identified to Ocwen as a prospective transferee of a Certificate subject to the execution of a confidentiality agreement in form and substance satisfactory to Ocwen, upon reasonable request during normal business hours at the offices of Ocwen designated by it at the expense of the Person requesting such access. Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22. Nothing in this Section 3.22 shall require Ocwen to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. Ocwen shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof which shall in no event be reimbursable by the Trustee.

Ocwen agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer, on a monthly basis.

SECTION 3.23	Title, Management and Disposition of REO Property.

(a)  The deed or certificate of sale of any REO Property serviced by Ocwen shall, subject to applicable laws, be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Ocwen, on behalf of REMIC 1, shall sell any such REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless Ocwen shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. Ocwen shall manage, conserve, protect and operate each REO Property serviced by it for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)  Ocwen shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties serviced by it an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. Ocwen shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property serviced by it. Ocwen shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  Ocwen shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property serviced by it as are consistent with the manner in which Ocwen manages and operates similar property owned by Ocwen or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as Ocwen deems to be in the best interests of Certificateholders. In connection therewith, Ocwen shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after Ocwen’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after Ocwen’s receipt thereof, all revenues received by it with respect to an REO Property serviced by it and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(1)	all insurance premiums due and payable in respect of such REO Property;

(2)	all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(3)	all costs and expenses necessary to maintain, operate and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, Ocwen shall advance from its own funds such amount as is necessary for such purposes if, but only if, Ocwen would make such advances if Ocwen owned the REO Property and if in Ocwen’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither Ocwen nor the Trustee shall:

(i)  authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property serviced by Ocwen, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)  authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)  authorize any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)  authorize any Person to Directly Operate any such REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, Ocwen has obtained an Opinion of Counsel, provided to the Trust Administrator and the Master Servicer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case Ocwen may take such actions as are specified in such Opinion of Counsel.

Ocwen may contract with any Independent Contractor for the operation and management of any REO Property serviced by it, provided that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)  any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to Ocwen as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)  none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve Ocwen of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)  Ocwen shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Ocwen shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of Ocwen by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. Ocwen shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether Ocwen’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by Ocwen, such amounts shall be reimbursable as Servicing Advances made by Ocwen.

(d)  In addition to the withdrawals permitted under Section 3.23(c), Ocwen may from time to time make withdrawals from the REO Account for any REO Property serviced by it: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, Ocwen shall withdraw from each REO Account maintained by it and remit to the Trust Administrator for deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)  Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by Ocwen in a manner, at such price and upon such terms and conditions as shall be normal and usual in the Servicing Standard.

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to Ocwen or any Sub-Servicer as provided above, shall be remitted to the Trust Administrator for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)  Ocwen shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements of the Code.

SECTION 3.24	Obligations of Ocwen in Respect of Prepayment Interest Shortfalls.

Ocwen shall deliver to the Trust Administrator for deposit into the Distribution Account on each Servicer Remittance Date from its own funds (or from a Sub-Servicer’s own funds received by Ocwen in respect of Compensating Interest) an amount equal to the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall for the related Prepayment Period exceeds the Prepayment Interest Excess for the related Prepayment Period, and (b) the amount of the Servicing Fee payable to Ocwen for such Distribution Date. Ocwen shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

SECTION 3.25	Obligations of Ocwen in Respect of Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Ocwen Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by Ocwen in a manner not consistent with the terms of the related Mortgage Note and this Agreement, Ocwen, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by Ocwen with respect to any Ocwen Mortgage Loan pursuant to this Section 3.25 are subsequently recovered from the related Mortgagor, Ocwen shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.25 from such recoveries. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of Ocwen to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.26	[Reserved].

SECTION 3.27	[Reserved].

SECTION 3.28	Late Remittance.

With respect to any remittance received by the Master Servicer after the day on which such payment was due, Ocwen shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Distribution Account by Ocwen on the date such late payment is made and shall cover the period commencing with the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by Ocwen of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Termination.

SECTION 3.29	Advance Facility.

Ocwen is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) Ocwen sells, assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) Ocwen’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by Ocwen pursuant to this Agreement. Ocwen is hereby authorized to assign its rights to the Servicing Fee and to pledge any applicable servicing rights; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned. No consent of the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Certificateholders or any other party shall be required before Ocwen may enter into an Advance Facility. Ocwen shall notify each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on Ocwen’s behalf, Ocwen shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If Ocwen enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances (“Advance Reimbursement Amounts”) and/or Servicing Advances including Nonrecoverable Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then, Ocwen shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.11(ii), (iii), (vi) and (vii) and remit such Reimbursement Amounts in accordance with Section 3.10(b) or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Funds or distributed to Certificateholders.

Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Ocwen Mortgage Loans for which Ocwen would be permitted to reimburse itself in accordance with this Agreement, assuming Ocwen or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor, the Master Servicer, the Trustee or the Trust Administrator shall have any duty or liability with respect to the calculation or payment of any Reimbursement Amount, nor shall the Depositor, the Master Servicer, the Trustee or the Trust Administrator shall have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. Ocwen shall maintain and provide to any successor servicer and (upon request) the Trust Administrator a detailed accounting on a loan by loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer and the Trust Administrator shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer and the Trust Administrator shall not be liable for any errors in such information.

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding or purchase of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

Reimbursement Amounts distributed with respect to each Ocwen Mortgage Loan shall be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Ocwen Mortgage Loan on a “first in, first out” (FIFO) basis. Such documentation shall also require Ocwen to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Ocwen Mortgage Loan. Ocwen shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by Ocwen to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

Ocwen shall indemnify the Depositor, the Trustee, the Trust Administrator, the Master Servicer, any successor servicer and the Trust Fund for any loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct or breach of its duties hereunder on the part of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or any successor servicer.

Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Trust Administrator, the Depositor, the Master Servicer and Ocwen without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees and expenses) of each party hereto of any such amendment shall be borne solely by Ocwen. Prior to entering into an Advance Facility, Ocwen shall notify the Advancing Person in writing that: (a) the Advances and/or Servicing Advances purchased, financed by and/or pledged to the Advancing Person are obligations owed to Ocwen on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee, the Trust Administrator, the Master Servicer and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advances financed by the Advancing Person; (b) Ocwen will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advancing Person, subject to the restrictions and priorities created in this Agreement; and (c) neither the Trustee nor the Trust Administrator shall have any responsibility to track or monitor the administration of the Advance Facility between Ocwen and the Advancing Person.

This Section 3.29 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

SECTION 3.30	Solicitations.

From and after the Closing Date, Ocwen agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on Ocwen’s behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any

Ocwen Mortgage Loan for the purpose of refinancing such Ocwen Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom Ocwen has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Ocwen Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is Ocwen prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

Furthermore, Ocwen shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of Ocwen’s counseling services with respect to refinancing mortgage loans.

ARTICLE IIIA

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3A.01	Master Servicer to Act as Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of each Servicer to service and administer the Mortgage Loans serviced by it in accordance with the terms of this Agreement or the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the related Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement or the related Servicing Agreement. The Master Servicer shall independently monitor each Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to such Servicer’s and the Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Trust Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to Section 3A.11.

The Trustee shall furnish each Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable such Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee and the Trust Administrator shall provide access to the records and documentation in possession of the Trustee or the Trust Administrator, as applicable, regarding the Mortgage Loans and REO Properties and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Trust Administrator, as applicable; provided, however, that, unless otherwise required by law, neither the Trustee nor the Trust Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Trust Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or Trust Administrator’s, as applicable, actual costs. In addition, the Trustee shall, upon request of the Depositor, give the Depositor access to the Mortgage Files in its possession, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee.

The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3A.02	[Reserved].

SECTION 3A.03	Monitoring of Servicers.

In the review of each Servicer’s activities, the Master Servicer may rely upon an Officers’ Certificate of the related Servicer (or similar document signed by a Servicing Officer of the related Servicer) with regard to such Servicer’s compliance with the terms of this Agreement or the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with the terms hereof or thereof, or that a notice should be sent pursuant to the terms hereof or thereof with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer or (if the Master Servicer is the Servicer) the Trustee, for the benefit of the Certificateholders, shall enforce the obligations of each Servicer under this Agreement or the related Servicing Agreement, and shall, in the event that it receives notice that a Servicer has failed to perform its obligations in accordance with this Agreement or the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer hereunder or thereunder in accordance with the provisions of Article VII or the related Servicing Agreement and act as Servicer of such Mortgage Loans or appoint a successor servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or Trustee (or such other successor master servicer), as applicable, in its good faith business judgment, would require were it the owner of such Mortgage Loans. The Master Servicer or the Trustee (or such other successor master servicer), as applicable, shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee (or such other successor master servicer), as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee (or such other successor master servicer), as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer or Trustee, as applicable, related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of a Servicer Event of Termination and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer (or if the Master Servicer is the Servicer, the Trustee (or other successor master servicer)) shall, upon receipt from the related Servicer, the Master Servicer or the Trust Administrator, of notice of any failure of a Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the related Servicing Agreement, enforce such obligations after consultation with the Depositor.

If the Master Servicer or the Trustee, as applicable, acts as a Servicer, it will not assume liability for the representations and warranties of such Servicer that it replaces.

SECTION 3A.04	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as Master Servicer.

SECTION 3A.05	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement or the related Servicing Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Article X, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer or the related Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or such Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement or the related Servicing Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3A.06	Due on Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

SECTION 3A.07	[Reserved].

SECTION 3A.08	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

The Master Servicer and the related Servicer shall transmit to the Trustee (or the related Custodian on behalf of the Trustee) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee, the Trust Administrator or the related Custodian. Any funds received by the Master Servicer or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement. The Master Servicer shall, and subject to Section 3.22 or subject to the related Servicing Agreement shall cause the related Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trust Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the related Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the related Servicer or the Master Servicer, as applicable, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the related Servicer under this Agreement or the related Servicing Agreement.

SECTION 3A.09	Compensation for the Master Servicer.

The Master Servicer will be entitled to a portion of the Administration Fee and all income and gain realized from any investment of funds in the Distribution Account, pursuant to Section 3A.11 and Section 3A.12, for the performance of its activities hereunder (the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Servicer in accordance with Section 3.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with the performance of its duties hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 3A.10	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Trust Administrator, from its own funds and without right of reimbursement (except as described below), not later than the related Distribution Date, Compensating Interest in an amount equal to the lesser of (i) the aggregate amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24 with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date and not so paid by the related Servicer and (ii) the aggregate compensation payable to the Master Servicer for the related collection period under this Agreement. In the event the Master Servicer pays any amount in respect of such Compensating Interest prior to the time it shall have succeeded as successor servicer, the Master Servicer shall be subrogated to the Trust Fund’s right to receive such amount from the related Servicer. In the event the Trust Fund receives from the related Servicer all or any portion of amounts in respect of Compensating Interest required to be paid by the related Servicer pursuant to Section 3.24 or pursuant to the related Servicing Agreement, not so paid by the related Servicer when required, and paid by the Master Servicer pursuant to this Section 3A.10, then the Master Servicer may reimburse itself for the amount of Compensating Interest paid by the Master Servicer from such receipts by the Trust Fund.

SECTION 3A.11	Distribution Account.

On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in Trust for the benefit of the Trustee and the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer will deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)  Any amounts remitted to the Master Servicer by the related Servicer from the Collection Account or the related Custodial Account;

(ii)  Any Advances received from a Servicer, or made by the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (in each case in its capacity as successor servicer), and any payments of Compensating Interest received from the related Servicer or made by the Master Servicer (unless, in the case of the Master Servicer, such amounts are deposited by the Master Servicer directly into the Distribution Account);

(iii)  Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Collection Account;

(iv)  Any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(v)  Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

All amounts deposited to the Distribution Account shall be held by the Master Servicer in the name of the Trustee in Trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (A) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (B) the items enumerated in Section 3A.12(a) (with respect the clearing and termination of the Distribution Account and with respect to amounts deposited in error), in Section 3A.12(b) or in clauses (i), (ii), (iii) and (iv), (v) of Section 3A.12(c), need not be credited by the Master Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee or the Trust Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

The Trust Administrator may direct any depository institution maintaining the Distribution Account to invest the funds on deposit in such account or to hold such funds uninvested. All investments pursuant to this Section 3A.11 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trust Administrator or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Distribution Account shall be made in the name of the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Distribution Account.

All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

SECTION 3A.12	Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Trust Administrator will, from time to time on demand of the Master Servicer, a Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement. The Trust Administrator may clear and terminate the Distribution Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

(b) On an ongoing basis, the Trust Administrator shall withdraw funds from the Distribution Account to pay (i) any Extraordinary Trust Fund Expenses including but not limited to amounts payable to the Servicer or the Depositor pursuant to Section 6.03(b) or Master Servicer pursuant to Section 6.03(c), and (ii) any amounts expressly payable to the Master Servicer as set forth in Section 3A.09.

(c) The Trust Administrator may withdraw from the Distribution Account any of the following amounts (in the case of any such amount payable or reimbursable to the related Servicer, only to the extent such Servicer shall not have paid or reimbursed itself such amount prior to making any remittance to the Master Servicer pursuant to the terms of this Agreement or the related Servicing Agreement):

(v)  to reimburse the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as successor Servicer) for any Advance of its own funds, the right of the Master Servicer or the Trustee, as applicable, to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(vi)  to reimburse the Master Servicer from Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(vii)  to reimburse the Master Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds and Subsequent Recoveries from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(viii)  to reimburse the Master Servicer for advances of funds (other than Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late recoveries of the payments for which such advances were made;

(ix)  to reimburse the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as successor Servicer) for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iv);

(x)  to pay the Credit Risk Manager the Credit Risk Manager Fee;

(xi)  to make distributions in accordance with Section 4.01;

(xii)  to pay compensation to the Trust Administrator on each Distribution Date;

(xiii)  to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(xiv)  without duplication of the amount set forth in clause (iii) above, to pay any Extraordinary Trust Fund Expenses to the extent not paid by the Master Servicer from the Distribution Account;

(xv)  without duplication of any of the foregoing, to reimburse or pay the related Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the related Servicer, to the extent provided in this Agreement or the related Servicing Agreement and to refund to the related Servicer any amount remitted by such Servicer to the Master Servicer in error;

(xvi)  to pay to the Master Servicer, any interest or investment income earned on funds deposited in the Distribution Account;

(xvii)  to withdraw any amount deposited in the Distribution Account in error; and

(xviii)  to clear and terminate the Distribution Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (v) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account.

On each Distribution Date, the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as a successor Servicer) shall remit to the Trust Administrator for deposit in the Distribution Account any Advances required to be made, but not made by Ocwen or any other Servicer and the Master Servicer shall deposit in the Distribution Account any Compensating Interest required to be paid by Ocwen or any other Servicer, in either such case by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans.

ARTICLE IV

FLOW OF FUNDS

SECTION 4.01	Distributions.

(a)  (I) On each Distribution Date, the Trust Administrator shall, first, withdraw from the Distribution Account an amount equal to the Credit Risk Manager Fee for such Distribution Date and shall pay such amount to the Credit Risk Manager and, then, withdraw that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

(i)  to the Holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Class; and

(ii)  concurrently, to the Holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

(II) On each Distribution Date the Trust Adminsitrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

(i)  concurrently, to the Holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such Class; and

(ii)  to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

(III) On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), the Class M-9 Certificates and the Class M-10 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

(b)  (I)On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)  after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

(II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  after taking into account the amount distributed to the Holders of the Group I Certificates pursuant to Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class), the Class M-9 Certificates and the Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

(IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)  to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(b)(V)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(b)(V)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

(V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Group II Certificates (allocated among Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  to the Holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(b)(IV)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(b)(IV)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

(VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

(i)  to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ii)  to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  concurrently, to the Holders of the Class M-8 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof have been reduced to zero;

(ix)  to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(x)  to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the Holders of the Class II-A-1 Certificates, until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero; second, to the Holders of the Class II-A-2 Certificates, until the Certificate Principal Balance of the Class II-A-2 Certificates has been reduced to zero; third, to the Holders of the Class II-A-3 Certificates, until the Certificate Principal Balance of the Class II-A-3 Certificates has been reduced to zero and fourth, to the Holders of the Class II-A-4 Certificates, until the Certificate Principal Balance of the Class II-A-4 Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the Holders of the Senior Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class.

(c)  On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(b) above;

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), the Class M-9 Certificates and the Class M-10 Certificates, in that order, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount for each such Class;

(iii)  to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates which exceed the amounts received under the Basis Risk Cap Agreement, without taking into account amounts, if any, received by the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement or the Cap Trustee under the Interest Rate Cap Agreement;

(iv)  to the Supplemental Interest Trust Trustee for payment to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v)  to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Floating Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  to the Holders of the Class X Certificates, any recoveries in respect of the Charged Off Loans; and

(viii)  any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-4 Interest).

(d)  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trust Administrator shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

(i)  concurrently, to each Class of Senior Certificates, the related Basis Risk Cap Amount, from payments made under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(ii)  sequentially, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), the Class M-9 Certificates and the Class M-10 Certificates, in that order, the related Basis Risk Cap Amount, from payments made under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(iii)  concurrently, to each Class of Senior Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

(iv)  sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), the Class M-9 Certificates and the Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

(e)  On or before each Distribution Date, Net Swap Payments (whether payable to the Swap Provider or to the Supplemental Interest Trust Trustee), any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and any Swap Termination Payments owed to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee into the Swap Account. On each Distribution Date, the Trust Administrator shall withdraw from amounts on deposit in the Swap Account (other than amounts representing Swap Termination Payments received by the Supplemental Interest Trust Trustee or Net Swap Payments received by the Supplemental Interest Trust Trustee) prior to any distribution to any Certificates as follows:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) from any upfront payment received pursuant to any replacement interest rate swap agreement.

On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Swap Account as follows:

(i)  concurrently, to each Class of Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-9 Certificates and Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed;

(iii)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount;

(iv)  sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-9 Certificates and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)  concurrently, to each Class of Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-9 Certificates and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(vii)  any remaining amounts to the Holders of the Class C Certificates.

Notwithstanding any of the foregoing, the aggregate amount distributed under Section 4.01(e)(iii) above on such Distribution Date, when added to the cumulative amount distributed under Section 4.01(e)(iii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off date through the last day of the Prepayment Period). Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under Section 4.01(e)(iii) above, but for the foregoing proviso, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under Section 4.01(e)(iii) above.

(f)  On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow, amounts on deposit in the Net WAC Rate Carryover Reserve Account and amounts on deposit in the Swap Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Cap Account as follows:

(i)  concurrently, to each Class of Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-9 Certificates and Class M-10 Certificates,, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed;

(iii)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount;

(iv)  sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-9 Certificates and Class M-10 Certificates,, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)  concurrently, to each Class of Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates (concurrently, to the holders of the Class M-8A Certificates and the Class M-8B Certificates, on a pro rata basis based on the entitlement of each such class) and Class M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(vii)  any remaining amounts to the Sponsor or its designee, as set forth in the Cap Allocation Agreement.

(g)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and the Servicer Prepayment Charge Payment Amounts paid by the related Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trust Administrator to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

(h)  On each Distribution Date, all amounts representing income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period, will be withdrawn from the Distribution Account and distributed by the Trust Administrator to the Holders of the Class FL Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class FL Certificates shall not reduce the Certificate Principal Balances thereof.

(i)  The Trust Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

(j)  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(k)  It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trust Administrator determines that the Residual Certificates are entitled to any distributions, the Trust Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

SECTION 4.02	[Reserved].

SECTION 4.03	Statements.

(a)  On each Distribution Date, based, as applicable, on information provided to the Trust Administrator by the Master Servicer (which in turn shall be based, as applicable, on information provided to the Master Servicer by the Servicers) the Trust Administrator shall prepare and make available to each Holder of the Regular Certificates, each Servicer, the Credit Risk Manager and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

(iii)  the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

(iv)  the fees and expenses of the Trust Fund accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v)  the aggregate amount of Advances for the related Due Period (including the general purpose of such Advances);

(vi)  the Pool Balance at the Close of Business at the end of the related Due Period;

(vii)  the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(viii)  the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (not including a Liquidated Mortgage Loan as of the end of the Prepayment Period) that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) using the OTS Method (as described below) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

(ix)  the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the calendar month preceding the related Distribution Date;

(x)  the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

(xi)  the aggregate amount of Realized Losses incurred during the related Prepayment Period, which will include the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date, which will include the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xii)  the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiii)  the Certificate Principal Balance of each Class of Floating Rate Certificates and the Class C Certificates, before and after giving effect to the distributions made on such Distribution Date;

(xiv)  the Monthly Interest Distributable Amount in respect of the Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Floating Rate Certificates for such Distribution Date;

(xv)  the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the related Servicer pursuant to Section 3.24 or pursuant to the related Servicing Agreement;

(xvi)  the Credit Enhancement Percentage for such Distribution Date;

(xvii)  the Net WAC Rate Carryover Amount for the Floating Rate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xviii)  whether the Stepdown Date or a Trigger Event has occurred, the Delinquency Percentage for such Distribution Date and the Realized Loss Percentage for such Distribution Date;

(xix)  the total cashflows received and the general sources thereof (including amounts received from the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement, from the Cap Trustee under the Interest Rate Cap Agreement and under the Basis Risk Cap Agreement);

(xx)  the respective Pass-Through Rates applicable to the Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Floating Rate Certificates for the immediately succeeding Distribution Date;

(xxi)  payments, if any, made under the Basis Risk Cap Agreement and the Interest Rate Cap Agreement and the amount distributed to the Floating Rate Certificates from such payments;

(xxii)  the amount of any Net Swap Payments or Swap Termination Payments paid to the Swap Provider; and

(xxiii)  the applicable Record Date, Accrual Period and any other applicable determination dates for calculating distributions for such Distribution Date.

The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Servicers, the Depositor and the Rating Agencies via the Trust Administrator’s internet website. The Trust Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer. The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement. The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined by the Trust Administrator from information provided by the Servicer and reported by the Trust Administrator based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be Delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. Ocwen hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of Ocwen.

(b)  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)  On each Distribution Date, the Trust Administrator shall make available to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trust Administrator deems necessary or appropriate.

(d)  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

SECTION 4.04	Remittance Reports; Advances.

(a)  Not later than the 17th day of each calendar month or if such 17th day is not a Business Day, the following Business Day, Ocwen shall furnish to the Master Servicer a monthly remittance advice (which together with any supplemental reports is known as the “Remittance Report”) in a format attached as Exhibit R-2 or in any other format as mutually agreed to between Ocwen and the Master Servicer, containing such information regarding the Ocwen Mortgage Loans as is needed by the Master Servicer to perform its duties as set forth in Section 4.01 and 4.02 hereof. Such Remittance Report will also include a delinquency report substantially in the form set forth in Exhibit R-1 and a realized loss report substantially in the form set forth in Exhibit R-3 (or in either case, such other format as mutually agreed to between Ocwen and the Master Servicer). The Master Servicer shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The amount of Advances to be made by Ocwen for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Ocwen Mortgage Loans (other than with respect to any REO Property or second lien Ocwen Mortgage Loan as described in clauses (ii) and (iii) below or a Balloon Mortgage Loan as described below), which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date, (ii) with respect to each REO Property serviced by Ocwen, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date and (iii) with respect to each second lien Ocwen Mortgage Loan, an amount equal to the interest portion of the related Monthly Payment (net of the related Servicing Fee). For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan serviced by Ocwen with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan and not the entire Balloon Payment. In addition, Ocwen shall not be required to advance any Relief Act Interest Shortfalls or to cover Prepayment Interest Shortfalls in excess of its obligations under Section 3.24.

On or before the Servicer Remittance Date, Ocwen shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Ocwen Mortgage Loans and related REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by Ocwen in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by Ocwen with respect to the Ocwen Mortgage Loans and related REO Properties. Any amounts held for future distribution used by Ocwen to make an Advance as permitted in the preceding sentence shall be appropriately reflected in Ocwen’s records and replaced by Ocwen by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to Ocwen by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by Ocwen to the Trust Administrator on such date is less than the Advances required to be made by Ocwen for the related Distribution Date, as set forth in the related Remittance Report.

(c)  The obligation of Ocwen to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Ocwen Mortgage Loan, shall continue until the Ocwen Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

(d)  If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which Ocwen was required to make an advance pursuant to this Agreement or for which the related Servicer was required to make an advance pursuant to the applicable Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer as successor servicer will deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer as successor servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer as successor servicer shall continue to make such Advances through the date that Ocwen or the related Servicer is required to do so under this Agreement or the applicable Servicing Agreement, as applicable.

(e)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by Ocwen or the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by Ocwen or the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certification of a Servicing Officer delivered to the Trust Administrator (whereupon, upon receipt of such certification, the Trust Administrator shall forward a copy of such certification to the Depositor, the Trustee and the Credit Risk Manager). Notwithstanding the foregoing, if following the application of Liquidation Proceeds on any Ocwen Mortgage Loan that was the subject of a Final Recovery Determination, any Servicing Advance with respect to such Ocwen Mortgage Loan shall remain unreimbursed to Ocwen, then without limiting the provisions of Section 3.11(a), a certification of a Servicing Officer regarding such Nonrecoverable Servicing Advance shall not be required to be delivered by Ocwen to the Trust Administrator.

SECTION 4.05	Commission Reporting.

(a)  (i) Using best efforts, within 10 days after each Distribution Date, and no later than 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall, in accordance with industry standards, prepare and file, on behalf of the Trust, with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 3 calendar days after the related Distribution Date, (i) the parties set forth in Exhibit T shall be required to provide, pursuant to Section 4.05(a)(v) below, to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380) and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit P (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Trust Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor for review, only to the extent that the Form 10-D contains Additional Form 10-D Disclosure. Within two Business Days after receipt of such copy, but no later than the 7th calendar day (on a best efforts basis, and in no event later than the 12th calendar day) after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.05(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under Sections 4.05(a)(i), (ii) and (v) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.05(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon each Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D and Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-Servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to filing of a report on Form 10-D, if the answer to either question should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D.

(iii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall, be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor, pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City Time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit T shall be required pursuant to Section 4.05(a)(v) below to provide to the Trust Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

After preparing the Form 8-K, the Trust Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.05(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.05(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.05(a)(iii). The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.05(a)(iii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon each Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-Servicer or Subcontractor needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) (A) On or prior to 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and the Custodial Agreement, (i) an annual compliance statement for each Servicer, the Master Servicer, the Trust Administrator and any Sub-Servicer, Subcontractor or other Person engaged by such parties or the Trustee (together with each Custodian, each a “Reporting Servicer”), as described under Section 3.20 of this Agreement and the Custodial Agreement, provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K for each Reporting Servicer pursuant to Regulation AB, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.21 of this Agreement and the Custodial Agreement, and (B) if the report on assessment of compliance with the Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer as described under Section 3.21 of this Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.21 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described below. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit T shall be required to provide pursuant to Section 4.05(a)(v) below to the Depositor and to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380), to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

After preparing the Form 10-K, the Trust Administrator shall forward, upon request, electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.05(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by it. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under Section 4.05(a)(iv) and Section 4.05(a) (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections, Section 3.20 and Section 3.21. The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.05(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon each Servicer, the Custodians and any Sub-Servicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Custodian, Sub-Servicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to either question should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-K.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), exactly as set forth in Exhibit N-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Servicers, the Master Servicer and the Trust Administrator shall provide, and each such party and the Trustee shall cause any Sub-servicer or Subcontractor engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1 of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit N-2, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event that any such party or any Sub-Servicer or Subcontractor engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.05(a)(iv) with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(v) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described in Section 4.05(a)(ii) through (iv) above. Each of the Master Servicer, the Servicers, the Trust Administrator and Depositor hereby agree to notify and to provide, to the extent known, to the Trust Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit P hereof. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Trust Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. Each of the Servicers shall be responsible for determining the pool concentration applicable to any Sub-Servicer or originator at any time, for purposes of disclosure as required by Items 1108 and 1110 of Regulation AB.

(vi) On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.05(a)(vi) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian, sub-servicer or subcontractor needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 4.05; provided, however, the Trust Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Trust Administrator in connection with this Section 4.05 shall not be reimbursable from the Trust Fund.

(b)  (A) The Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trust Administrator’s obligations under this Section 4.05 or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 3.20 and Section 3.21.

(B) The Depositor shall indemnify and hold harmless the Trust Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 4.05 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

(C) The Master Servicer shall indemnify and hold harmless the Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Master Servicer under this Section 4.05 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 3.21.

(D) Ocwen shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of Ocwen under Section 3.20, Section 3.21 or Section 4.05, including any failure by Ocwen (or any Sub-Servicer or any Subcontractor engaged by Ocwen), to provide any Back-Up Certification, annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report, any information, data or materials required to be included in any Exchange Act report or any other information or material when and as required under Sections 3.20, 3.21 or 4.05, or Ocwen’s negligence, bad faith or willful misconduct in connection therewith and (ii) any material misstatement or omission contained in any information, disclosure, report, certification, data, accountants’ letter or other material provided under Sections 3.20, 3.21 and 4.05 to the Master Servicer or the Trust Administrator by or on behalf of Ocwen or on behalf of any Sub-Servicer or Subcontractor), including any material misstatement or material omission in (i) any Back-Up Certification, annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report delivered by Ocwen, or by any Sub-Servicer or Subcontractor engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by Ocwen.

(E) The Trustee (and in its capacity as a Custodian) shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Trustee under Section 3.21 or Section 4.05, including any failure by the Trustee, to provide any annual assessment of compliance or attestation report, any information, data or materials required to be included in any Exchange Act report or any other information or material when and as required under Sections 3.21 or 4.05, or the Trustee’s negligence, bad faith or willful misconduct in connection therewith and (ii) any material misstatement or omission contained in any information, disclosure, report, certification, data, accountants’ letter or other material provided under Sections 3.20, 3.21 and 4.05 to the Master Servicer or the Trust Administrator by or on behalf of the Trustee, including any material misstatement or material omission in (i) any annual assessment of compliance or attestation report, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by the Trustee.

(F) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, Ocwen, the Master Servicer, the Trustee or the Trust Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 4.05 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)  Nothing shall be construed from the foregoing subsections (a) and (b) to require the Trust Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trust Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.05(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trust Administrator of any obligation under this Agreement.

(d)  Notwithstanding the provisions of Section 11.01, this Section 4.05 may be amended without the consent of the Certificateholders.

(e)  Each of the parties agrees to provide to the Master Servicer and the Trust Administrator such additional information related to such party as the Master Servicer and the Trust Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

Any notice or notification required to be delivered by the Trust Administrator or Master Servicer to the Depositor pursuant to this 4.05, may be delivered via facsimile to the legal department at (203) 618-2132, with a copy delivered to the operations group at facsimile (203) 422-4646.

SECTION 4.06	[Reserved].

SECTION 4.07	[Reserved].

SECTION 4.08	Distributions on the REMIC Regular Interests.

(a)  On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)  to Holders of each of REMIC 1 Regular Interest I and REMIC 1 Regular Interest I-1-A through I-51-B, on a pro rata basis, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 1 Regular interests I-1-A through I-51-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests, and second, to the extent of the Overcollateralization Release Amounts, to REMIC 1 Regular Interest I-51-B until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

(iii)  to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b)  On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)  first, to the Holders of REMIC 2 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  second, to the extent of Available Funds, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, on a pro rata basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 2 Regular Interest LTZZ shall be increased by such amount; and

(iii)  third, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(b) 2.00% of such remainder first, to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIA2, REMIC 2 Regular Interest LTIIA3, REMIC 2 Regular Interest LTIIA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8A, REMIC 2 Regular Interest LTM8B, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero, and second, to the Holders of REMIC 2 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

SECTION 4.09	Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to Net Swap Payments received under the Interest Rate Swap Agreement; third, to amounts received under the Interest Rate Cap Agreement; fourth, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(c)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Senior Certificates or the Class P Certificates.

(b)  With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date, first to REMIC 1 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-51-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

(c)  All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM10 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8B and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8B has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8A and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8A has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero and thirteenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero.

SECTION 4.10	Swap Account.

(a)  On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, “Swap Account, Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust Administrator held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b)  Prior to each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC 6 Regular Interest SWAP IO to the extent of the amount distributable on REMIC 6 Regular Interest SWAP IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a partnership, provided, that the Trust Administrator shall not be required to prepare and file partnership tax returns in respect of such partnership unless it receives additional reasonable compensation (not to exceed $10,000 per year) for the preparation of such filings, written notification recognizing the creation of a partnership agreement or comparable documentation evidencing the partnership, if any. The Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).

(d)  To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e)  The Trust Administrator shall treat the Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 2 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P, Class R and Class R-X Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 4 and as having been paid by such Holders pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 2, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  The Trust Administrator shall, at the direction of the Depositor, enforce all of its rights and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), the Trust Administrator shall, at the direction of the Depositor, appoint a replacement counterparty to enter into a replacement swap agreement. The Trust Administrator shall have no responsibility with regard to the selection of a replacement swap provider or the negotiation of a replacement swap agreement. Any Swap Termination Payment received by the Trust Administrator shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider.

(g)  For federal tax return and information reporting, the right of the Holders of the Floating Rate Certificates to receive payments from the Supplemental Interest Trust in respect of any Net WAC Cap Carry Forward Amounts may have more than a de minimis value.

SECTION 4.11	Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trust Administrator will account for payments to each Floating Rate Certificates as follows: each Floating Rate Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Floating Rate Certificate.

The REMIC regular interest corresponding to a Floating Rate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Floating Rate Certificate may exceed the actual amount of distributions on the Floating Rate Certificate.

SECTION 4.12	Cap Account.

(a)  No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, a separate, segregated trust account titled, “Cap Account, Wells Fargo Bank, N.A., as Cap Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.” Such account shall be an Eligible Account and amounts therein shall be held uninvested.

(b)  On each Distribution Date, pursuant to the Cap Allocation Agreement, the Cap Trustee, prior to any distribution to any Certificate, shall deposit into the Cap Account amounts received pursuant to the Interest Rate Cap Agreement for distribution in accordance with Section 4.01(f) above.

(c)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Cap Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be treated as a partnership. The Cap Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Senior Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Cap Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d)  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator is hereby directed, to deposit into the Cap Account the amounts described above on each Distribution Date.

For federal income tax purposes, the right of the Floating Rate Certificates to receive payments from the Cap Account may have more than a de minimis value.

SECTION 4.13	Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trust Administrator shall establish and maintain with itself a separate, segregated trust account titled, “Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Mortgage Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.” All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Floating Rate Certificates in the manner set forth in Section 4.01(d).

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Floating Rate Certificates (after taking into account the remaining Initial Net WAC Rate Carryover Reserve Account Deposit), the Trust Administrator has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(c)(v), rather than distributing such amounts to the Class C Certificateholders. In addition, any payments received by the Trust Administrator under the Basis Risk Cap Agreement on each Distribution Date will be deposited into the Net WAC Rate Carryover Reserve Account. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Floating Rate Certificates, and will distribute such amounts to the Holders of the Floating Rate Certificates in the amounts and priorities set forth in Section 4.01(d).

On each Distribution Date, any amounts remaining in the Net WAC Rate Carryover Reserve Account (representing payments received by the Trust Administrator under the Basis Risk Cap Agreement) after the payment of any Net WAC Rate Carryover Amounts on the Floating Rate Certificates for such Distribution Date, shall be payable to the Trust Administrator as additional compensation. For so long as any Floating Rate Certificates are beneficially owned by the Depositor or any of its Affiliates, the Depositor shall refund or cause such Affiliate to refund any amounts paid to it under the Basis Risk Cap Agreement to the Trust Administrator who shall, pursuant to the terms of the Basis Risk Cap Agreement, return such amount to the counterparty thereunder.

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be treated as a partnership provided, that the Trust Administrator shall not be required to prepare and file partnership tax returns in respect of such partnership unless it receives additional reasonable compensation (not to exceed $10,000 per year) for the preparation of such filings, written notification recognizing the creation of a partnership agreement or comparable documentation evidencing the partnership, if any. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Basis Risk Cap Agreement) shall be treated as amounts distributed by REMIC 4 to the Holder of the Class C Interest and by REMIC 4 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Holders of the Class C Certificates or their designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

For federal tax return and information reporting, the right of the Holders of the Floating Rate Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Cap Carry Forward Amounts may have more than a de minimis value.

SECTION 4.14	Collateral Accounts

(a)  The Trust Administrator is hereby directed to perform the obligations of the Custodian as defined under the Basis Risk Cap Credit Support Annex (the “Basis Risk Cap Custodian”). On or before the Closing Date, the Basis Risk Cap Custodian shall establish a Basis Risk Cap Collateral Account. The Basis Risk Cap Collateral Account shall be held in the name of the Basis Risk Cap Custodian in trust for the benefit of the Certificateholders. The Basis Risk Cap Collateral Account must be an Eligible Account and shall be titled “Basis Risk Cap Collateral Account, Wells Fargo Bank, N.A., as Basis Risk Cap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.”

The Basis Risk Cap Custodian shall credit to Basis Risk Cap Collateral Account all collateral (whether in the form of cash or securities) posted by the Basis Risk Cap Provider to secure the obligations of the Basis Risk Cap Provider in accordance with the terms of the Basis Risk Cap Agreement. Except for investment earnings, the Basis Risk Cap Provider shall not have any legal, equitable or beneficial interest in the Basis Risk Cap Collateral Account other than in accordance with this Agreement, the Basis Risk Cap Agreement and applicable law. The Basis Risk Cap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Basis Risk Cap Collateral Account in accordance with Basis Risk Cap Credit Support Annex.

Cash collateral posted by the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex shall be invested at the direction of the Basis Risk Cap Provider in Permitted Investments in accordance with the requirements of the Basis Risk Cap Credit Support Annex. All amounts earned on amounts on deposit in the Basis Risk Cap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Basis Risk Cap Provider. If no investment direction is provided, such amounts shall remain uninvested.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Basis Risk Cap Agreement), with respect to the Basis Risk Cap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Basis Risk Cap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Basis Risk Cap Provider, and, in either such case, unless the Basis Risk Cap Provider has paid in full all of its Obligations (as defined in the Basis Risk Cap Credit Support Annex) that are then due, then any collateral posted by the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Basis Risk Cap Agreement) in accordance with the Basis Risk Cap Credit Support Annex. Any excess amounts held in such Basis Risk Cap Collateral Account after payment of all amounts owing to Party B under the Basis Risk Cap Agreement shall be withdrawn from the Basis Risk Cap Collateral Account and paid to the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex.

(b) The Trust Administrator (in its capacity as Cap Trustee) is hereby directed to perform the obligations of the Custodian as defined under the Interest Rate Cap Credit Support Annex (the “Interest Rate Cap Custodian”). On or before the Closing Date, the Interest Rate Cap Custodian shall establish a Interest Rate Cap Collateral Account. The Interest Rate Cap Collateral Account shall be held in the name of the Interest Rate Cap Custodian in trust for the benefit of the Certificateholders. The Interest Rate Cap Collateral Account must be an Eligible Account and shall be titled “Interest Rate Cap Collateral Account, Wells Fargo Bank, N.A., as Interest Rate Cap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.”

The Interest Rate Cap Custodian shall credit to Interest Rate Cap Collateral Account all collateral (whether in the form of cash or securities) posted by the Interest Rate Cap Provider to secure the obligations of the Interest Rate Cap Provider in accordance with the terms of the Interest Rate Cap Agreement. Except for investment earnings, the Interest Rate Cap Provider shall not have any legal, equitable or beneficial interest in the Interest Rate Cap Collateral Account other than in accordance with this Agreement, the Interest Rate Cap Agreement and applicable law. The Interest Rate Cap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Interest Rate Cap Collateral Account in accordance with Interest Rate Cap Credit Support Annex.

Cash collateral posted by the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex shall be invested at the direction of the Interest Rate Cap Provider in Permitted Investments in accordance with the requirements of the Interest Rate Cap Credit Support Annex. All amounts earned on amounts on deposit in the Interest Rate Cap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Interest Rate Cap Provider. If no investment direction is provided, such amounts shall remain uninvested.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Interest Rate Cap Agreement), with respect to the Interest Rate Cap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Interest Rate Cap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Interest Rate Cap Provider, and, in either such case, unless the Interest Rate Cap Provider has paid in full all of its Obligations (as defined in the Interest Rate Cap Credit Support Annex) that are then due, then any collateral posted by the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Interest Rate Cap Agreement) in accordance with the Interest Rate Cap Credit Support Annex. Any excess amounts held in such Interest Rate Cap Collateral Account after payment of all amounts owing to Party B under the Interest Rate Cap Agreement shall be withdrawn from the Interest Rate Cap Collateral Account and paid to the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex.

(c) The Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) is hereby directed to perform the obligations of the Custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”). On or before the Closing Date, the Swap Custodian shall establish a Swap Collateral Account. The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Certificateholders. The Swap Collateral Account must be an Eligible Account and shall be titled “Swap Collateral Account, Wells Fargo Bank, N.A., as Swap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1.”

The Swap Custodian shall credit to Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Interest Rate Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Interest Rate Swap Agreement and applicable law. The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Permitted Investments in accordance with the requirements of the Swap Credit Support Annex. All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider. If no investment direction is provided, such amounts shall remain uninvested.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Interest Rate Swap Agreement), a with respect to the Interest Rate Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Interest Rate Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Interest Rate Swap Provider, and, in either such case, unless the Interest Rate Swap Provider has paid in full all of its Obligations (as defined in the Interest Rate Swap Credit Support Annex) that are then due, then any collateral posted by the Interest Rate Swap Provider in accordance with the Interest Rate Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Interest Rate Swap Agreement) in accordance with the Interest Rate Swap Credit Support Annex. Any excess amounts held in such Swap Collateral Account after payment of all amounts owing to Party B under the Interest Rate Swap Agreement shall be withdrawn from the Swap Collateral Account and paid to the Swap Provider in accordance with the Swap Credit Support Annex.

SECTION 4.15	Rights and Obligations Under the Basis Risk Cap Agreement, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

(a)  In the event that the Basis Risk Cap Provider fails to perform any of its obligations under the Basis Risk Cap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Basis Risk Cap Agreement) occurs with respect to the Basis Risk Cap Agreement, the Trust Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Trust, required to enforce the rights of the Trust under the Basis Risk Cap Agreement.

In the event that the Basis Risk Cap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Basis Risk Cap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Basis Risk Cap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Basis Risk Cap Agreement, the Trust Administrator shall, promptly following actual notice of the Basis Risk Cap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trust Administrator shall in no event be liable for any failure or delay in the performance by the Basis Risk Cap Provider or any Guarantor of its obligations hereunder or pursuant to the Basis Risk Cap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an early termination of the Basis Risk Cap Agreement other than in connection with the optional termination of the Trust, the Trust Administrator, at the direction of the Depositor, will use reasonable efforts to appoint a successor basis risk cap provider to enter into a new basis risk cap agreement on terms substantially similar to the Basis Risk Cap Agreement, with a successor basis risk cap provider meeting all applicable eligibility requirements. If the Trust Administrator receives a termination payment from the Basis Risk Cap Provider in connection with such early termination, the Trust Administrator (will apply such termination payment to any upfront payment required to appoint the successor basis risk cap provider. If the Trust Administrator is required to pay a termination payment to the Basis Risk Cap Provider in connection with such early termination, the Trust Administrator will apply any upfront payment received from the successor basis risk cap provider to pay such termination payment.

If the Trust Administrator is unable to appoint a successor basis risk cap provider within 30 days of the early termination, then the Trust Administrator will deposit any termination payment received from the original Basis Risk Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account, an amount equal to the payment, if any, that would have been paid to the Trust Administrator by the original Basis Risk Cap Provider calculated in accordance with the terms of the original Basis Risk Cap Agreement, and distribute such amount in accordance with the terms of Section 4.01(d).

Upon an early termination of the Basis Risk Cap Agreement in connection with the optional termination of the Trust, if the Trust Administrator receives a termination payment from the Basis Risk Cap Provider, such termination payment will be distributed in accordance with Section 4.01(d).

(b)  In the event that the Interest Rate Cap Provider fails to perform any of its obligations under the Interest Rate Cap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Interest Rate Cap Agreement) occurs with respect to the Interest Rate Cap Agreement, the Trust Administrator (in its capacity as Cap Trustee) shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Cap Trust, required to enforce the rights of the Cap Trust under the Interest Rate Cap Agreement.

In the event that the Interest Rate Cap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Interest Rate Cap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Interest Rate Cap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Interest Rate Cap Agreement, the Trust Administrator (in its capacity as Cap Trustee) shall, promptly following actual notice of the Interest Rate Cap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trust Administrator (in its capacity as Cap Trustee) shall in no event be liable for any failure or delay in the performance by the Interest Rate Cap Provider or any Guarantor of its obligations hereunder or pursuant to the Interest Rate Cap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an early termination of the Interest Rate Cap Agreement other than in connection with the optional termination of the Trust, the Trust Administrator (in its capacity as Cap Trustee), at the direction of the Depositor, will use reasonable efforts to appoint a successor interest rate cap provider to enter into a new interest rate cap agreement on terms substantially similar to the Interest Rate Cap Agreement, with a successor interest rate cap provider meeting all applicable eligibility requirements. If the Trust Administrator (in its capacity as Cap Trustee) receives a termination payment from the Interest Rate Cap Provider in connection with such early termination, the Trust Administrator (in its capacity as Cap Trustee) will apply such termination payment to any upfront payment required to appoint the successor interest rate cap provider. If the Trust Administrator (in its capacity as Cap Trustee) is required to pay a termination payment to the Interest Rate Cap Provider in connection with such early termination, the Trust Administrator (in its capacity as Cap Trustee) will apply any upfront payment received from the successor interest rate cap provider to pay such termination payment.

If the Trust Administrator (in its capacity as Cap Trustee) is unable to appoint a successor interest rate cap provider within 30 days of the early termination, then the Trust Administrator (in its capacity as Cap Trustee) will deposit any termination payment received from the original Interest Rate Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trust Administrator (in its capacity as Cap Trustee) by the original Interest Rate Cap Provider calculated in accordance with the terms of the original Interest Rate Cap Agreement, and distribute such amount in accordance with the terms of Section 4.01(g).

Upon an early termination of the Interest Rate Cap Agreement in connection with the optional termination of the Trust, if the Trust Administrator (in its capacity as Cap Trustee) receives a termination payment from the Interest Rate Cap Provider, such termination payment will be distributed in accordance with Section 4.01(g).

(c)  In the event that the Swap Provider fails to perform any of its obligations under the Interest Rate Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Interest Rate Swap Agreement) occurs with respect to the Interest Rate Swap Agreement, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Interest Rate Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Interest Rate Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Interest Rate Swap Agreement, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) shall, promptly following actual notice of the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Interest Rate Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an early termination of the Interest Rate Swap Agreement other than in connection with the optional termination of the Trust, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee), at the direction of the Depositor, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) receives a termination payment from the Swap Provider in connection with such early termination, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) will apply such termination payment to any upfront payment required to appoint the successor swap provider. If the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) is required to pay a termination payment to the Swap Provider in connection with such early termination, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) will apply any upfront payment received from the successor swap provider to pay such termination payment.

If the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) is unable to appoint a successor swap provider within 30 days of the early termination, then the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) will deposit any termination payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee) by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of Section 4.01(f).

Upon an early termination of the Interest Rate Swap Agreement in connection with the optional termination of the Trust, if the Trustee (in its capacity as Supplemental Interest Trust Trustee) receives a termination payment from the Swap Provider, such termination payment will be distributed in accordance with Section 4.01(f).

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.

Each of the Floating Rate Certificates, the Class P Certificates, the Class C Certificates, the Class FL Certificates, the Class X Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trust Administrator to or upon the order of the Depositor concurrently with the sale and assignment to the Trust Administrator of the Trust Fund. The Floating Rate Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof; provided, that the Floating Rate Certificates must be purchased in minimum total investments of $100,000 per Class and that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class C Certificates, the Class P Certificates, the Class FL Certificates, the Class X Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

The Certificates shall be executed on behalf of the Trust Administrator by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trust Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Floating Rate Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

SECTION 5.02	Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices of the Trust Administrator’s agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Soundview Homes Loan Trust 2007-1 and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trust Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trust Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trust Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for four separate certificates, each representing such holder’s respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest that was evidenced by the Class R-X Certificate being exchanged.

(b)  Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee, the Trust Administrator, the Master Servicer and the Depositor may for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trust Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trust Administrator and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)  If (i)(x) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination or a Master Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trust Administrator and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trust Administrator shall in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. None of the Depositor, the Master Servicer, the Servicers, the Trustee or the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Trust Administrator, the Certificate Registrar, the Servicers, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)  No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate, Residual Certificate, the Class FL Certificates or Class X Certificate (the “Private Certificates”) shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws or is made in accordance with the Securities Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any Private Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor or the first transfer by the initial transferee of an Affiliate of the Depositor, (ii) the transfer of any Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (x) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trust Administrator, in substantially the form attached hereto as Exhibit J) under the Securities Act, the Trust Administrator and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trust Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trust Administrator or the Depositor or (y) the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trust Administrator certifying to the Depositor and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the Securities Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an “accredited investor” within the meaning of Rule 501 of the Securities Act.

No transfer of any Class C Certificate shall be made unless the transferee of such Class C Certificate provides to the Trust Administrator, the Swap Provider and the Interest Rate Cap Provider the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor thereto)) as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury Regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor thereto), has become obsolete or incorrect. In addition, no transfer of any Class C Certificate shall be made if such transfer would cause the Supplemental Interest Trust or the Cap Account to be beneficially owned by two or more persons for federal income tax purposes, or continue to be so treated, unless (a) each proposed transferee of such Class C Certificate complies with the foregoing conditions, (b) the proposed majority Holder of the Class C Certificates (or each Holder, if there is or would be no majority Holder) (A) provides, or causes to be provided, on behalf of the Supplemental Interest Trust and the Cap Account, if applicable, the appropriate tax certification form that would be required from the Supplemental Interest Trust or the Cap Account, as applicable, to eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider or the Interest Rate Cap Provider, pursuant to the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, to the Trust Administrator, the Swap Provider and the Interest Rate Cap Provider on behalf of the Supplemental Interest Trust or the Cap Account (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY or W-8ECI, as applicable (or any successor form thereto) as a condition to such transfer, together with any applicable attachments) and (B) agrees to update such form (x) upon expiration of any such form, (y) as required under then applicable U.S. Treasury regulations and (z) promptly upon learning that such form has become obsolete or incorrect. If, under applicable U.S. Treasury regulations, such tax certification form may only be signed by a trustee acting on behalf of the Supplemental Interest Trust or the Cap Account, then the Supplemental Interest Trust Trustee or the Trust Administrator, as applicable, shall sign such certification form if so requested by a Holder of the Class C Certificates.

Upon receipt of any such tax certification form from a transferee of any Class C Certificate pursuant to the immediately preceding paragraph, the Trust Administrator shall provide a copy of any such tax certification form to the Swap Provider and the Interest Rate Cap Provider, upon its request, solely to the extent the Swap Provider or the Interest Rate Cap Provider has not received such IRS Form directly from the Holder of the Class C Certificates. Each Holder of a Class C Certificate by its purchase of such Certificate is deemed to consent to any such IRS Form being so forwarded. Upon the request of the Swap Provider or the Interest Rate Cap Provider, the Trust Administrator shall be required to forward any tax certification received by it to the Swap Provider or the Interest Rate Cap Provider at the last known address provided to it, and, subject to Section 8.01, shall not be liable for the receipt of such tax certification by the Swap Provider or the Interest Rate Cap Provider, nor any action taken or not taken by the Swap Provider or the Interest Rate Cap Provider with respect to such tax certification. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of the preceding paragraph shall be deemed null and void under this Agreement. The Trust Administrator shall have no duty to take any action to correct any misstatement or omission in any tax certification provided to it by the Holder of the Class C Certificates and forwarded to the Swap Provider or the Interest Rate Cap Provider.

No transfer of a Private Certificate or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit M, unless the Trust Administrator is provided with an Opinion of Counsel for the benefit of the Trustee, the Trust Administrator, the Depositor, the Master Servicer and the Servicers and on which they may rely which establishes to the satisfaction of the Depositor, the Trust Administrator, the Servicers and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Servicers, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Servicers, the Trust Administrator, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any Private Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Floating Rate Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Floating Rate Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of Prohibited Transaction Exemption (“PTE”) 90-59, 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14, 91-38, 90-1, 95-60 or 96-23.

Subsequent to the termination of the Supplemental Interest Trust, each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) except in the case of a Class M-10 Certificate, it has acquired and is holding such Certificate in reliance on the Exemption and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the three preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the three preceding paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Servicers, the Trust Administrator, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)  No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)  In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)
an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)	a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)  Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trust Administrator received the documents specified in clause (iii). The Trust Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trust Administrator shall be distributed and delivered by the Trust Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trust Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trust Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trust Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trust Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)  No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator, or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04	Persons Deemed Owners.

The Servicers, the Depositor, the Trustee, the Master Servicer, the Trust Administrator, the Certificate Registrar, any Paying Agent and any agent of the Servicers, the Depositor, the Master Servicer, the Trust Administrator, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar or any Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05	Appointment of Paying Agent.

(a)  The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trust Administrator.

ARTICLE VI

THE MASTER SERVICER, OCWEN AND THE DEPOSITOR

SECTION 6.01	Liability of the Master Servicer, Ocwen and the Depositor.

The Master Servicer and Ocwen shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer and Ocwen herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

SECTION 6.02	Merger or Consolidation of, or Assumption of the Obligations of Ocwen, the Master Servicer or the Depositor.

Any entity into which Ocwen, the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which Ocwen, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of Ocwen, the Master Servicer or the Depositor, shall be the successor of Ocwen, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer.

SECTION 6.03	Limitation on Liability of Ocwen, the Master Servicer and Others.

Neither the Master Servicer, Ocwen or the Depositor nor any of the directors or officers or employees or agents of the Master Servicer, Ocwen or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer, Ocwen or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, Ocwen, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer, Ocwen or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Master Servicer, Ocwen or the Depositor, as the case may be, hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer or Ocwen to indemnity in the event that amounts advanced by the Master Servicer or Ocwen to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Master Servicer and Ocwen and any director or officer or employee or agent of the Master Servicer and Ocwen may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, Ocwen and the Depositor, and any director or officer or employee or agent of the Master Servicer, Ocwen or the Depositor, shall be indemnified by the Trust and held harmless against (i) any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or (ii) any breach of a representation or warranty by the Seller or any Originator regarding the Mortgage Loans. The Master Servicer, Ocwen or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Depositor, the Master Servicer or Ocwen shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer’s and Ocwen’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer and Ocwen pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer and Ocwen solely in their capacity as Master Servicer and Servicer hereunder and in no other capacities.

SECTION 6.04	Limitation on Resignation of Ocwen; Assignment of Master Servicing.

Ocwen shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of Ocwen shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of Ocwen and delivered to the Trustee, the Trust Administrator and the Master Servicer. No resignation of Ocwen shall become effective until the Master Servicer or (if the Master Servicer is Ocwen) the Trustee or a successor servicer shall have assumed Ocwen’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein, Ocwen shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by Ocwen hereunder. The foregoing prohibition on assignment shall not prohibit Ocwen from designating a Sub-Servicer as payee of any indemnification amount payable to Ocwen hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that: (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment or delegation; and (iii) the Master Servicer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement. No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 6.05	Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Depositor or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Depositor or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the master servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Master Servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

SECTION 6.06	Delegation of Duties.

In the ordinary course of business, Ocwen at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve Ocwen of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans.

SECTION 6.07	[Reserved].

SECTION 6.08	Inspection.

Ocwen, in its capacity as Servicer, shall afford the Depositor, the Master Servicer, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by Ocwen in respect of its rights and obligations hereunder and access to officers of Ocwen responsible for such obligations.

SECTION 6.09	Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement to the Credit Risk Manager by the Servicers and/or the Master Servicer. The Credit Risk Manager shall look solely to the Servicers and/or the Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and neither the Trust Administrator nor the Trustee shall have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility with respect to the performance of the Credit Risk Manager.

SECTION 6.10	Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Trust Administrator, the Servicers and/or the Master Servicer or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicers and/or the Master Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by Ocwen and/or the Master Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 6.11	Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by the Depositor at any time, without cause, with the consent of Certificateholders holding not less than 66 2/3% of the Voting Rights, upon ten (10) days prior written notice. The Depositor shall provide such written notice to the Trustee and the Trust Administrator and upon receipt of such notice and evidence of such Certificateholders’ consent, the Trustee and the Trust Administrator shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE VII

DEFAULT

SECTION 7.01	Master Servicer Events of Termination and Servicer Events of Termination.

(a)  With respect to Ocwen, if any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i)  The failure by Ocwen to make any Advance; or (B) any other failure by Ocwen to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice (which shall also be provided via facsimile at the number listed in Section 11.05 of this Agreement) of such failure shall have been given to Ocwen by the Trust Administrator or to Ocwen and the Trust Administrator by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

(ii)  The failure by Ocwen to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by Ocwen duly to observe or perform, in any material respect, any other covenants, obligations or agreements of Ocwen as set forth in this Agreement, which failure continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to Ocwen by the Trust Administrator or to the Trust Administrator by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of Ocwen; or

(iii)  The entry against Ocwen of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days;

(iv)  Ocwen shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Ocwen or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Ocwen and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or Ocwen shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)  A withdrawal or downgrade of Ocwen rating of Ocwen by Moody’s to “SQ3-” or lower;

then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 11:00 A.M., New York time, on the Business Day immediately following Servicer Remittance Date (provided the Trust Administrator shall give Ocwen notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trust Administrator shall terminate all of the rights and obligations of Ocwen under this Agreement, to the extent permitted by law, and in and to the Ocwen Mortgage Loans and the proceeds thereof and the Master Servicer or the Trustee (as successor master servicer and servicer), or a successor servicer appointed in accordance with Section 7.02, shall make such Advance in accordance with Section 4.04 and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trust Administrator shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to Ocwen (and to the Trust Administrator if given by Holders of Certificates), terminate all of the rights and obligations of Ocwen as servicer under this Agreement. Any such notice to Ocwen shall also be given to each Rating Agency, the Depositor and Ocwen. On or after the receipt by Ocwen (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of Ocwen under this Agreement, whether with respect to the Certificates or the Ocwen Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Master Servicer and the Trustee are hereby authorized and empowered to execute and deliver, on behalf of Ocwen, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Ocwen Mortgage Loan and related documents or otherwise. Ocwen agrees to cooperate with the Master Servicer and the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of Ocwen hereunder, including, without limitation, the delivery to the Master Servicer and the Trustee (as successor master servicer and servicer) of all documents and records requested by it to enable it to assume Ocwen’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by Ocwen and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by Ocwen in such accounts or thereafter serviced by Ocwen with respect to the Ocwen Mortgage Loans or any REO Property received by Ocwen (provided, however, that Ocwen shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by Ocwen, by the Trust.

(b)  “Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(1)  the Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than an Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(2)  the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

(3)  there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(4)  the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(5)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.05; or

(6)  any failure of the Master Servicer to make any Advance (other than a Nonrecoverable Advance) required to be made from its own funds pursuant to Section 4.03 by 5:00 p.m. New York time on the Business Day prior to the applicable Distribution Date.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing not less than 51% of the Voting Rights, by notice in writing to the Depositor, the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies and the Credit Risk Manager, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property master serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.03, automatically and without further action pass to and be vested in the Trustee(as successor master servicer and servicer) pursuant to this Section 7.01(b); and, without limitation, the Trustee (as successor master servicer and servicer) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if a Master Servicer Event of Termination described in clause (6) of this Section 7.01(b) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall (as successor master servicer) act as provided in Section 7.03 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was a Master Servicer Event of Termination described in clause (6) of this Section 7.01(b). Any such action taken by the Trustee or the Trust Administrator must be prior to the distribution on the relevant Distribution Date.

SECTION 7.02	Master Servicer or Trustee to Act; Appointment of Successor Servicer.

(c)  Within 90 days of the time Ocwen (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Master Servicer shall be the successor in all respects to Ocwen in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Ocwen by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Master Servicer, in its capacity as successor Servicer, immediately will assume all of the obligations of Ocwen (or to the extent of a failure to make a required advance under any other Servicing Agreement, will assume the obligations of the related Servicer) to make Advances. Notwithstanding the foregoing, the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Master Servicer shall be entitled to such compensation as Ocwen would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Master Servicer is unwilling to act as successor Servicer or (ii) if the Master Servicer is legally unable so to act, the Master Servicer shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to Ocwen hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of Ocwen hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to Ocwen hereunder, the Master Servicer or the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Ocwen Mortgage Loans in an amount equal to the compensation which Ocwen would otherwise have received pursuant to Section 3.18 (or such other compensation as the Master Servicer and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to reimburse the Master Servicer or Trustee pursuant to Section 3.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Master Servicer or the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer, the Master Servicer or the Trustee (in which case the successor Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

(d)  Any successor to Ocwen, including the Master Servicer, shall during the term of its service as servicer continue to service and administer the Ocwen Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as Ocwen is so required pursuant to Section 3.14.

(e)  In connection with the resignation, removal or expiration of the term of Ocwen hereunder, or in connection with the resignation or removal of any successor to Ocwen (or any other successor to Ocwen appointed hereunder) acting as successor Servicer hereunder, either (i) the successor Servicer, (or any other successor to Ocwen appointed hereunder) acting as successor Servicer hereunder, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Ocwen Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Master Servicer or the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this paragraph.

SECTION 7.03	Trustee to Act; Appointment of Successor Master Servicer.

(a)  Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01(b) or an Opinion of Counsel rendered by Independent counsel pursuant to Section 6.05(b) to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall have no obligation whatsoever with respect to any liability (other than Advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination and (ii) shall not be obligated to perform any obligation of the Master Servicer under Section 3.20 or 3.21 with respect to any period of time during which the Trustee was not the Master Servicer. As compensation therefor, but subject to Section 6.05, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Depositor shall obtain consent and a letter or other evidence each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.05 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Master Servicer and the Trust Administrator are the same entity, then at any time the Master Servicer resigns or is removed as Master Servicer, the Trust Administrator shall also be removed hereunder. All reasonable Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer (or, if the Trustee is the predecessor master servicer, the Trust Fund) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VIII shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the master servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VI, however, shall apply to it in its capacity as successor Master Servicer.

SECTION 7.04	Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of Ocwen as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trust Administrator or the Trustee, as applicable, to the Rating Agencies.

SECTION 7.05	Notification to Certificateholders.

(a)  Upon any termination or appointment of a successor to Ocwen or the Master Servicer pursuant to this Article VII or Section 6.04, the Trust Administrator, or in the event of the termination of the Master Servicer, the Trustee (or such other trust administrator) shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b)  No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination or a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trust Administrator (in the case of a Servicer Event of Termination) or the Trustee (in the case of a Master Servicer Event of Termination) becomes aware of the occurrence of such an event, the Trust Administrator or Trustee, as applicable, shall transmit by mail to the Credit Risk Manager and all Certificateholders notice of such occurrence unless such default, Servicer Event of Termination or Master Servicer Event of Termination shall have been waived or cured.

SECTION 7.06	Survivability of Servicer and Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of Ocwen or the Master Servicer hereunder, any liabilities of Ocwen or the Master Servicer, as applicable, which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01	Duties of Trustee and Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Termination or Master Servicer Event of Termination and after the curing of all Servicer Events of Termination or Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination or Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Trust Administrator’s satisfaction, the Trustee or the Trust Administrator, as applicable, will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  prior to the occurrence of a Servicer Event of Termination or Master Servicer Event of Termination, and after the curing of all such Servicer Events of Termination or Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, and conforming to the requirements of this Agreement;

(ii)  neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

(iii)  neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)  the Trustee shall not be charged with knowledge of any failure by Ocwen to comply with the obligations of Ocwen referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, Ocwen or the Majority Certificateholders.

Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02	Certain Matters Affecting the Trustee and the Trust Administrator.

(a)  Except as otherwise provided in Section 8.01:

(i)  either the Trustee or the Trust Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe;

(ii)  either the Trustee or the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)  neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders, shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)  neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  prior to the occurrence of a Servicer Event of Termination or Master Servicer Event of Termination and after the curing of all Servicer Events of Termination or Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the related Servicer or, if paid by the Trustee or the Trust Administrator, as applicable, shall be reimbursed by the related Servicer upon demand and, if not reimbursed by the related Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)  the Trustee or the Trust Administrator shall not be accountable, shall have no liability and make no representation as to any acts or omissions hereunder of Ocwen until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

(vii)  the Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

(viii)  the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(ix)  neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of Ocwen pursuant to Section 3.12; and

(x)  the Trustee or the Trust Administrator or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee’s or the Trust Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 8.03	Trustee and Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than, with respect to the Trust Administrator, the authentication of the Trust Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Trust Administrator assumes responsibility for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than, with respect to the Trust Administrator, the signature and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS® System other than, with respect to the Trust Administrator, the Trust Administrator’s execution and authentication of the Certificates. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by a Servicer, or for the use or application of any funds paid to a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the related Custodial Account by the related Servicer. The Trustee and the Trust Administrator shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Originator, the Seller or Ocwen with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of Ocwen or any loss resulting therefrom, it being understood that the Trust Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of Ocwen (other than if the Trust Administrator shall assume the duties of Ocwen pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of Ocwen, or any Sub-Servicer taken in the name of the Trust Administrator; the failure of a Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trust Administrator hereunder; or any action by the Trust Administrator taken at the instruction of Ocwen; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files pursuant to Section 2.01. Neither the Trust Administrator nor the Trustee shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

SECTION 8.04	Trustee and Trust Administrator May Own Certificates.

The Trustee and the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Trust Administrator may transact any banking and trust business with the Originator, any Servicer, the Depositor or their Affiliates.

SECTION 8.05	Trust Administrator and Trustee Compensation and Expenses.

(a)  The Trustee will be paid by the Master Servicer pursuant to a side letter between each other.

(b)  The Trustee, the Trust Administrator or any director, officer, employee or agent of any of them, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s or the Trust Administrator’s performance in accordance with the provisions of this Agreement) incurred by the Trustee or by the Trust Administrator arising out of or in connection with the acceptance or administration of the obligations and duties of the Trustee or the Trust Administrator under this Agreement, other than any loss, liability or expense (i) resulting from a breach of Ocwen’s or the Master Servicer’s obligations and duties under this Agreement for which the Trustee or the Trust Administrator, as applicable, is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or of the Trust Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee’s or the Trust Administrator’s, as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s or the Trust Administrator’s, as applicable, obligations under Article X hereof. Any amounts payable to the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

SECTION 8.06	Eligibility Requirements for Trustee and Trust Administrator.

Each of the Trustee and the Trust Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of each of the Trustee and the Trust Administrator (other than the initial Trustee and initial Trust Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Trust Administrator, as applicable, at the time such Trustee or Trust Administrator, as applicable, is appointed Trustee or Trust Administrator, as applicable, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07	Resignation or Removal of Trustee or Trust Administrator.

The Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicers, the Master Servicer, each Rating Agency and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and one copy to the successor Trustee or Trust Administrator. If no successor Trustee or Trust Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

If the Trust Administrator and the Master Servicer are the same entity, then at any time the Trust Administrator resigns or is removed as Trust Administrator, the Master Servicer shall also be removed hereunder.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Servicers or the Master Servicer may remove the Trustee or the Trust Administrator, as applicable. If the Depositor, the Servicers or the Master Servicer removes the Trustee or the Trust Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor Trustee or Trust Administrator.

The Majority Certificateholders may at any time remove the Trustee or Trust Administrator by written instrument or instruments delivered to the Servicers, the Master Servicer, the Depositor, the Trust Administrator and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Trust Administrator shall at all times be the same Person.

SECTION 8.08	Successor Trustee.

Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicers, the Master Servicer and to its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective, and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Trust Administrator. The Depositor, the Master Servicer, the Servicers and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee Trust Administrator all such rights, powers, duties and obligations.

No successor Trustee or Trust Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section 8.08, the successor Trustee or Trust Administrator shall mail notice of the appointment of a successor Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

Any Person appointed as successor Trust Administrator pursuant to this Agreement shall also be required to serve as successor supplemental interest trust trustee under the Interest Rate Swap Agreement and as successor cap trustee under the Interest Rate Cap Agreement.

SECTION 8.09	Merger or Consolidation of Trustee or Trust Administrator.

Any entity into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, as applicable, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, or separate trustee or separate Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the related Servicer. If the related Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The related Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-Trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-Trustee, but solely at the direction of the Trustee;

(ii)  no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the related Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the related Servicer.

Any separate trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11	Limitation of Liability.

The Certificates are executed by the Trust Administrator, not in its individual capacity but solely as Trust Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trust Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Trust Administrator but is made and intended for the purpose of binding only the Trust.

SECTION 8.12	Trustee May Enforce Claims Without Possession of Certificates.

(a)  All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)  The Trustee shall afford the Seller, the Depositor, each Servicer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, each Servicer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, each Servicer, the Depositor and such Certificateholder and shall make available to the Seller, each Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor, each Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13	Suits for Enforcement.

In case a Servicer Event of Termination or other default by a Servicer or the Depositor hereunder or under the related Servicing Agreement shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16	Appointment of the Custodians.

The Trustee shall, at the direction of the Depositor and with the consent of the Servicers, appoint the Custodians to hold all or a portion of the Mortgage Files. The appointment of the Custodians may at any time be terminated and a substitute Custodian appointed therefor at the direction of the Depositor to the Trustee, the consent to which shall not be unreasonably withheld. Each Custodian shall be entitled to its fees and expenses in accordance with the related Custodial Agreement, which fees and expenses shall be paid to the related Custodian from the Trust in accordance with Section 8.05. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement to which it is a party, which agreement may be amended from time to time, and shall have the right to enforce the terms and provisions thereof against the related Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Notwithstanding anything to the contrary in this Agreement, neither Custodian is an agent of the Trustee and in no event shall the Trustee be liable for any acts, omission, duties, obligations, or liabilities of either Custodian. In no event shall the appointment of the Custodians pursuant to the Custodial Agreements diminish the obligations of the Trustee hereunder.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01	REMIC Administration.

(a)  REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)  The Trust Administrator shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trust Administrator shall be entitled to reimbursement of expenses incurred pursuant to this Section 9.01(c) to the extent provided in Section 8.05.

(d)  The Trust Administrator shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator.

(e)  The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC 1, REMIC 2 and REMIC 3 and shall act as Tax Matters Person for each such REMIC. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 4, REMIC 5 and REMIC 6, and shall act as Tax Matters Person for each such REMIC. The Trust Administrator, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trust Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization upon reasonable additional compensation and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trust Administrator, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

(f)  The Trust Administrator, the Master Servicer, Ocwen and the Holders of Certificates shall not take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Trust Administrator, Ocwen or the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Trust Administrator and Ocwen have received an Opinion of Counsel, (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Trust Administrator and Ocwen, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Trust Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)  Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trust Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of Ocwen, Ocwen agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

(h)  The Trust Administrator, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)  None of the Trustee, the Trust Administrator, Ocwen or the Master Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)  [Reserved].

(l)  The Trust Administrator will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

SECTION 9.02	Prohibited Transactions and Activities.

None of the Depositor, Ocwen, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 9.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a)  In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by Ocwen of its duties and obligations set forth herein, Ocwen shall indemnify the Trustee, the Master Servicer, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that Ocwen shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Trustee, the Trust Administrator, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which Ocwen has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall Ocwen have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by Ocwen of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)  In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trust Administrator of its duties and obligations set forth herein, the Trust Administrator shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trust Administrator shall not be liable for any such Losses attributable to the action or inaction of Ocwen, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trust Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trust Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trust Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

SECTION 10.01	Termination.

(a)  The respective obligations and responsibilities of Ocwen, the Depositor, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of Ocwen to send certain notices as hereinafter set forth) shall terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in March 2037. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Ocwen, or if Ocwen fails to exercise such option within ten (10) Business Days after receipt of notice from the Master Servicer, the Master Servicer (in such context, the “Terminator”), may, at its option, terminate this Agreement on any date on which the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c) by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Floating Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trust Administrator, provided that if this clause (z) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trust Administrator as provided in (ii) above, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trust Administrator in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trust Administrator may conclusively rely on, and shall be protected in relying on, such appraisal.

By acceptance of a Residual Certificate, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(a)  In connection with any termination pursuant to this Section 10.01:

(1)  At least twenty (20) days prior to the latest date on which notice of such optional termination is required to be mailed to the Certificateholders, the Terminator shall notify in writing (which may be done in electronic format), the Trust Administrator, the Master Servicer, the Swap Provider and the Trustee of the final Distribution Date on which the Terminator intends to terminate the Trust Fund;

(2)  No later than 4:00 pm (New York City time) four (4) Business Days prior to the final Distribution Date specified in the notices required pursuant to Section 10.01, the Swap Provider shall notify in writing (in accordance with the applicable provisions of the Interest Rate Swap Agreement) (which may be done in electronic format) and by phone, the Terminator, the Trust Administrator, the Master Servicer and the Trustee of the amount of the Estimated Swap Termination Payment; and

(3)  Three (3) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 10.01, (x) the Terminator shall, no later than 1:00 pm (New York City time) on such day, deliver to the Trust Administrator and the Trust Administrator shall deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price (which shall be based on the Estimated Swap Termination Payment), and (y) if the Trust Administrator shall have received an Officer’s Certificate stating that all of the requirements for Optional Termination have been met, including without limitation the deposit required pursuant to the immediately preceding clause (x) as well as the requirements specified in Section 10.01, then the Trust Administrator shall, on the same Business Day, provide written notice (which may be done in electronic format) to the Terminator and the Swap Provider (in accordance with the applicable provision of the Interest Rate Swap Agreement) confirming (a) its receipt of the Termination Price (which shall be based on the Estimated Swap Termination Payment), and (b) that all other requirements specified in Section 10.01 have been met (the “Optional Termination Notice”). Upon the delivery of the Optional Termination Notice by the Trust Administrator pursuant to the preceding sentence, (i) the optional termination shall become irrevocable, (ii) the notice to Certificateholders of such optional termination provided pursuant to Section 10.01 shall become unrescindable, (iii) the Swap Provider shall determine the Swap Termination Payment in accordance with the Interest Rate Swap Agreement (which shall not exceed the Estimated Swap Termination Payment), and (iv) the Swap Provider shall provide to the Trust Administrator written notice of the amount of the Swap Termination Payment not later than two (2) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 10.01.

Upon a termination pursuant to this Section 10.01, the Trustee shall assign to the Terminator each of the representations and warranties made by the Originator and the Seller pursuant to the Master Agreement and the Assignment Agreement, without recourse, representation or warranty.

In connection with any such purchase pursuant to this Section 10.01, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

(b)  Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator upon the Trust Administrator receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trust Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified.

(c)  Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(d)  In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trust Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Terminator (if the Terminator has exercised its right to purchase the Mortgage Loans) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trust Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

SECTION 10.02	Additional Termination Requirements.

(a)  In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trust Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trust Administrator shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)  At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

(b)  By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trust Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trust Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01	Amendment.

This Agreement may be amended from time to time by the Depositor, Ocwen, the Master Servicer, the Trust Administrator and the Trustee; and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not as evidenced by either (a) an Opinion of Counsel delivered to Ocwen, the Master Servicer, the Trustee and the Trust Administrator or (b) written or electronic notice to the Depositor, Ocwen, the Master Servicer, the Trustee and the Trust Administrator from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder.

In addition, this Agreement may be amended from time to time by the Depositor, Ocwen, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Swap Provider or the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, Ocwen, the Master Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

Notwithstanding any provision of this Agreement to the contrary, the Trustee and the Trust Administrator shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer or trustee) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Promptly after the execution of any such amendment the Trust Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is Ocwen (but in no event at the expense of the Trustee or the Trust Administrator), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to Ocwen and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

The Trustee and the Trust Administrator may, but neither shall be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Ocwen at the expense of the Trust, but only upon direction of the Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

SECTION 11.05	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of Ocwen as Servicer, Ocwen Loan Servicing, LLC, 1675 Palm Beach Lakes Boulevard, Suite 10A, West Palm Beach, Florida 33401, Attention: Secretary (telecopy number: (561) 682-8177), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Trust Administrator and the Trustee in writing, (b) ) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Admin—GC07S1 (telecopy number: (714) 247-6478), or such other address or telecopy number as may hereafter be furnished to the Depositor, Ocwen, the Trust Administrator and the Master Servicer in writing by the Trustee, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee, (c) in the case of the Credit Risk Manager, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Depositor, Ocwen, the Trust Administrator and the Master Servicer, (d) in the case of the Master Servicer or the Trust Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Soundview 2007-1 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Soundview 2007-1 (telecopy number (410) 715-2380), and for certificate transfer purposes, with a copy to Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Soundview 2007-1, or such other address or telecopy number as may hereafter be furnished to Ocwen, the Trustee and the Depositor in writing by the Master Servicer and (e) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address or telecopy number as may hereafter be furnished to Ocwen, the Master Servicer, the Trust Administrator and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of a Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 11.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.08	Notice to the Rating Agencies.

(a)  Each of the Trustee, the Trust Administrator, the Master Servicer and Ocwen shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trust Administrator, the Master Servicer or Ocwen, as the case may be, has actual knowledge:

(i)  any material change or amendment to this Agreement;

(ii)  the occurrence of any Servicer Event of Termination or Master Servicer Event of Termination that has not been cured or waived;

(iii)  the resignation or termination of Master Servicer, the Trust Administrator or the Trustee;

(iv)  the final payment to Holders of the Certificates of any Class;

(v)  any change in the location of any Account; and

(vi)  if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)  In addition, the Trust Administrator shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and copies of the following:

(i)  each annual statement as to compliance described in Section 3.20 hereof;

(ii)  each Attestation Report described in Section 3.21 hereof; and

(i)  each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group.

SECTION 11.09	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 11.10	Benefits of Agreement.

Each of the Swap Provider and the Cap Provider shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Swap Provider's and Cap Provider’s rights, respectively, as are explicitly specified herein.

Other than as set forth above, nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.11	Acts of Certificateholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and Ocwen. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 11.12	Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and  4.05 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply, with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, Ocwen, the Master Servicer and Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

FINANCIAL ASSET SECURITIES CORP., as Depositor

By:	/s/ Ara Balabanian
Name:	Ara Balabanian
Title:	Vice President

OCWEN LOAN SERVICING, LLC, as Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By:	/s/ Graham Oglesby
Name:	Graham Oglesby
Title:	Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Melissa Wilman
Name:	Melissa Wilman
Title:	Vice President

By:	/s/ Manuel Rivas
Name:	Manuel Rivas
Title:	Authorized Signer

For purposes of Sections 6.09, 6.10 and 6.11:
CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ John Andriola
Name:	John Andriola
Title:	Authorized Representative

STATE OF CONNECTICUT	)
	)	ss.:
COUNTY OF FAIRFIELD	)

On the _____ day of February 2007 before me, a notary public in and for said State, personally appeared _________________________ known to me to be _______________________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of, February 2007 before me, a notary public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of Ocwen Loan Servicing, LLC, a Delaware limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of, February 2007 before me, a notary public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of February 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _______________________ and _________________________, known to me to be a(n) _______________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS I-A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$ 227,948,000
Original Class Certificate Principal Balance of this Class	:	$ 227,948,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAA8
Class	:	I-A-1
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS I-A-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A-1 Certificate (obtained by dividing the Denomination of this Class I-A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class I-A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class I-A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class I-A-1Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS II-A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$145,600,000
Original Class Certificate Principal Balance of this Class	:	$145,600,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAB6
Class	:	II-A-1
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS II-A-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-1 Certificate (obtained by dividing the Denomination of this Class II-A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class II-A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class II-A-1Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS II-A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$25,560,000
Original Class Certificate Principal Balance of this Class	:	$25,560,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAC4
Class	:	II-A-2
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS II-A-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-2 Certificate (obtained by dividing the Denomination of this Class II-A-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class II-A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class II-A-2Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS II-A-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$77,370,000
Original Class Certificate Principal Balance of this Class	:	$77,370,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAD2
Class	:	II-A-3
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS II-A-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-3 Certificate (obtained by dividing the Denomination of this Class II-A-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class II-A-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class II-A-3Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS II-A-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$29,764,000
Original Class Certificate Principal Balance of this Class	:	$29,764,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAE0
Class	:	II-A-4
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS II-A-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A-4 Certificate (obtained by dividing the Denomination of this Class II-A-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class II-A-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class II-A-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class II-A-4 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$20,476,000
Original Class Certificate Principal Balance of this Class	:	$20,476,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAF7
Class	:	M-1
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-1 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-7

FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$18,586,000
Original Class Certificate Principal Balance of this Class	:	$18,586,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAG5
Class	:	M-2
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-2 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-8

FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$10,711,000
Original Class Certificate Principal Balance of this Class	:	$10,711,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAH3
Class	:	M-3
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-3 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-9

FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$9,766,000
Original Class Certificate Principal Balance of this Class	:	$9,766,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAJ9
Class	:	M-4
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-4 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-10

FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$9,136,000
Original Class Certificate Principal Balance of this Class	:	$9,136,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAK6
Class	:	M-5
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[REVERSE OF CLASS M-5 CERTIFICATE]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-11

FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$8,506,000
Original Class Certificate Principal Balance of this Class	:	$8,506,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAL4
Class	:	M-6
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-6 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-12

FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$8,191,000
Original Class Certificate Principal Balance of this Class	:	$8,191,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAM2
Class	:	M-7
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-7 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-13

FORM OF CLASS M-8A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$4,300,000
Original Class Certificate Principal Balance of this Class	:	$4,300,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAN0
Class	:	M-8A
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-8A

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8A Certificate (obtained by dividing the Denomination of this Class M-8A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-8A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-8A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-8A Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-14

FORM OF CLASS M-8B CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$2,000,000
Original Class Certificate Principal Balance of this Class	:	$2,000,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612P AV2
Class	:	M-8B
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-8B

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8B Certificate (obtained by dividing the Denomination of this Class M-8B Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-8B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-8B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-8B Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-15

FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$5,985,000
Original Class Certificate Principal Balance of this Class	:	$5,985,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAP5
Class	:	M-9
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-9

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-9 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

______________________________________________________________________________

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-16

FORM OF CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS THE M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$6,300,000
Original Class Certificate Principal Balance of this Class	:	$6,300,000
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	83612PAQ3
Class	:	M-10
Assumed Maturity Date	:	March 2037

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS M-10

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-10 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class M-10 Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-17

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Notional Amount of this Certificate (“Denomination”)	:	$19,846,089.69
Original Class Certificate Principal Balance of this Class	:	$19,846,089.69
Percentage Interest	:	100.00%
CUSIP	:	83612PAS9
Class	:	C

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class C Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-18

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$100.00
Original Class Certificate Principal Balance of this Class	:	$100.00
Percentage Interest	:	100.00%
CUSIP	:	83612PAR1
Class	:	P

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class P Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-19

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Percentage Interest	:	100%
CUSIP	:	83612PAT7
Class	:	R

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trust Administrator.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class R Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1 Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-20

FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Percentage Interest	:	100.00%
CUSIP	:	83612PAU4
Class	:	R-X

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS R-X

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trust Administrator.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class R-X Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT A-21

FORM OF CLASS X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	February 1, 2007
First Distribution Date	:	March 26, 2007
Percentage Interest	:	100.00%
Class	:	X

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS X

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trust Administrator.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class X Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class X Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT A-22

FORM OF CLASS FL CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS FL CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest	:	100.00%

Class	:	FL

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
Series 2007-1
CLASS FL

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trust Administrator.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, the Master Servicer, the Trust Administrator or the Depositor; or there shall be delivered to the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class FL Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-1
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Wells Fargo Bank, N.A., as Trust Administrator

[Reverse of Class FL Certificate]

Soundview Home Loan Trust 2007-1
Asset-Backed Certificates,
SERIES 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trust Administrator or the Trust Administrator’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trust Administrator as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in March 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:______

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

as Seller

and

FINANCIAL ASSET SECURITIES CORP.,

as Purchaser

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of February 23, 2007

Adjustable-Rate and Fixed-Rate Mortgage Loans

Soundview Home Loan Trust 2007-1

Table of Contents

ARTICLE I DEFINITIONS
Section 1.01	Definitions
ARTICLE II SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
Section 2.01	Sale of Mortgage Loans
Section 2.02	Obligations of the Seller and Seller Upon Sale
Section 2.03	Payment of Purchase Price for the Mortgage Loans.
ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
Section 3.01	Seller Representations and Warranties Relating to the Mortgage Loans.
Section 3.02	Seller Representations and Warranties Relating to the Seller
Section 3.03	Remedies for Breach of Representations and Warranties
ARTICLE IV SELLER’S COVENANTS
Section 4.01	Covenants of the Seller
ARTICLE V INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS
Section 5.01	Indemnification.
ARTICLE VI TERMINATION
Section 6.01	Termination
ARTICLE VII MISCELLANEOUS PROVISIONS
Section 7.01	Amendment
Section 7.02	Governing Law
Section 7.03	Notices
Section 7.04	Severability of Provisions
Section 7.05	Counterparts
Section 7.06	Further Agreements
Section 7.07	Intention of the Parties
Section 7.08	Successors and Assigns; Assignment of Purchase Agreement
Section 7.09	Survival

EXHIBIT 1	List of Servicing Agreements

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 23, 2007 (the “Agreement”), between Greenwich Capital Financial Products, Inc. (the “Seller” or “GCFP”) and Financial Asset Securities Corp. (the “Purchaser” or “FASCO”).

WITNESSETH

WHEREAS, the Seller is the owner of (a) the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on Schedule I hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Seller, as of the date hereof, owns the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling and Servicing Agreement”) among the Purchaser as depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”) and Deutsche Bank National Trust Company as trustee (the “Trustee”), the Purchaser will convey the Mortgage Loans to Soundview Home Loan Trust 2007-1 (the “Trust”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

“Seller Information”: The information contained in the Prospectus Supplement, read either individually or collectively under “SUMMARY OF TERMS—Mortgage Loans,” the first sentence of the fourth bullet point under “RISK FACTORS—Unpredictability of Prepayments and Effect on Yields,” the first sentence under “RISK FACTORS—High Loan-to-Value Ratios Increase Risk of Loss,” the first sentence under “RISK FACTORS—Interest Only Mortgage Loans,” the second sentence of the third bullet point under “RISK FACTORS—Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization,” “THE MORTGAGE POOL,” the first sentence of the seventh paragraph under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS” and “THE SELLER.”

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01  Sale of Mortgage Loans. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans (iv) the right to receive any amounts under the Interest Rate Cap Agreement and the Basis Risk Cap Agreement, (v) all proceeds of any of the foregoing and (vi) all of its rights under the Servicing Agreements set forth in Exhibit 1.

Section 2.02  Obligations of the Seller and Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Closing Date, (a) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (i) its account number and (ii) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee (or the Custodian on behalf of the Trustee), as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)  the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee,” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)  an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “Deutsche Bank National Trust Company, as Trustee”;

(iv)  an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)  the original or a certified copy of lender’s title insurance policy; and

(vi)  the original or copies of each assumption, modification, written assurance, substitution agreement or guarantee, if any.

The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(v) above. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan pursuant to Section 2.03 of the Pooling and Servicing Agreement.

The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller shall be required to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent. Upon receipt of written notice from the Purchaser that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. The Seller shall furnish the Trustee (or the Custodian on behalf of the Trustee), or its designated agent, with a copy of each Assignment submitted for recording.

In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Trustee (or the Custodian on behalf of the Trustee), at the expense of the Seller, shall cause to be completed such endorsements “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse.”

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller’s right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

Section 2.03  Payment of Purchase Price for the Mortgage Loans.

In consideration of the sale of the Mortgage Loans originated by Mortgage Lenders Network USA from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the “Purchase Price”) by transfer of (i) immediately available funds in an amount equal to a portion of the net sale proceeds of the Floating Rate Certificates and the Residual Certificates and (ii) a certain percentage of the Class C Certificates, the Class P Certificates and the Class FL Certificates (collectively the “Retained Certificates”) which Retained Certificates shall be registered in the name of Greenwich Capital Financial Products, Inc. or its designee. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser’s counsel, fees of the rating agencies requested to rate the Certificates, accountant’s fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01  Seller Representations and Warranties Relating to the Mortgage Loans.

The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 3.01 are made as of the Closing Date or as of the date specifically provided herein.

Unless otherwise specified, all capitalized terms in this Section 3.01 shall have the meanings ascribed to them in the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated December 1, 2006, between Mortgage Lenders Network USA, Inc. as seller and interim servicer and Greenwich Capital Financial Products, Inc. as initial purchaser.

GCFP hereby represents and warrants with respect to the Mortgage Loans to FASCO that as of the Closing Date or as of such date specifically provided herein:

(a)(i)  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)  To the best of the Seller’s knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iii)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(iv)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(v)  All buildings upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of prudent lenders in the secondary mortgage market. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(vi)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(vii)  The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the time of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(viii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(ix)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(x)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xi)  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xii)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to prudent lenders in the secondary mortgage market, issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are outstanding and, except as disclosed, have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xiii)  To the best of the Seller’s knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(xiv)  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xv)  To the best of the Seller’s knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xvi)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xvii)  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over a term which is longer than the original term thereof, and to pay interest at the related Mortgage Interest Rate, and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

(xviii)  The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xix)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xx)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. Since origination, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(xxi)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to prudent lenders in the secondary mortgage market;

(xxii)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxiii)  The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of prudent lenders in the secondary mortgage market, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of prudent lenders in the secondary mortgage market. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxiv)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxv)  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxvi)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxvii)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxviii)  No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

(xxix)  At origination, the Mortgaged Property was, and to the best of Seller’s knowledge, still is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxx)  To the best of the Seller’s knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxi)  For each non-MERS Mortgage Loan, the Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxii)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to prudent lenders in the secondary mortgage market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(xxxiii)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of prudent lenders in the secondary mortgage market;

(xxxiv)  The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(xxxv)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxvi)  The Seller shall, at its own expense, cause each first lien Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xxxvii)  Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xxxviii)  No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan;

(xxxix)  The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

(xl)  The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

(xli)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xlii)  The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(xliii)  The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure);

(xliv)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(xlv)  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(xlvi)  The Seller has transmitted full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(xlvii)  With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;

(xlviii)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xlix)  No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(l)   With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(li)  With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS; and

(lii)  With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

(liii)  No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equal or exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(liv)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lv)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive and/or usury lending laws;

(lvi)  No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

GCFP hereby represents and warrants to FASCO, with respect to the Group I Mortgage Loans as of the Closing Date or as of such date specifically provided herein:

(b)(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, fair lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

(ii)  No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies ) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(iii)  With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Seller will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(iv)  The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities. With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history;

(v)  The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(vi)  All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations. With respect to each Mortgage Loan that is segregated for a Fannie Mae or Freddie Mac sale, no related Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

(vii)  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration;

(viii)  Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g. a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) prior to the Mortgage Loan’s origination, the Mortgage Loan’s originator had mortgage loan programs available that provided the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge and the Mortgage Loan was made available to the borrower with and without prepayment restriction; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) the duration of the Prepayment Charge shall not exceed three (3) years from the date of the Mortgage Note; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Charge; and

(ix)  The original principal balance of each mortgage loan underlying our Security must be within Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans.

Section 3.02  Seller Representations and Warranties Relating to the Seller. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

(ii)  The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(iii)  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terns except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iv)  The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(v)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi)  Except with respect to 0.32% of the Group I Mortgage Loans and 0.56% of the Group II Mortgage Loans, no Mortgage Loan is thirty (30) or more days delinquent as of January 31, 2007 based on the OTS method.

(vii)  Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof,

(viii)  The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(ix)  There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(x)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(xi)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller. The sale of the Mortgage Loans is in the ordinary course of business of the Seller and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions;

(xii)  Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated. The Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

(xiii)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

(xiv)  Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

Section 3.03  Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. It is understood by the parties hereto that a breach of the representations and warranties made in Section 3.01(b) and Section 3.01(a)(xlix), (liii) and (liv) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser.

Within 120 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 3.02 and such breach cannot be cured within 120 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option be repurchased by the Seller at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

In addition to the foregoing, within 120 days of the earlier of discovery by the Seller or receipt of notice by the Seller of (i) the breach of any representation or warranty of Ameriquest Mortgage Company (“Ameriquest”) set forth in Section 7.03 of the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated June 1, 2006 (the “Purchase Agreement”), between GCFP and Ameriquest, which materially and adversely affects the interests of the Certificateholders in any of the Mortgage Loans originated by Ameriquest (the “Ameriquest Mortgage Loans”) and for which Ameriquest has failed to cure such breach in accordance with the terms of the Purchase Agreement and (ii)(a) the fact that Ameriquest is no longer an operating company or (b) an Officers’ Certificate certifying to the fact that Ameriquest is financially unable to cure such breach pursuant to the terms of the Purchase Agreement, the Seller shall take such action described in Section 2.03 of the Pooling Agreement in respect of such Ameriquest Mortgage Loan. Such obligation of the Seller shall continue until such time that the Rating Agencies inform Ameriquest and the Seller in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.

Notwithstanding the foregoing, within 90 days of the earlier of either discovery by or notice to the Seller of a breach of the representation of the Seller set forth in Section 3.01(ww), the Seller shall repurchase such Mortgage Loan at the Purchase Price or substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan, in each case, in accordance with the provisions set forth above.

Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation of the Seller set forth in Section 3.01(tt) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Seller shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Servicer and paid by the Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge.

At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account. The Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement. with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and the obligations of the Seller to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02.

ARTICLE IV

SELLER’S COVENANTS

Section 4.01  Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01  Indemnification.

(ii)  The Seller indemnifies and holds harmless the Purchaser, its respective officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)  against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error or material omission in the information concerning the Seller Information furnished by the Seller to the Purchaser for use in the preparation of the Prospectus Supplement, which error was not superseded or corrected by the delivery to the Purchaser of corrected written or electronic information, or for which the Seller provided written notice of such error to the Purchaser prior to the confirmation of the sale of the Certificates; and will reimburse the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage. liability or action as such expenses are incurred;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Purchaser; and

(iii)  against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body. commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

(iii)  Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser.

Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

(iv)  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Loans; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

(v)  The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement or (ii) arising from a breach by the Seller of its representations and warranties in Sections 3.01 and 3.02 of this Agreement. The Seller shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity and/or any Certificateholder in respect of such claim.

ARTICLE VI

TERMINATION

Section 6.01  Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller’s indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01  Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

Section 7.02  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.03  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller, Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) if to the Purchaser, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.04  Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05  Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06  Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07  Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08  Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee.

The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser’s rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09  Survival. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FINANCIAL ASSET SECURITIES CORP.,
as Purchaser

By:________________________________
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:_________________________________
Name:
Title:

SCHEDULE I

MORTGAGE LOANS

SEE EXHIBIT D TO
POOLING AND SERVICING AGREEMENT

EXHIBIT 1

LIST OF SERVICING AGREEMENTS

1.  Amended and Restated Master Interim Servicing Agreement, dated as of January 1, 2006, between Greenwich Capital Financial Products, Inc. and GMAC Mortgage, LLC.

2.  Servicing Agreement, dated as of January 1, 2006, between Greenwich Capital Financial Products, Inc. and Central Mortgage Company.

3.  Servicing Agreement, dated as of March 1, 2006, between Greenwich Capital Financial Products, Inc. and Wells Fargo Bank, N.A.

4.  Master Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, between Greenwich Capital Financial Products, Inc. and Countrywide Home Loans, Inc., as amended by an Amendment Reg AB, dated as of December 1, 2005, between Greenwich Capital Financial Products, Inc. and Countrywide Home Loans, Inc.

EXHIBIT C-2

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 1, 2007, (“Agreement”) among Greenwich Capital Financial Products, Inc. (“Assignor”), Financial Asset Securities Corp. (“Assignee”) and Mortgage Network Inc. (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and a certain percentage of the Class C Certificates, the Class P Certificates and the Class FL Certificates which shall be registered in the name of Greenwich Capital Financial Products, Inc. or its designee, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of May 1, 2006, as amended (the “Purchase Agreement”), between the Company as seller and interim servicer and the Assignor, as purchaser (the “Purchaser”), solely insofar as the Purchase Agreement relates to the Mortgage Loans.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

2.  From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2007-1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2006 (the “Pooling Agreement”), among the Assignee, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A as master servicer and trust administrator and Deutsche Bank National Trust Company as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 12 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, and that the representations and warranties set forth in Section 7.02 of the Purchase Agreement (attached hereto as Schedule I) are true and correct as of the related servicing transfer date from Company to Assignor, except that the representation and warranty set forth in Section 7.02(i) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

5.  The Assignor hereby makes the following representations, warranties and covenants as of the date hereof:

(a) To the best of the Assignor’s knowledge, nothing has occurred in the period of time from the related servicing transfer date to the date hereof which would cause such representation and warranties referred to in Section 4 herein to be untrue in any material respect as of the date hereof;

(b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive and/or usury lending laws;

(c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

(e) No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, Appendix E); and

(d) No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Remedies for Breach of Representations and Warranties

6.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

7.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

9.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

10.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

11.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

12.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

13.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

FINANCIAL ASSET SECURITIES CORP.

By:
Name:
Title:

MORTGAGE NETWORK INC.

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

SCHEDULE I

Capitalized terms used in this Schedule I but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

(i)  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control;

(iii)  All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is thirty (30) or more days delinquent as of the Closing Date and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iv)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(vii)  All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, fair lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

(ix)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)  The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiii)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xv)  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvi)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xvii)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(xviii)  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xx)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi)   Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

(xxii)  The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiii)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(xxv)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of Fannie Mae or Freddie Mac; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

(xxvi)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxvii)  The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxviii)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxix)  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxx)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxi)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxii)  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxiii)  No Mortgage Loan had an LTV or a CLTV at origination in excess of 95%. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. With respect to any Mortgage Loan which allows Negative Amortization, such Primary Insurance Policy contains provisions to cover the potential Negative Amortization of such Mortgage Loan. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

(xxxiv)  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxv)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxvi)  The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvii)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(xxxviii)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(xxxix)  The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(xl)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xli)  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlii)  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xliii)  Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xliv)  No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equal or exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xlv)  No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

(xlvi)  The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

(xlvii)  No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlviii)  The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

(xlix)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(l)  The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity or an entity that is exempt from licensing, and in all other respects, complies with all of the material requirements of any such applicable laws;

(li)  The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law;

(lii)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(liii)  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(liv)  Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(lv)  Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g. a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) the Mortgage Loan’s originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) the duration of the Prepayment Charge shall not exceed three (3) years from the date of the Mortgage Note; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Charge;

(lvi)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify and verify the identification of the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations;

(lvii)  The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history;

(lviii)  The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(lix)  With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Seller will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(lx)  All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations. No related Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

(lxi)  The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxii)  With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;

(lxiii)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(lxiv)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxv)  No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(lxvi)  No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(lxvii)  No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(lxviii)  No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxix)  No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(lxx)  No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(lxxi)  No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(lxxii)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxxiii)  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxxiv)  No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(lxxv)  With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

(lxxvi)  No Mortgage Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvii)  No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 ( Ind. Code Ann. §§ 24-9-1 et seq.);

(lxxviii)  The Mortgagee has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxix)  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(lxxx)  With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lxxxi)  With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lxxxii)  With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File; and

(lxxxiii)  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration.

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 1, 2007, (“Agreement”) among Greenwich Capital Financial Products, Inc. (“Assignor”), Financial Asset Securities Corp. (“Assignee”) and Ameriquest Mortgage Company (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and a certain percentage of the Class C Certificates, the Class P Certificates and the Class FL Certificates which shall be registered in the name of Greenwich Capital Financial Products, Inc. or its designee, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of June 1, 2006, as amended (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

2.  From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2007-1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, Ocwen Loan Servicing, LLC as servicer (including their successors in interest and any successor servicers under the Pooling Agreement, a “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company
3.  The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware;

(b)  The Company has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Assignor or Assignee constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(c)  The execution and delivery of this Agreement by the Company and the performance of and compliance with the terms of this Agreement will not violate the Company’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets;

(d)  The Company is not in violation of, and the execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(e)  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(f)  There are no actions or proceedings against, investigations known to it of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or (B) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or validity or enforceability of, this Agreement or the Mortgage Loans; and

(g)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained.

4.  Pursuant to Section 11 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 7.01 and 7.03 (attached hereto as Schedule I) of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof or such earlier date as specified in any such representation and warranty.

5.  The Assignor hereby makes the following representations, warranties and covenants as of the date hereof:

(a)  With respect to the representations and warranties set forth in Section 7.03 (a) (2), Section 7.03 (a) (3), Section 7.03 (a) (4), Section 7.03 (a) (5), Section 7.03 (a) (7), Section 7.03 (a) (9), Section 7.03 (a) (15), Section 7.03 (a) (16), Section 7.03 (a) (18), Section 7.03 (a) (19), Section 7.03 (a) (20), Section 7.03 (a) (25), Section 7.03 (a) (34), Section 7.03 (a) (41) and Section 7.03 (a) (50) to the best of the Assignor’s knowledge, nothing has occurred in the period of time since the whole loan purchase date to the date hereof which would cause such representations and warranties to be untrue in any material respect as of the date hereof;

(b)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(c)  None of the mortgage loans are High Cost as defined by any applicable predatory and abusive and/or usury lending laws;

(d)  No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, Appendix E);

(e)  No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(f)  With respect to the Group I Mortgage Loans:

  (i) There are no manufactured housing units;

(ii)	There are no first lien mortgage loans that have an original principal balance that exceeds the applicable Freddie Mac loan limits;

(iii)	With respect to any subordinate lien mortgage loans, such lien is on a one- to four- family residence that is the principal residence of the boffower.

(iv)	No subordinate lien mortgage loan has an original principal balance that exceeds one-half of the one-unit limitation for first lien mortgage loans, without regard to the number of units;

(v)
The original principal balance of the first lien mortgage loan plus the original principal balance of any subordinate lien mortgage loans relating to the same mortgaged property does not exceed the applicable Freddie Mac loan limit for first lien mortgage loans for that property type.

Remedies for Breach of Representations and Warranties

6.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.04 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein); provided, however, with respect to any representation of the Company which materially and adversely affects the interests of any Prepayment Charge, the Company shall pay the amount of the scheduled Prepayment Charge by remitting such amount to the Servicer for deposit into the Collection Account in respect of such Prepayment Charge.

The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section 5 hereof shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein.

Miscellaneous

7.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

9.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

10.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

11.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

12.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

13.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:________________________________
Name:
Title:

FINANCIAL ASSET SECURITIES CORP.

By: ________________________________
Name:
Title:

AMERIQUEST MORTGAGE COMPANY

By: ________________________________
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

SCHEDULE I

Capitalized terms used in this Schedule I but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

1.  The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

2.  As of the Closing Date, the Mortgage Loan is in compliance with all requirements set forth in the Term Sheet;

3.  As of the related Closing Date, the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly, for the payment of any amount required by the Mortgage Note or Mortgage, and no Mortgage Loan has been delinquent for more than thirty (30) days in the prior twelve (12) months;

4.  As of the related Closing Date, there are no delinquent taxes or insurance premiums affecting the related Mortgaged Property;

5.  As of the related Closing Date, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

6.  The Mortgage Note and the Mortgage are not subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any such valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

7.  As of the related Closing Date, all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the least of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and all premiums thereon are paid current. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Except as may otherwise be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

8.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws and/or all predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with. Any and all disclosure statements required to be made by the Mortgagor relating to such requirements are and will remain in the Mortgage File;

9.  As of the related Closing Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

10.  The Mortgage creates a valid first or second lien, as applicable, in the related Mortgaged Property as reflected on the Mortgage Loan Schedule;

11.  The related Mortgage is a valid, existing and enforceable first or second lien, as applicable and as indicated on the Mortgage Loan Schedule, on the related Mortgaged Property, including all improvements on the related Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of the public record as of the date of recording of such Mortgage being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and which do not adversely affect the Appraised Value of the related Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value (as determined by Appraised Value) or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first or second (as indicated on the Mortgage Loan Schedule) lien and first or second (as indicated on the Mortgage Loan Schedule) priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser.

12.  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

13.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, at least one Mortgagor is a party to the Mortgage Note, and the Mortgage is in an individual capacity;

14.  Excluding any Mortgage Loan subject to an escrow holdback, the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not currently entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

15.  As of the related Closing Date and immediately prior to the sale of the Mortgage Loan hereunder, the Company is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest excepting therefrom warehouse lending arrangements security interests which will be released concurrent with the closing of the sale to the Purchaser;

16.  As of the related Closing Date, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

17.  The Mortgage Loan is covered by an ALTA lender’s title insurance policy and, in the case of an Adjustable Rate Mortgage Loan, with an adjustable rate mortgage endorsement, such endorsement substantially in the form of ALTA Form 6.0 or 6.1, issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Interim Servicer, its successors and assigns as to the first or second (as indicated on the Mortgage Loan Schedule) priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator and its successors and assigns is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Such lender’s title insurance policy does not require the consent of or notification to the related insurer for assignment to the Purchaser.

18.  As of the related Closing Date, no claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

19.  As of the related Closing Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and as of such Closing Date, the Company or the Interim Servicer has not waived any default, breach, violation or event of acceleration, except as otherwise provided in this Agreement. For purposes of the foregoing, a delinquent payment of less than thirty (30) days on a Mortgage Loan in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such Mortgage Loan. With respect to each second lien mortgage loan, as of the origination date of such Mortgage Loan and, to the best of the Company’s knowledge, as of the Closing Date (i) the first lien mortgage loan is in full force and effect, (ii) to the best of Company’s knowledge, there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

20.  As of the related Closing Date, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

21.  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

22.  The Mortgage Loan was (i) originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, mortgage banker, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority or (ii) acquired by the Company or its affiliates directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with the Underwriting Guidelines and (b) the Company or its affiliates approved the Mortgage Loan prior to funding;

23.  Other than with respect to interest-only Mortgage Loans, principal payments on the Mortgage Loan are scheduled to commence no more than sixty days after the proceeds of the Mortgage Loan are disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month in Monthly Payments. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Note does not permit negative amortization. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate;

24.  The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, reasonable and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Interim Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note and applicable law. With respect to escrow deposits and Escrow Payments, if any, all such payments (so long as the Company is acting as Interim Servicer) are in the possession of, or under the control with, the Interim Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Interim Servicer have been capitalized under any Mortgage or the related Mortgage Note;

25.  As of the related Closing Date, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

26.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. As of the related Closing Date, since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor, which would materially interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. As of the related Closing Date, the Mortgagor has not notified the Interim Servicer or the Company and the Company or the Interim Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act formerly known as the Soldiers and Sailors Civil Relief Act of 1940;

27.  If a Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

28.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to above;

29.  The Mortgage File contains an appraisal or insured AVM of the related Mortgaged Property made prior to the approval of the Mortgage Loan. In the case of an appraisal it was made by a staff or third party qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan, for whom no conflict of interest is present and who met the minimum qualifications of USPAP;

30.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

31.  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

32.  Mortgagor has received all disclosure materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

33.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement;

34.  As of the related Closing Date, the Mortgaged Property is lawfully occupied under applicable law and if it is the borrower’s primary residence is not vacant within ninety (90) days of the related Closing Date (with notice from and proof of such vacancy by the Purchaser); all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

35.  The Assignment of Mortgage, is in recordable form and (other than with respect to the blank assignee and the lack of mortgage recordation information) is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. When endorsed as provided for in this Agreement, the Mortgage Notes will be duly endorsed under applicable law;

36.  Any principal advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. So long as the Company is acting as Interim Servicer, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. So long as the Company is acting as Interim Servicer, the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

37.  No Mortgage Loan has a balloon payment feature;

38.  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is not ineligible under Fannie Mae’s eligibility requirements;

39.  No statement, report or other document constituting a part of the Mortgage Loan Schedule contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the value of the Mortgage Loans;

40.  Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

41.  As of the related Closing Date, no Mortgage Loan has an LTV or a CLTV of more than 100%.

42.  No Mortgage Loan is a “high cost” mortgage loan, as defined under any applicable state, local or federal predatory and abusive lending laws, including, but not limited to, the Georgia Fair Lending Act and Section 6 L of the New York State Banking Law;

43.  With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing: (i) all fees paid by the owner of the Mortgaged Property or such owner’s spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan; (ii) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company; (iii) the mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area; (iv) the owner of the Mortgaged Property was not required to apply the proceeds of the Mortgage Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the mortgagee; (v) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and (vii) if discussions between the mortgagee and the Mortgagor were conducted primarily in a language other than English, the mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted;

44.  All notices, acknowledgments and disclosure statements required by Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan;

45.  All cash-out Mortgage Loans secured by real property in the state of Texas shall be made in accordance with Texas law;

46.  The Mortgage Loans are not subject to the requirement of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to HOEPA and (2) (i) no Mortgage Loan is a “high cost” loan as defined by HOEPA or any other applicable predatory or abusive lending laws and (ii) no Mortgage Loan is a “high cost home”, “covered” (excluding home loans defined as “covered home loans” pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home” or “predatory” loan under any other applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for resident mortgage loans having high interest rates, points and/or fees);

47.  No Mortgage Loan is a “covered home loan” pursuant to the New Jersey Home Ownership Security Act of 2002;

48.  With respect to each Mortgage Loan subject to a Prepayment Charge, such Prepayment Charge, at the time of the origination of the related Mortgage Loan, is enforceable and in compliance with all applicable local, state and federal law;

49.  [Reserved];

50.  As of the related Closing Date, the Mortgaged Property is being primarily used as a Residential Dwelling for residential purposes;

51.  The Company has obtained a life of loan, transferable real estate tax service contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

52.  The Company has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

53.  The Mortgage Loans conform in all material respects to the Underwriting Guidelines;

54.  No Mortgage Loan originated on or after October 1, 2002 and before March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia; No Mortgage Loan that was originated on or after March 7, 2003, is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

55.  No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

56.  [Reserved.]

57.  In connection with any Mortgage Loan, the Interim Servicer has fully furnished, and will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

58.  With respect to each Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefits to the Mortgagor (e.g., such as rate or fee reduction) in exchange for accepting such prepayment premium; (b) the Mortgage Loan’s originator had a written policy of offering the Mortgagor, or requiring any third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a premium, unless the Mortgage Loan that did not require payment of such a premium would be a HOEPA loan or a high-cost home loan under any applicable state or local law prohibited by the originator's underwriting guidelines; (c) the prepayment premium was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) no subprime Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years and any Mortgage Loans originated prior to such date, and any non-subprime Mortgage Loans, will not impose prepayment penalties in excess of five years; in each case unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period; and (e) the Company shall not impose such prepayment premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the Company to impose such premium;

59.  No Mortgage Loan is a “high cost”, “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary Revised, Appendix E);

60.  No fraud was committed in connection with the origination of any Mortgage Loan; provided, however, the Company does not represent or warrant the accuracy of the qualifying income stated by the related Mortgagor(s) in connection with a Mortgage Loan that does not require income verification as defined in the Underwriting Guidelines;

61.  The Mortgaged Property is free from any and all toxic or hazardous substances, other than those commonly used for homeowner repair and maintenance and/or household purposes, and there exists no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

62.  The Mortgage Loan was not prepaid in full prior to the related Closing Date;

63.  The Company has materially complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001;

64.  No Mortgage Loan mortgagor was encouraged or required to select a mortgage loan product offered by the originator which is a higher cost product designed for a less creditworthy mortgagor, unless at the time of the Mortgage Loan’s origination, such mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower cost credit product then offered by the originator. A borrower who is able to qualify for one of the originator’s standard products should be directed towards or offered the originator’s standard mortgage line;

65.  With respect to any Mortgage Loan, the methodology used in underwriting the extension of credit for each Mortgage Loan did not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the borrower’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the Mortgage Loan;

66.  With respect to each Mortgage Loan, the Company or one of its affiliates as servicer for each Mortgage Loan, has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the “Credit Repositories”) on a monthly basis;

67.  With respect to any Mortgage Loan, no borrower was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.

68.  With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;

69.  With respect to any Mortgage Loan or the underlying security related thereto, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way thereto; and

70.  With respect to each second lien Mortgage Loan, such Mortgage Loan was originated in connection with the origination of a first lien Mortgage Loan on the related Mortgaged Property.

EXHIBIT C-3

FORM OF OMNIBUS ASSIGNMENT AGREEMENT

OMNIBUS ASSIGNMENT AGREEMENT

THIS OMNIBUS ASSIGNMENT AGREEMENT, dated February 1, 2007, (“Agreement”) between Greenwich Capital Financial Products, Inc. (“Assignor”), Financial Asset Securities Corp. (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and a certain percentage of the Class C Certificates, the Class P Certificates and the Class FL Certificates which shall be registered in the name of Greenwich Capital Financial Products, Inc. or its designee, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the related originator on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) the master mortgage loan purchase and interim servicing agreement as set forth on Schedule I, as amended (the “Purchase Agreements”), solely insofar as the Purchase Agreement relates to the Mortgage Loans.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

2.  The Assignor hereby makes the following representations, warranties and covenants as of the date hereof:

(a) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive and/or usury lending laws;

(c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

(e) No Mortgage Loan is a High Cost Loan or a Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, Appendix E); and

(d)  No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Miscellaneous

3.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

4.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

5.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, respectively, hereunder.

6.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

7.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

8.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

9.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

FINANCIAL ASSET SECURITIES CORP.

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

SCHEDULE I

Schedule of Master Mortgage Loan Purchase and Interim Servicing Agreements

1. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated March 1, 2006, between Novastar Certificates Financing Corporation and Greenwich Capital Financial Products, Inc.

2. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated May 1, 2006, between New Century Mortgage Corporation, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

3. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated March 1, 2006, among Harwood Street Funding II, LLC, as Seller, Centex Home Equity Company, LLC, as Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

4. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated June 1, 2006, between First NLC Financial Services, LLC, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

5. Master Mortgage Loan Purchase and Servicing Agreement, dated April 1, 2003, between Greenwich Capital Financial Products, Inc., as Purchaser, and Countrywide Home Loans, Inc. as Seller and Servicer.

6. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated December 1, 2005, between Aames Capital Corporation, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

7. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated November 1, 2005, between Meritage Mortgage Corporation, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

8. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated April 1, 2005, between Long Beach Mortgage Company, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Purchaser.

9. Master Mortgage Loan Purchase and Interim Servicing Agreement, dated December 1, 2005, between Fremont Investment and Loan, as Seller and Interim Servicer, and Greenwich Capital Financial Products, Inc., as Initial Purchaser.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

AS FILED ON FEBRUARY 27, 2007

EXHIBIT E

REQUEST FOR RELEASE

To:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:
Pooling and Servicing Agreement dated as of February 1, 2007, among Financial Asset Securities Corp. as Depositor, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and Deutsche Bank National Trust Company, a national banking association, as Trustee

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee’s Mortgage File Or the Mortgage Loan described below, for the reason indicated. Any payments received in connection with this Request for Release of documents have been or will be deposited into the Collection Account for the benefit of the Trust.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________1.	Mortgage Paid in Full
_________2.	Foreclosure
_________3.	Substitution
_________4.	Other Liquidation (Repurchases, etc.)
_________5.	Nonliquidation	Reason:_____________________
Address to which Trustee should deliver

the Trustee’s Mortgage File:

By:
(authorized signer)

Issuer:

Address:

Date:

Trustee

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Trustee:

Trustee	Date

EXHIBIT F-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

February __, 2007

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830	Ocwen Loan Servicing, LLC 1675 Palm Beach Lakes Boulevard, Suite 10A West Palm Beach, Florida 33401

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Soundview 2007-1
Countrywide Home Loans Servicing LP 400 Countrywide Way Simi Valley, California 93065	Central Mortgage Company 801 John Barrow Road Suite 1 Little Rock, Arkansas 72205
GMAC Mortgage LLC 3451 Hammond Avenue Waterloo, Iowa 50702

Re:
Pooling and Servicing Agreement dated as of February 1, 2007, among Financial Asset Securities Corp. as Depositor, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and Deutsche Bank National Trust Company, a national banking association, as Trustee

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY]

By:
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

________________
[Date]

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830	Ocwen Loan Servicing, LLC 1675 Palm Beach Lakes Boulevard, Suite 10A West Palm Beach, Florida 33401

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 08630	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Soundview 2007-1
Countrywide Home Loans Servicing LP 400 Countrywide Way Simi Valley, California 93065	Central Mortgage Company 801 John Barrow Road Suite 1 Little Rock, Arkansas 72205
GMAC Mortgage LLC 3451 Hammond Avenue Waterloo, Iowa 50702

Re:
Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2007 among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and Deutsche Bank National Trust Company, as Trustee with respect to Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

Ladies and Gentlemen:
In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 3, 10, 11 and 15 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY]

By:
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	Soundivew Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2007 among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

[DEUTSCHE BANK NATIONAL TRUST COMPANY]

By:
Name:
Title:

EXHIBIT G

FORM OF CAP ALLOCATION AGREEMENT

CAP ALLOCATION AGREEMENT

This Cap Allocation Agreement, dated as of February 28, 2007 (this “Agreement”), between Wells Fargo Bank, N.A. (“Wells Fargo”), as cap trustee for the cap trust (in such capacity, the “Cap Trustee”) and Greenwich Capital Financial Products, Inc. (“GCFP”), or its designee.

WHEREAS, Wells Fargo, on behalf of a separate trust established hereunder which holds an Interest Rate Cap Agreement (the “Cap Agreement”), a copy of which is attached hereto as Exhibit A, between the Cap Trustee, on behalf of the Cap Trust and Bear Stearns Financial Products Inc. (the “Cap Provider”) is a counterparty to the Cap Agreement; and

WHEREAS, it is desirable to irrevocably appoint the Cap Trustee, and the Cap Trustee desires to accept such appointment, to receive and distribute funds payable by the Cap Provider to the Cap Trustee, on behalf of the Cap Trust under the Cap Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC, as servicer, Wells Fargo Bank, N.A., as master servicer and trust administrator (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), relating to the Soundview Home Loan Trust 2007-1 (the “Trust”), Asset-Backed Certificates, Series 2007-1 (the “Certificates”), or in the related Indenture as the case may be, as in effect on the date hereof.

2.  Cap Trust. There is hereby established a separate trust (the “Cap Trust”), into which the Cap Trustee shall deposit the Cap Agreement. The Cap Trust shall be maintained by the Cap Trustee. The sole assets of the Cap Trust shall be the Cap Agreement and the Cap Trust Account.

3.  Cap Trustee.

(a)  The Cap Trustee, on behalf of the Cap Trust, is hereby irrevocably appointed to receive all funds paid to the Cap Trustee by the Cap Provider, or its successors in interest under the Cap Agreement (including any Cap Termination Payment) and the Cap Trustee accepts such appointment and hereby agrees to receive such amounts, deposit such amounts into the Cap Trust Account and to distribute on each Distribution Date such amounts in the following order of priority:

(i)  first, for deposit into the Cap Account (established under the Pooling and Servicing Agreement), an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow and any Net Swap Payments received under the Interest Rate Swap Agreement with the Trust: (A) Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) an amount necessary to maintain or restore the Overcollateralization Target Amount; and (D) any Allocated Realized Loss Amounts;

(ii)  second, to GCFP, or its designee, any amounts remaining after payment of (i) above, provided, however, upon the issuance of notes by an issuer (the “NIM Trust”), secured by all or a portion of the Class C Certificates and the Class P Certificates (the “NIM Notes”), GCFP, or its designee, hereby instructs the Cap Trustee to make any payments under this clause 3(a)(ii):

(A)  to the Indenture Trustee for the NIM Trust, for deposit into the Note Account (each as defined in the related Indenture), for distribution in accordance with the terms of the Indenture until satisfaction and discharge of the Indenture; and

(B)  after satisfaction and discharge of the Indenture, to the Holders of the Class C Certificates, pro rata based on the outstanding Notional Amount of each such Certificate.

(b)  The Cap Trustee agrees to hold any amounts received from the Cap Provider in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee and the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders, GCFP and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Cap Trustee in respect of this Agreement shall be as follows:

(i) The Cap Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that may be deemed advisable in order to enforce the provisions hereof. The Cap Trustee shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Cap Trustee shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Cap Trustee, shall be likely to involve expense or liability to the Cap Trustee, unless the Cap Trustee shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii) The Cap Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any, or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Cap Trustee or exercising any right or power conferred upon the Cap Trustee under this Agreement.

(iii) The Cap Trustee may perform any duties hereunder either directly or by or through agents or attorneys of the Cap Trustee. The Cap Trustee shall not be liable for the acts or omissions of its agents or attorneys so long as the Cap Trustee chose such Persons with due care.

4.  Cap Trust Account. The Cap Trustee shall segregate and hold all funds received from the Cap Provider (including any Cap Termination Payment) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Cap Trustee one or more segregated accounts (the “Cap Trust Account”).

5.  [RESERVED].

6.  Representations and Warranties of Wells Fargo. Wells Fargo represents and warrants as follows:

(a)  Wells Fargo is duly organized and validly existing as a national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Cap Trustee hereunder.

(b)  The execution, delivery and performance of this Agreement by Wells Fargo as Trustee have been duly authorized in the Pooling and Servicing Agreement.

(c)  This Agreement has been duly executed and delivered by Wells Fargo as Cap Trustee and the Trustee and is enforceable against Wells Fargo in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

7.  Replacement of Cap Trustee.

Any corporation, bank, trust company or association into which the Cap Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Cap Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Cap Trustee, shall be the successor of the Cap Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Cap Trustee and no appointment of a successor Cap Trustee shall become effective until the appointment by GCFP, or its designee, of a successor Cap Trustee acceptable to the NIMS Insurer, if any. Any successor Cap Trustee shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor Cap Trustee all such rights and powers conferred by this Agreement.

The Cap Trustee may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor cap trustee shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Cap Trustee of such notice of resignation, the resigning Cap Trustee may petition any court of competent jurisdiction for the appointment of a successor Cap Trustee acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Cap Trustee, GCFP, or its designee, shall promptly appoint a successor Cap Trustee acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Cap Trustee.

8.  Cap Trustee Obligations.

Whenever the Cap Trustee, on behalf of the Cap Trust, as a party to the Cap Agreement, has the option or is requested in such capacity, whether such request is by the Cap Provider, to take any action or to give any consent, approval or waiver that it is on behalf of the Cap Trust entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder, the Cap Trustee shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and, shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as GCFP, or its designee, or the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Cap Trustee to the parties hereto and the NIMS Insurer, if any), the Cap Trustee may abstain from taking such action or giving such consent, approval or waiver.

The Cap Trustee shall forward to the parties hereto and the NIMS Insurer, if any, on the Distribution Date following its receipt thereof copies of any and all notices, statements, reports and/or other material communications and information (collectively, the “Cap Reports”) that it receives in connection with the Cap Agreement or from the counterparty thereto.

9.  Miscellaneous.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)  Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Cap Trustee irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Cap Trustee waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c)  This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of GCFP and the NIMS Insurer, if any.

(d)  This Agreement may not be assigned or transferred without the prior written consent of GCFP and the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of GCFP, or its designee, pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

(e)  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h)  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

(i)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

10.  Third-Party Beneficiary. Each of the Trustee, GCFP or its designee and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement. If any default occurs on the part of the Cap Provider under the Cap Agreement in the making of a payment due under the Cap Agreement or in any other obligation of the Cap Provider under the Cap Agreement, the Cap Trustee may and, upon the request of the Trustee, GCFP or its designee or the Indenture Trustee, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

11.  Cap Trustee and Trustee Rights. The Cap Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement, and the Indenture Trustee under the Indenture, in each case as if specifically set forth herein with respect to the Cap Trustee.

The Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement as if specifically set forth herein with respect to the Cap Trustee.

12.  Limited Recourse. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the obligations of the Trustee under this Agreement are non-recourse to the Trustee, its assets and its property, and shall be payable solely from the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, Trustee, agent or affiliate of the Trustee or any person owning, directly or indirectly, any legal or beneficial interest in the Trustee, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trustee to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trustee, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A. not in its individual capacity but solely as Cap Trustee under this Agreement

By:
Name: Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

EXHIBIT A

INTEREST RATE CAP AGREEMENT

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did execute and deliver a promissory note in the principal amount of $____________________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Deutsche Bank National Trust Company and Financial Asset Securities Corp. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:

STATE OF	)
) SS:
COUNTY OF	)
On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this _________ day of 20__.

My commission expires __________________________.

EXHIBIT I

FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the “Undersigned”), pursuant to that Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among Financial Asset Securities Corp. (the “Owner”), Deutsche Bank National Trust Company, Ocwen Loan Servicing, LLC (“Ocwen”) and Wells Fargo Bank, N.A. (“Wells Fargo”), hereby constitutes and appoints Ocwen, by and through Ocwen’s officers, the Undersigned's true and lawful Attorney-in-Fact, in the Undersigned's name, place and stead, as their interests may appear, and for the Undersigned's respective benefit, in connection with all Mortgage Loans serviced by Ocwen pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a “Mortgage” or a “Deed of Trust” respectively) and promissory notes secured thereby (each a “Mortgage Note”) for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
b) the preparation and issuance of statements of breach or non-performance;
c) the preparation and filing of notices of default and/or notices of sale;
d) the cancellation/rescission of notices of default and/or notices of sale;
e) the taking of a deed in lieu of foreclosure; and
f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to the servicer in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by Wells Fargo to the Owner under the Pooling and Servicing Agreement, or (ii) be construed to grant Wells Fargo the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

Wells Fargo hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by Wells Fargo of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof. This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2007.

By:_____________________________________
Name: __________________________________
Title: ___________________________________

Acknowledged and Agreed
Wells Fargo Bank, N.A.

By:_____________________________________
Name:
Title:

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services—
Soundview Home Loan Trust 2007-1

Re:	Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,
[NAME OF TRANSFEREE]

Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services—
Soundview Home Loan Trust 2007-1

Re:	Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,
[NAME OF TRANSFEREE]

Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $                    1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_________ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_________ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_________ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_________ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

_________ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_________ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer
By:
Name:
Title:

Date:

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
PURSUANT TO SECTION 5.02(D)

SOUNDVIEW HOME LOAN TRUST 2007-1
ASSET-BACKED CERTIFICATES, SERIES 2007-1

STATE OF	)
) ss:
COUNTY OF	)
The undersigned, being first duly sworn, deposes and says as follows:

1.  The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”), among Financial Asset Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.  The Transferee’s taxpayer identification number is ___________.

9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.  Check one of the following:

[_]  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:
(i)	the present value of any consideration given to the Transferee to acquire such Certificate;
(ii)	the present value of the expected future distributions on such Certificate; and
(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[_]  The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,
(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;
(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[_]  None of the above.

13.  The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]
ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC
My Commission expires the __ day of _________, 20__

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services—
Soundview Home Loan Trust 2007-1

Re:	Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

Very truly yours,
TRANSFEROR

By:
Name:
Title:

EXHIBIT M

FORM OF ERISA REPRESENTATION LETTER

_____________, 20__

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830	Wells Fargo Bank, N.A. Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479 Attn: Corporate Trust Services— Soundview Home Loan Trust 2007-1

Re:	Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance Soundview Home Loan Trust 2007-1, Asset-Backed Certificates Series 2007-1, Class [C][P][R[-X]][X] (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of February 1, 2007 among Financial Asset Securities Corp. as depositor (the “Depositor”), Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

Very truly yours,
[Transferee]
By:
Name:
Title:

EXHIBIT N-1

FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER WITH FORM 10-K

Re:	Soundview Home Loan Trust, Series 2007-1 Asset Backed Certificates, Series 2007-1

Re:   Soundview Home Loan Trust, Series 2007-1
Asset Backed Certificates, Series 2007-1

Certification

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K [identify issuing entity] (i.e., the name of the specific deal to which this certification relates rather than just the name of the Depositor)] (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Deutsche Bank National Trust Company.

WELLS FARGO BANK, N.A.

By:____________________________________
Name:
Title:

EXHIBIT N-2

FORM CERTIFICATION TO BE
PROVIDED TO MASTER SERVICER BY THE SERVICER

Re:      Soundview Home Loan Trust, Series 2007-1
Asset Backed Certificates, Series 2007-1

I, ________________________________, the _______________________ of Wells Fargo Bank, N.A., certify to Financial Asset Securities Corp. and the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Master Servicer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to [the Agreement], and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [Wells Fargo]. Any material instances of noncompliance described in such reports have been disclosed to [Wells Fargo]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:_____________________
Name:

EXHIBIT N-3

FORM CERTIFICATION TO BE
PROVIDED TO MASTER SERVICER BY THE SERVICER

Re:      Soundview Home Loan Trust, Series 2007-1
Asset Backed Certificates, Series 2007-1

I, ________________________________, the _______________________ of Ocwen Loan Servicing, LLC, certify to Financial Asset Securities Corp. and the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Master Servicer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to [the Agreement], and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [Wells Fargo]. Any material instances of noncompliance described in such reports have been disclosed to [Wells Fargo]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:_____________________
Name:

EXHIBIT O

FORM OF INTEREST RATE CAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	February 28, 2007

TO:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

ATTENTION:	Client Manager - Soundview 2007-1
FACSIMILE:	410-715-2380

TO:	The Royal Bank of Scotland plc, London
ATTENTION:	Melizza Stotler
FACSIMILE:	203-618-2580

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

RE:	Novation Confirmation

REFERENCE UMBER(S):	FXNEC9258-BXNE218671

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.
The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions, and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.	The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	February 28, 2007
Novation Date:	February 28, 2007
Novated Amount:	As set forth in the New Confirmation
Transferor 1:	The Royal Bank of Scotland plc
Transferor 2:	Bear Stearns Bank plc
Transferee 1:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

Transferee 2:	Bear Stearns Financial Products Inc.
New Agreement (between Transferee 1 and Transferee 2):	The Master Agreement as defined in the New Confirmation

3.	The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	February 23, 2007
Effective Date of Old Transaction:	November 25, 2007
Termination Date of Old Transaction:	February 25, 2012

4.
The terms of the New Transactions to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A, including the Credit Support Annex attached hereto as Annex A.

Full First Calculation Period:	Applicable

5.	Offices:

Transferor 1:	London
Transferor 2:	Not Applicable
Transferee 1:	Not Applicable
Transferee 2:	Not Applicable

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. Transferor 1 and Transferor 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. Transferee 1 and Transferee 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6223.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent By: _____________________________ Name: Title: Date:	Bear Stearns Bank plc By: _____________________________ Name: Title: Date:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

By: _____________________________
Name:
Title:
Date:
Bear Stearns Financial Products Inc. By: _____________________________ Name: Title: Date:

lm/er

BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

Exhibit A

DATE:	February 28, 2007

TO:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

ATTENTION:	Client Manager - Soundview 2007-1
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC9258

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC., as Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and Deutsche Bank National Trust Company, as Trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:	February 28, 2007

Effective Date:	November 25, 2007

Termination Date:	February 25, 2012, subject to adjustment in accordance with the Business Day Convention.

Fixed Amount (Premium):	Inapplicable. Premium has been paid under the Old Transaction.

Floating Amounts:
Floating Rate Payer:	Party A

Cap Rate:	5.275000%

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day prior to each Fixed Rate Payer Period End Date.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate determined from such Floating Rate Option for any Calculation Period is greater than 9.00000% then the Floating Rate for such Calculation Period shall be deemed to be 9.00000%.

Floating Amount:	To be determined in accordance with the following Formula:

Greater of (i) Scale Factor * (Floating Rate Option - Cap Rate) * Notional Amount * Floating Rate Day Count Fraction; and (ii) zero.

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Scale Factor:	250

Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)          Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)           “Termination Currency” means USD.

(h)          Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.   Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)           Party B makes the following representation(s):

None.

(ii)            Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)          Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.   Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling and Servicing Agreement	Promptly upon filing of such agreement with the U.S. Securities and Exchange Commission	No

Part 4.    Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to Party B:

Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention:	Client Manager - Soundview 2007-1
Facsimile:	410-715-2380
Phone:	410-884-2000

(For all purposes)

(b)          Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)          Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)        S&P/Fitch First Level Downgrade. If an S&P/Fitch Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)      Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)     S&P/Fitch Second Level Downgrade. If an S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)     Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)      Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(vi)     Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d)	Rating Agency Downgrade.

(i)           S&P/Fitch Downgrade:

(1)
In the event that an S&P/Fitch Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P/Fitch Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch, at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)           Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)	Compliance with Regulation AB.

(i)
Bear Stearns agrees and acknowledges that Financial Asset Securities Corp. (“Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap/cap disclosure event (“Cap Disclosure Event”) if, on any Business Day after the date hereof, Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB with respect to this Transaction) (the “Cap Financial Disclosure”).

(iii)
Upon the occurrence of a Cap Disclosure Event, Bear Stearns, at its own expense, shall either (1)(a) (i) provide to Depositor the current Cap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Cap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Cap Financial Disclosure in the Exchange Act Reports of Depositor, and (c) provide to Depositor any updated Cap Financial Disclosure with respect to Bear Stearns within five days of the release of any such updated Swap Financial Disclosure (but in no event more than 45 days after the end of each of Bear Stearns’s fiscal quarter for any quarterly update); (2) secure another entity to replace Bear Stearns as party to this Agreement by way of a Permitted Transfer on terms substantially similar to this Agreement, which entity (or a guarantor therefore) satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, or (3) obtain a guaranty of Bear Stearns’s obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, and cause such affiliate to provide Cap Financial Disclosure and any future Cap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Cap Provider.

(iv)         (a)  Bear Stearns hereby agrees to indemnify and hold harmless Depositor, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls Depositor within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Cap Financial Disclosure, or arise out of, or are based upon, the omission or alleged omission to state in the Cap Financial Disclosure any material fact required to be stated therein or necessary to make the statements in the Cap Financial Disclosure, as applicable, in light of the circumstances under which they were made, not misleading, and Bear Stearns shall reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.

(b)  If (i) Bear Stearns fails to provide the Cap Financial Disclosure or any required auditor’s consents to Depositor pursuant to Section 16(iii) hereof (a “Cap Financial Disclosure Failure”), (ii) as a result of such Cap Financial Disclosure Failure an Early Termination Date is designated hereunder by Counterparty and (iii) such Cap Financial Disclosure Failure results in a failure by Depositor to file a report required by the Exchange Act, Bear Stearns hereby agrees to reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with the investigation or defense of any inquiry or investigation by the Securities and Exchange Commission resulting from such Cap Financial Disclosure Failure; provided that in no event shall Bear Stearns be required to indemnify Depositor, the present and former respective officers, directors, employees and agent of each of the foregoing and any such controlling person for any lost profit or damages with respect to this Transaction or any other transaction (whether such lost profit or damages is characterized as indirect, punitive, consequential, special damages or otherwise), even if at the time of such failure Bear Stearns is aware of the possibility of such lost profit or damages.

(v)	Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified in this Part 5(e).

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P and Fitch. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Cap Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Cap Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Cap Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Cap Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Cap Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Cap Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Cap Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, N.A. (“Wells”) not in its individual capacity, but solely as Cap Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Wells has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Cap Trust is made and intended not as personal representations of Wells but is made and intended for the purpose of binding only the Cap Trust; and (d) under no circumstances shall Wells in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Cap Trustee and the Trust Administrator as its agents under the Pooling and Servicing Agreement and the Cap Allocation Agreement to carry out certain functions on behalf of Party B, and that the Cap Trustee and the Trust Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B’s only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Cap Trustee represents to Party A on the date on which Party B enters into this Agreement that the Cap Trustee is executing the Agreement not in its individual capacity, but solely as the Cap Trustee on behalf of the Cap Trust.

(w)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(x)	[Reserved].

(y)	[Reserved].

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Moody’s First Trigger Ratings Threshold, and the Fitch Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d)of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s.

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Fitch Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

“Fitch Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) Part 5(e), or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and Fitch or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, the Moody’s Second Trigger Ratings Threshold and the Fitch Required Ratings Threshold.

“S&P/Fitch” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto and the Fitch Approved Ratings Threshold.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P/Fitch Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold and the Fitch Approved Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P, Moody’s and Fitch, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

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4.             Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992401

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

SCHEDULE I
(where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to
No Adjustment.)

From and including	To but excluding	Notional Amount (USD)

Effective Date	12/25/07	765.95
12/25/07	01/25/08	723.72
01/25/08	02/25/08	1,213.58
02/25/08	03/25/08	2,559.29
03/25/08	04/25/08	2,319.58
04/25/08	05/25/08	2,817.52
05/25/08	06/25/08	2,568.97
06/25/08	07/25/08	3,850.16
07/25/08	08/25/08	6,350.85
08/25/08	09/25/08	5,808.04
09/25/08	10/25/08	7,442.23
10/25/08	11/25/08	7,445.26
11/25/08	12/25/08	10,429.37
12/25/08	01/25/09	179,827.84
01/25/09	02/25/09	323,235.53
02/25/09	03/25/09	289,799.11
03/25/09	04/25/09	260,636.92
04/25/09	05/25/09	271,102.82
05/25/09	06/25/09	291,329.69
06/25/09	07/25/09	287,883.73
07/25/09	08/25/09	275,546.40
08/25/09	09/25/09	262,571.55
09/25/09	10/25/09	250,376.49
10/25/09	11/25/09	238,628.32
11/25/09	12/25/09	227,694.66
12/25/09	01/25/10	229,689.08
01/25/10	02/25/10	231,318.90
02/25/10	03/25/10	220,881.24
03/25/10	04/25/10	210,479.52
04/25/10	05/25/10	200,567.14
05/25/10	06/25/10	191,121.11
06/25/10	07/25/10	182,119.49
07/25/10	08/25/10	173,541.39
08/25/10	09/25/10	165,366.91
09/25/10	10/25/10	157,577.08
10/25/10	11/25/10	150,153.80
11/25/10	12/25/10	143,079.85
12/25/10	01/25/11	136,402.94
01/25/11	02/25/11	130,010.46
02/25/11	03/25/11	123,990.39
03/25/11	04/25/11	118,204.72
04/25/11	05/25/11	115,954.28
05/25/11	06/25/11	116,415.06
06/25/11	07/25/11	112,031.65
07/25/11	08/25/11	106,793.97
08/25/11	09/25/11	101,739.97
09/25/11	10/25/11	96,924.73
10/25/11	11/25/11	92,336.94
11/25/11	12/25/11	87,965.92
12/25/11	01/25/12	86,641.30
01/25/12	Termination Date	84,683.02

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of February 28, 2007 between
Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)
and
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (hereinafter referred to as “Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated February 28, 2007, between Party A and Party B, Reference Number FXNEC9258.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P/Fitch Credit Support Amount for such Valuation Date exceeds (b) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P/Fitch Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (D) and (E) of column one of the Collateral Schedule to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: Trust Administrator

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party B shall not have any right to use Posted Collateral or take any action specified in such Paragraph 6(c).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)	Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. If Party B receives Distributions on a Local Business Day, it will not Transfer such Distributions to Party A but, rather, such Distributions will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2.”

(iii)	Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992406

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)	Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix)  Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

(1)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction, and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date]; or

(2)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P/Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P/Fitch Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“S&P/Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P/Fitch Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P/Fitch Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

[Remainder of this page intentionally left blank]

SCHEDULE A

ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) EU-CASH	N/A	92.5%	98%	94%
(C) GB-CASH	N/A	94.1%	98%	95%
(D) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(E) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%
(F) Fixed-Rate GA-EUROZONE GOV		Rated AAA or better by S&P	Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's
	1 or less	98.8%	98%	94%
	More than 1 but not more than 2	97.9%	98%	93%
	More than 2 but not more than 3	97.1%	98%	92%
	More than 3 but not more than 5	91.2%	98%	90%
	More than 5 but not more than 7	87.5%	98%	89%
	More than 7 but not more than 10	83.8%	98%	88%
	More than 10 but not more than 20	75.5%	98%	84%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

EXHIBIT P

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW. SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06080
Attn: Corporate Trust Services - Soundview Home Loan Trust 2007-1-SEC REPORT PROCESSING

RE: **Additional Form [   ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [   ] of the Pooling and Servicing Agreement, dated as of February 1, 2007, among the Depositor, Ocwen Loan Servicing, LLC as servicer (the “Servicer”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and “Trust Administrator”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). The Undersigned, as [   ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [   ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number: [   ]; email address: [   ].

[NAME OF PARTY]
as [role]

By: ______________________________
Name:
Title:

EXHIBIT Q

FORM OF INTEREST RATE SWAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

DATE:	February 28, 2007

TO:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

ATTENTION:	Client Manager - Soundview 2007-1
FACSIMILE:	410-715-2380

TO:	The Royal Bank of Scotland plc, London
ATTENTION:	Melizza Stotler
FACSIMILE:	203-618-2580

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

RE:	Novation Confirmation

REFERENCE NUMBER(S):	FXNEC9255-BXNE218637

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.     The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions, and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.    The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	February 28, 2007
Novation Date:	February 28, 2007
Novated Amount:	As set forth in the New Confirmation
Transferor 1:	The Royal Bank of Scotland plc
Transferor 2:	Bear Stearns Bank plc
Transferee 1:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

Transferee 2:	Bear Stearns Financial Products Inc.
New Agreement (between Transferee 1 and Transferee 2):	The Master Agreement as defined in the New Confirmation

3.     The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	February 23, 2007
Effective Date of Old Transaction:	November 25, 2007
Termination Date of Old Transaction:	February 25, 2012

4.    The terms of the New Transactions to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A, including the Credit Support Annex attached hereto as Annex A.

Full First Calculation Period:	Applicable

5.     Offices:

Transferor 1:	London
Transferor 2:	Not Applicable
Transferee 1:	Not Applicable
Transferee 2:	Not Applicable

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. Transferor 1 and Transferor 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. Transferee 1 and Transferee 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6223.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent	Bear Stearns Bank plc

By: _____________________________	By: _____________________________
Name: Title: Date:	Name: Title: Date:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1
Bear Stearns Financial Products Inc.

By: _____________________________	By: _____________________________
Name: Title: Date	Name: Title: Date

lm/er

BEAR STEARNS FINANCIAL PRODUCTS INC. 383 MADISON AVENUE NEW YORK, NEW YORK 10179 212-272-4009

Exhibit A

DATE:	February 28, 2007

TO:
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

ATTENTION:	Client Manager - Soundview 2007-1
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC9255

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC., as Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and Deutsche Bank National Trust Company, as Trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:	February 28, 2007

Termination Date:
February 25, 2012, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amount:

Fixed Rate Payer:	Party B

Effective Date:	November 25, 2007

Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007 and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Date:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day prior to each Fixed Rate Payer Period End Date.

Fixed Rate:	5.27500%

Fixed Amount:	To be determined in accordance with the following formula:

Scale Factor * Fixed Rate * Notional Amount * Fixed Rate Day Count Fraction.
Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Effective Date:	November 26, 2007

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day prior to each Fixed Rate Payer Period End Date.

Floating Rate for initial
Calculation Period:	To be determined.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula:

Scale Factor * Floating Rate * Notional Amount * Floating Rate Day Count Fraction.
Designated Maturity:	One month

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Scale Factor:	250

Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)          “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)          Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.    Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)         Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.    Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling and Servicing Agreement	Promptly upon filing of such agreement with the U.S. Securities and Exchange Commission	No

Part 4.     Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to Party B:

Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention:	Client Manager - Soundview 2007-1
Facsimile:	410-715-2380
Phone:	410-884-2000

(For all purposes)

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)          Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)        S&P/Fitch First Level Downgrade. If an S&P/Fitch Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)       Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)      S&P/Fitch Second Level Downgrade. If an S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)     Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)      Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(vi)     Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Trustee requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Trustee in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Trustee provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Trustee in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due by Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

(vii)    [Reserved].

(viii)  Failure to Pay Class A Certificates. If the Securities Administrator on behalf of the Trust is unable to pay, or fails or admits in writing its inability to pay (1) on any Distribution Date, any Accrued Certificate Interest Distribution Amount with respect to the Class A Certificates or (2) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates, then an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

(d)	Rating Agency Downgrade.

(i)           S&P/Fitch Downgrade:

(1)
In the event that an S&P/Fitch Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P/Fitch Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch, at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)           Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)	Compliance with Regulation AB.

(i)
Bear Stearns agrees and acknowledges that Financial Asset Securities Corp. (“Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap/cap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB with respect to this Transaction) (the “Swap Financial Disclosure”).

(iii)
Upon the occurrence of a Swap Disclosure Event, Bear Stearns, at its own expense, shall either (1)(a) (i) provide to Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of Depositor, and (c) provide to Depositor any updated Swap Financial Disclosure with respect to Bear Stearns within five days of the release of any such updated Swap Financial Disclosure (but in no event more than 45 days after the end of each of Bear Stearns’s fiscal quarter for any quarterly update); (2) secure another entity to replace Bear Stearns as party to this Agreement by way of a Permitted Transfer on terms substantially similar to this Agreement, which entity (or a guarantor therefore) satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, or (3) obtain a guaranty of Bear Stearns’s obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.

(iv)
(a) Bear Stearns hereby agrees to indemnify and hold harmless Depositor, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls Depositor within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Swap Financial Disclosure, or arise out of, or are based upon, the omission or alleged omission to state in the Swap Financial Disclosure any material fact required to be stated therein or necessary to make the statements in the Swap Financial Disclosure, as applicable, in light of the circumstances under which they were made, not misleading, and Bear Stearns shall reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.

(b) If (i) Bear Stearns fails to provide the Swap Financial Disclosure or any required auditor’s consents to Depositor pursuant to Section 16(iii) hereof (a “Swap Financial Disclosure Failure”), (ii) as a result of such Swap Financial Disclosure Failure an Early Termination Date is designated hereunder by Counterparty and (iii) such Swap Financial Disclosure Failure results in a failure by Depositor to file a report required by the Exchange Act, Bear Stearns hereby agrees to reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with the investigation or defense of any inquiry or investigation by the Securities and Exchange Commission resulting from such Swap Financial Disclosure Failure; provided that in no event shall Bear Stearns be required to indemnify Depositor, the present and former respective officers, directors, employees and agent of each of the foregoing and any such controlling person for any lost profit or damages with respect to this Transaction or any other transaction (whether such lost profit or damages is characterized as indirect, punitive, consequential, special damages or otherwise), even if at the time of such failure Bear Stearns is aware of the possibility of such lost profit or damages.

(v)	Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified in this Part 5(e).

(f)	Transfers.

(i)           Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P and Fitch. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)         Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, N.A. (“Wells”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Wells has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of Wells but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) under no circumstances shall Wells in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Supplemental Interest Trust Trustee and the Trust Administrator as its agents under the Pooling and Servicing Agreement and the Swap Administration Agreement to carry out certain functions on behalf of Party B, and that the Supplemental Interest Trust Trustee and the Trust Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)	[Reserved].

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Supplemental Interest Trust Trustee represents to Party A on the date on which Party B enters into this Agreement that the Supplemental Interest Trust Trustee is executing the Agreement not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(w)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(x)	[Reserved].

(y)	[Reserved].

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Moody’s First Trigger Ratings Threshold, and the Fitch Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d)of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s.

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Fitch Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

“Fitch Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) Part 5(e), or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and Fitch or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, the Moody’s Second Trigger Ratings Threshold and the Fitch Required Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P/Fitch Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold and the Fitch Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P/Fitch Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold and the Fitch Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P, Moody’s and Fitch, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4.            Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992402

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

SCHEDULE I
(where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to
No Adjustment.)

From and including	To but excluding	Notional Amount (USD)

Effective Date	12/25/07	2,022,196.49
12/25/07	01/25/08	1,954,307.21
01/25/08	02/25/08	1,886,367.09
02/25/08	03/25/08	1,819,539.43
03/25/08	04/25/08	1,756,322.27
04/25/08	05/25/08	1,687,565.51
05/25/08	06/25/08	1,613,926.31
06/25/08	07/25/08	1,540,862.69
07/25/08	08/25/08	1,470,693.66
08/25/08	09/25/08	1,411,632.72
09/25/08	10/25/08	1,358,282.82
10/25/08	11/25/08	1,310,024.40
11/25/08	12/25/08	1,260,508.27
12/25/08	01/25/09	1,029,112.93
01/25/09	02/25/09	811,855.10
02/25/09	03/25/09	777,641.28
03/25/09	04/25/09	744,940.47
04/25/09	05/25/09	687,171.74
05/25/09	06/25/09	631,667.32
06/25/09	07/25/09	601,259.97
07/25/09	08/25/09	581,058.02
08/25/09	09/25/09	562,753.10
09/25/09	10/25/09	544,876.51
10/25/09	11/25/09	527,711.96
11/25/09	12/25/09	510,844.70
12/25/09	01/25/10	482,116.10
01/25/10	02/25/10	454,777.00
02/25/10	03/25/10	440,488.87
03/25/10	04/25/10	427,107.02
04/25/10	05/25/10	414,140.13
05/25/10	06/25/10	401,574.87
06/25/10	07/25/10	389,398.39
07/25/10	08/25/10	377,598.23
08/25/10	09/25/10	366,162.37
09/25/10	10/25/10	355,079.19
10/25/10	11/25/10	344,337.47
11/25/10	12/25/10	333,926.34
12/25/10	01/25/11	323,771.16
01/25/11	02/25/11	313,958.50
02/25/11	03/25/11	304,375.94
03/25/11	04/25/11	295,137.50
04/25/11	05/25/11	282,919.30
05/25/11	06/25/11	268,516.82
06/25/11	07/25/11	259,463.07
07/25/11	08/25/11	251,756.14
08/25/11	09/25/11	244,333.66
09/25/11	10/25/11	237,130.06
10/25/11	11/25/11	230,135.87
11/25/11	12/25/11	223,336.16
12/25/11	01/25/12	213,894.96
01/25/12	Termination Date	205,470.68

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of February 28, 2007 between
Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)
and
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1
(hereinafter referred to as “Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated February 28, 2007, between Party A and Party B, Reference Number FXNEC9255.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P/Fitch Credit Support Amount for such Valuation Date exceeds (b) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P/Fitch Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (D) and (E) of column one of the Collateral Schedule to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: The Trust Administrator

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party B shall not have any right to use Posted Collateral or take any action specified in such Paragraph 6(c).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)	Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. If Party B receives Distributions on a Local Business Day, it will not Transfer such Distributions to Party A but, rather, such Distributions will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2. ”

(iii)	Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992407

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)	Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix)	Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

(1)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction, and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date]; or

(2)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P/Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P/Fitch Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and [(iii)] the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“S&P/Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P/Fitch Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P/Fitch Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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SCHEDULE A

ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition(ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger ValuationPercentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) EU-CASH	N/A	92.5%	98%	94%
(C) GB-CASH	N/A	94.1%	98%	95%
(D) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(E) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%
(F) Fixed-Rate GA-EUROZONE- GOV		Rated AAA or better by S&P	Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's
	1 or less	98.8%	98%	94%
	More than 1 but not more than 2	97.9%	98%	93%
	More than 2 but not more than 3	97.1%	98%	92%
	More than 3 but not more than 5	91.2%	98%	90%
	More than 5 but not more than 7	87.5%	98%	89%
	More than 7 but not more than 10	83.8%	98%	88%
	More than 10 but not more than 20	75.5%	98%	84%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

EXHIBIT R-1

FORM OF DELINQUENCY REPORT

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT R-2

FORM OF MONTHLY REMITTANCE ADVICE

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT R-3

FORM OF REALIZED LOSS REPORT

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.           The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.           The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.           Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.      Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history  (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer Certification

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

Credits:

14-21.    Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain):

23.         The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _____________________
Phone: ______________________            Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._________________________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ _______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT S

SERVICING CRITERIA

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Trustee - fiduciary of the transaction
Credit Risk Manager - the party providing oversight of the Servicer

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:        X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trust Admin.	Trustee/ Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT T

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trust Administrator pursuant to Section 4.07(a)(iv).

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trust Administrator based on information received from the Servicer and the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement: Servicer and Master Servicer. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement: Master Servicer and Servicer
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor and Servicer Form 10-D report: Depositor, Master Servicer and Servicer
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Trust Administrator
Issuing entity
Master Servicer
Originator
Custodian
Seller Depositor Trustee Trust Administrator Depositor Master Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trust Administrator
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee, Trust Administrator
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trust Administrator
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties to this Agreement
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
All parties to this Agreement
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Cap Provicer, Custodian
Depositor/Servicer/Trustee/Trust Administator
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee, Servicer or Master Servicer Depositor
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trust Administrator
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	All parties to this Agreement
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
		Item 1117 - Seller Depositor Trustee Issuing entity Master Servicer Originator Custodian	Seller Depositor Trustee Issuing entity Master Servicer Depositor Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any
Seller Depositor Trustee Issuing entity Master Servicer Depositor Custodian Depositor Depositor
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Master Servicer, Servicer and Trust Administrator

EXHIBIT U

[RESERVED]

EXHIBIT V

[RESERVED]

EXHIBIT W

[RESERVED]

EXHIBIT X

FORM OF BASIS RISK CAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	February 28, 2007

TO:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1
ATTENTION:	Client Manager - Soundview 2007-1
FACSIMILE:	410-715-2380

TO:	The Royal Bank of Scotland plc, London
ATTENTION:	Melizza Stotler
FACSIMILE:	203-618-2580

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

RE:	Novation Confirmation

REFERENCE NUMBER(S):	FXNEC9259-BXNE218662

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.
The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions, and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.	The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	February 28, 2007
Novation Date:	February 28, 2007
Novated Amount:	As set forth in the New Confirmation
Transferor 1:	The Royal Bank of Scotland plc
Transferor 2:	Bear Stearns Bank plc
Transferee 1:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1
Transferee 2:	Bear Stearns Financial Products Inc.
New Agreement (between Transferee 1 and Transferee 2):	The Master Agreement as defined in the New Confirmation

3.	The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	February 23, 2007
Effective Date of Old Transaction:	February 28, 2007
Termination Date of Old Transaction:	November 25, 2007

4.
The terms of the New Transactions to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A, including the Credit Support Annex attached hereto as Annex A.

Full First Calculation Period:	Applicable

5.	Offices:

Transferor 1:	London
Transferor 2:	Not Applicable
Transferee 1:	Not Applicable
Transferee 2:	Not Applicable

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. Transferor 1 and Transferor 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. Transferee 1 and Transferee 2, by their respective execution of a copy of this Novation Confirmation, each agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6223.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent By: _____________________________ Name: Title: Date:	Bear Stearns Bank plc By: _____________________________ Name: Title: Date:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1

By: _____________________________
Name:
Title:
Date:
Bear Stearns Financial Products Inc. By: _____________________________ Name: Title: Date:

lm/er

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

Exhibit A

DATE:	February 28, 2007

TO:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator

ATTENTION:	Client Manager - Soundview 2007-1
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC9259

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp., as Depositor, Ocwen Loan Servicing, LLC., as Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and Deutsche Bank National Trust Company, as Trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the lesser of (a) the amount set forth for such period in Schedule I attached hereto and (b) the aggregate balance of the Floating Rate Certificates.

Trade Date:	February 28, 2007

Effective Date:	February 28, 2007

Termination Date:	November 25, 2007, subject to adjustment in accordance with the Business Day Convention.

Fixed Amount (Premium):	Inapplicable. Premium has been paid under the Old Transaction.

      Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	With respect to any Calculation Period, the rate set forth for such period in Schedule I attached hereto.

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day prior to each Fixed Rate Payer Period End Date.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate determined from such Floating Rate Option for any Calculation Period is greater than 10.50000% then the Floating Rate for such Calculation Period shall be deemed to be 10.50000%.

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)	“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)	Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)	The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)	“Termination Currency” means USD.

(h)	Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)	Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)	Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)	Party B makes the following representation(s):

None.

(ii)	Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)	Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)	Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.  Agreement to Deliver Documents.

(a)	For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)	For the purpose of Section 4(a)(ii), other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes
Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes
Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes
Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes
Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No
Party B	An executed copy of the Pooling and Servicing Agreement	Promptly upon filing of such agreement with the U.S. Securities and Exchange Commission	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address: 383 Madison Avenue, New York, New York 10179
Attention:    DPC Manager
Facsimile:    (212) 272-5823

with a copy to:

Address: One Metrotech Center North, Brooklyn, New York 11201
Attention:    Derivative Operations 7th Floor
Facsimile:    (212) 272-1634

(For all purposes)

Address for notices or communications to Party B:

Address:       Wells Fargo Bank, N.A.
               9062 Old Annapolis Road
               Columbia, MD 21045
Attention:     Client Manager - Soundview 2007-1
Facsimile:    410-715-2380
Phone:      410-884-2000
(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)	Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
S&P/Fitch First Level Downgrade. If an S&P/Fitch Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)
Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)
S&P/Fitch Second Level Downgrade. If an S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)
Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)
Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(vi)
Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d)	Rating Agency Downgrade.

(i)	S&P/Fitch Downgrade:

(1)
In the event that an S&P/Fitch Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P/Fitch Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P and Fitch at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)	Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)	Compliance with Regulation AB.

(i)
Bear Stearns agrees and acknowledges that Financial Asset Securities Corp. (“Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a cap disclosure event (“Cap Disclosure Event”) if, on any Business Day after the date hereof, Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB with respect to this Transaction) (the “Cap Financial Disclosure”).

(iii)
Upon the occurrence of a Cap Disclosure Event, Bear Stearns, at its own expense, shall either (1)(a) (i) provide to Depositor the current Cap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Cap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Cap Financial Disclosure in the Exchange Act Reports of Depositor, and (c) provide to Depositor any updated Cap Financial Disclosure with respect to Bear Stearns within five days of the release of any such updated Swap Financial Disclosure (but in no event more than 45 days after the end of each of Bear Stearns’s fiscal quarter for any quarterly update); (2) secure another entity to replace Bear Stearns as party to this Agreement by way of a Permitted Transfer on terms substantially similar to this Agreement, which entity (or a guarantor therefore) satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, or (3) obtain a guaranty of Bear Stearns’s obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB and rule 3-10(b) of Regulation S-X, and cause such affiliate to provide Cap Financial Disclosure and any future Cap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Cap Provider.

(iv)
(a)  Bear Stearns hereby agrees to indemnify and hold harmless Depositor, the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls Depositor within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Cap Financial Disclosure, or arise out of, or are based upon, the omission or alleged omission to state in the Cap Financial Disclosure any material fact required to be stated therein or necessary to make the statements in the Cap Financial Disclosure, as applicable, in light of the circumstances under which they were made, not misleading, and Bear Stearns shall reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.

(b)  If (i) Bear Stearns fails to provide the Cap Financial Disclosure or any required auditor’s consents to Depositor pursuant to Section 16(iii) hereof (a “Cap Financial Disclosure Failure”), (ii) as a result of such Cap Financial Disclosure Failure an Early Termination Date is designated hereunder by Counterparty and (iii) such Cap Financial Disclosure Failure results in a failure by Depositor to file a report required by the Exchange Act, Bear Stearns hereby agrees to reimburse Depositor, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with the investigation or defense of any inquiry or investigation by the Securities and Exchange Commission resulting from such Cap Financial Disclosure Failure; provided that in no event shall Bear Stearns be required to indemnify Depositor, the present and former respective officers, directors, employees and agent of each of the foregoing and any such controlling person for any lost profit or damages with respect to this Transaction or any other transaction (whether such lost profit or damages is characterized as indirect, punitive, consequential, special damages or otherwise), even if at the time of such failure Bear Stearns is aware of the possibility of such lost profit or damages.

(v)	Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified in this Part 5(e).

(f)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) prior to written notice is provided to the Swap Rating Agencies. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)	[Reserved]

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Trust Administrator Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, N.A. (“Wells”) not in its individual capacity, but solely as Trust Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Wells has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Depositor is made and intended not as personal representations of Wells but is made and intended for the purpose of binding only the Depositor; and (d) under no circumstances shall Wells in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Trust Administrator as its agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Trust Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B’s only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trust Administrator represents to Party A on the date on which Party B enters into this Agreement that Trust Administrator is executing the Agreement not in its individual capacity, but solely as Trust Administrator on behalf of the Trust.

(w)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(x)	[Reserved].

(y)	[Reserved].

(z)	Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Moody’s First Trigger Ratings Threshold, and the Fitch Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d)of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s.

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and from Fitch at least equal to the Fitch Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Fitch Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

“Fitch Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) Part 5(e), or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and Fitch or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold, the Moody’s Second Trigger Ratings Threshold and the Fitch Required Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P/Fitch Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold and the Fitch Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P/Fitch Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold and the Fitch Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P, Moody’s and Fitch, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4.	Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
                              ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
    Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
    Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992403

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

SCHEDULE I
(all such dates subject to adjustment in accordance with the Business Day Convention)

From and including	To but excluding	Notional Amount (USD)	Cap Rate
Effective Date	03/25/07	610,199,000.00	8.39734%
03/25/07	04/25/07	602,479,992.00	6.77636%
04/25/07	05/25/07	593,618,804.00	7.00683%
05/25/07	06/25/07	583,750,544.00	6.78588%
06/25/07	07/25/07	573,053,721.00	7.01692%
07/25/07	08/25/07	561,697,153.00	6.79409%
08/25/07	09/25/07	549,791,671.00	6.79704%
09/25/07	10/25/07	537,373,311.00	7.02604%
10/25/07	Termination Date	524,469,603.00	6.80113%

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of February 28, 2007 between
Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)
and
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator with respect to the Soundview Home Loan Trust 2007-1, Asset-Backed Certificates, Series 2007-1 (hereinafter referred to as “Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated February 28, 2007, between Party A and Party B, Reference Number FXNEC9259.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P/Fitch Credit Support Amount for such Valuation Date exceeds (b) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P/Fitch Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (D) and (E) of column one of the Collateral Schedule to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

 “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P/Fitch Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: The Trust Administrator

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party B shall not have any right to use Posted Collateral or take any action specified in such Paragraph 6(c).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)	Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. If Party B receives Distributions on a Local Business Day, it will not Transfer such Distributions to Party A but, rather, such Distributions will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2. ”

(iii)	Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

                            Citibank, N.A., New York
  ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
  Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
  Sub-account Number: 102-04654-1-3
  Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 50992405

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P/Fitch Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)	Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(ix)	Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

(1)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier and (2) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date]; or

(2)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier and (2) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P/Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P/Fitch Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P/Fitch Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“S&P/Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P/Fitch Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P/Fitch Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P/Fitch Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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SCHEDULE A

ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition(ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger ValuationPercentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) EU-CASH	N/A	92.5%	98%	94%
(C) GB-CASH	N/A	94.1%	98%	95%
(D) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(E) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%
(F) Fixed-Rate GA- EUROZONE- GOV		Rated AAA or better by S&P	Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's
	1 or less	98.8%	98%	94%
	More than 1 but not more than 2	97.9%	98%	93%
	More than 2 but not more than 3	97.1%	98%	92%
	More than 3 but not more than 5	91.2%	98%	90%
	More than 5 but not more than 7	87.5%	98%	89%
	More than 7 but not more than 10	83.8%	98%	88%
	More than 10 but not more than 20	75.5%	98%	84%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE

[AVAILABLE UPON REQUEST]